EXHIBIT 99.11

COMPLETE APPRAISAL OF REAL PROPERTY

Inn at Willow Glen
1185 Pedro Street
San Jose, Santa Clara County, California
95126

IN A SELF-CONTAINED APPRAISAL REPORT

As of 10/15/03

Prepared For:
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Prepared By:
Cushman & Wakefield of Oregon, Inc.
Senior Housing/Healthcare Industry Group
Valuation Services, Advisory Group
200 S.W. Market Street, Suite 200
Portland, OR 97201

C&W File ID: 03-34001-9383

VALUATION SERVICES	ADVISORY GROUP

Cushman & Wakefield of Oregon, Inc.
200 S.W. Market Street, Suite 200
Portland, OR 97201
503-279-1734 Tel
503-279-1791 Fax
WWW.CWVAS.COM

October 27, 2003

Douglas Armstrong
Senior Vice President and General Counsel
ARV Assisted Living, Inc.
245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	Complete Appraisal of Real Property
In a Self-Contained Report
Inn at Willow Glen
1185 Pedro Street
San Jose, Santa Clara County, California 95126

C&W File ID: 03-34001-9383

Dear Mr. Armstrong:

In fulfillment of our agreement as outlined in the Letter of Engagement, we are pleased to transmit our complete appraisal report (the “Appraisal”) on the property referenced above.

The value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the Appraisal. We particularly call your attention to the following extraordinary assumptions and hypothetical conditions:

Extraordinary Assumptions:	This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions:	This Appraisal employs no Hypothetical Conditions.

This Appraisal was prepared for ARV Assisted Living, Inc. and is intended for use in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II (a California limited partnership) (the “Partnership”). Unless we otherwise consent in writing, the Appraisal cannot be used other than in the material related to proxy solicitation/tender offer referred to above for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, Inc., such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

Douglas Armstrong
ARV Assisted Living, Inc.
October 27, 2003

This Appraisal has been prepared in accordance with our interpretation of FIRREA, the regulations of OCC, and the Uniform Standards of Professional Appraisal Practice (USPAP) including the competency provision, as promulgated by the Appraisal Institute.

The property consists of an existing 83 unit, 83 bed assisted living facility known as Inn at Willow Glen. The facility contains 47,691 ± square feet of gross floor area and is situated on a 1.59 acre site. The facility occupancy was 95 percent at the time of inspection.

The property is owned by T.M. Chang, Yoshie F. Chang and Tobias H.T. Chang (lessor), as successor in interest to San Jose Investors Company, a California limited partnership (by assignment). The lessee is American Retirement Villas Properties II (a California limited partnership), as successor in interest to Retirement Inn of San Jose, a California limited partnership (by assignment). We note that there was an Assignment and Assumption of Lease Agreement between Retirement Inn of San Jose, as Assignor and American Retirement Villas Properties II (a California limited partnership), as Assignee, dated as of April 11, 1989.

The improvement lease originally commenced November 23, 1977 and was for a base term of 20 years, expiring November 22, 1997. The lease has provisions for two, ten-year option periods. The lease is currently in the first option period. The lease is structured on a pure triple net lease where the lessee pays all expenses of operation. The lease on the improvements is paid quarterly (per year) at a rate of $10,000 per quarter plus “bonus” rent that is calculated by multiplying $40,000 times the percentage which annual rents exceed 1981 (base year) rents. We are assuming that the lease expense shown in the financial statements represents the actual improvements lease payments. This is a net lease with all operating expenses including property taxes and utilities to be paid by the lessee. A copy of the lease is included in the Addenda. Therefore, the scope of this assignment involves estimating the leasehold estate in the subject property.

The property has been appraised as a going concern which assumes a fair sale, which includes the transfer of a valid operating license, adequate working capital, an assembled workforce, and the transfer of all business assets necessary for the operation of a licensed assisted living facility.

The property was inspected by and the report was prepared by Mark E. Bryant under the supervision of John M. Vissotzky, MAI. This Appraisal employs only the Income Capitalization Approach as we are valuing the leasehold position in the property. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that this approach would be considered necessary and applicable for market participants. Therefore, we have not employed the Cost Approach or the Sales Comparison Approach to develop an opinion of market value.

VALUATION SERVICES	ADVISORY GROUP

Douglas Armstrong
ARV Assisted Living, Inc.
October 27, 2003

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the going concern market value of the leasehold estate of the referenced property, subject to the assumptions and limiting conditions, certifications, extraordinary and hypothetical conditions, if any, and definitions, “as-is” on October 15, 2003 was:

ONE MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS

$1,950,000

The above value estimate is inclusive of $100,000 in personal property and $1,950,000 in business value as an integral part of the going concern.

Based on recent market transactions, as well as discussions with market participants, a sale of the subject property at the above-stated opinion of market value would have required an exposure time of approximately twelve (12) months. Furthermore, a marketing period of approximately twelve (12) months is currently warranted for the subject property.

This letter is invalid as an opinion of value if detached from the Appraisal, which contains the text, exhibits, and Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF OREGON, INC.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572
mark_bryant@cushwake.com
503-279-1734 Office Direct
503-279-1791 Fax

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Common Property Name:	Inn at Willow Glen

Location:	1185 Pedro Street San Jose, Santa Clara County, California 95126

The site is situated at the northeast corner of Pedro Street and Northrup Street.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 83 units and 83 beds on a 1.59-acre parcel of land.

Assessor’s Parcel Number:	264-05-066

Interest Appraised:	Leasehold Estate

Date of Value:	October 15, 2003

Date of Inspection:	October 15, 2003

Ownership:	The property is currently owned by T.M. Chang, Yoshie F. Chang and Tobias H.T. Chang, as successor in interest to San Jose Investors Company, a California limited partnership (by assignment) who lease the improvements to American Retirement Villas Properties II (a California limited partnership), as successor in interest to Retirement Inn of San Jose, a California limited partnership (by assignment).

Occupancy:	Current physical occupancy is 95 percent

Current Property Taxes

Total Assessment:	$5,062,530

2002-2003 Property Taxes:	$67,895

Highest and Best Use

If Vacant:	Multi-family residential property developed to the highest density possible

As Improved:	As it is currently utilized as an assisted living facility.

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Site & Improvements

Zoning:	R-4

Land Area:	1.59 acres or 69,260± square feet

Number of Units:	83

Number of Beds:	83

Number of Stories:	Two

Number of Buildings:	One

Year Built:	1977

Type of Construction:	Wood frame

Gross Building Area:	47,691 square feet

Parking:	36 spaces (0.43 Unit).

VALUE INDICATORS

Cost Approach:	N/A

Sales Comparison Approach:	N/A

Income Capitalization Approach

Discounted Cash Flow

Projection Period:	Five years

Holding Period:	14 years

Terminal Capitalization Rate:	13.50%

Indicated Value:	$1,950,000

FINAL VALUE CONCLUSION

Going Concern Market Value As-Is Leasehold:	$1,950,000

Exposure Time:	Under 12 months

Marketing Time:	Under 12 months

VALUATION SERVICES	ADVISORY GROUP

SUMMARY OF SALIENT FACTS

Extraordinary Assumptions and Hypothetical Conditions

Extraordinary Assumptions

An extraordinary assumption is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 2) as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal assumes that the property continues to meet the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined by the Uniform Standards of Professional Appraisal Practice (2001 Edition, The Appraisal Foundation, page 3) as “that which is contrary to what exists but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis.”

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Front view of property

East elevation of property

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

West elevation of property

Common area

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Common area

Typical hallway

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Typical resident unit

Outdoor courtyard

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

Parking lot

View east on Pedro Street

VALUATION SERVICES	ADVISORY GROUP

SUBJECT PHOTOGRAPHS

View west on Pedro Street

View north on Northrup Street

VALUATION SERVICES	ADVISORY GROUP

TABLE OF CONTENTS

INTRODUCTION	1
SILICON VALLEY REGIONAL ANALYSIS	7
LOCAL AREA ANALYSIS	24
SENIOR LIVING INDUSTRY OVERVIEW	26
MANAGEMENT AND OPERATIONS OVERVIEW	34
COMPETITIVE MARKET ANALYSIS	36
SITE DESCRIPTION	55
IMPROVEMENTS DESCRIPTION	57
REAL PROPERTY TAXES AND ASSESSMENTS	62
ZONING	63
HIGHEST AND BEST USE	64
VALUATION PROCESS	66
INCOME CAPITALIZATION APPROACH	68
RECONCILIATION AND FINAL VALUE OPINION	90
ASSUMPTIONS AND LIMITING CONDITIONS	92
CERTIFICATION OF APPRAISAL	95
ADDENDA	96

VALUATION SERVICES	ADVISORY GROUP

INTRODUCTION

Identification of Property

Common Property Name:	Inn at Willow Glen

Location:	1185 Pedro Street San Jose, Santa Clara County, California 95126

The site is situated at the northeast corner of Pedro Street and Northrup Street.

Property Description:	The property consists of a one-building, two-story assisted living facility containing 83 units and 83 beds situated on a 1.59 acre site.

Assessor’s Parcel Number:	264-05-066

Property Ownership and Recent History

Current Ownership:	The property is owned by T.M. Chang, Yoshie F. Chang and Tobias H.T. Chang (lessor), as successor in interest to San Jose Investors Company, a California limited partnership (by assignment).

The lessee is American Retirement Villas Properties II (a California limited partnership), as successor in interest to Retirement Inn of San Jose, a California limited partnership (by assignment). We note that there was an Assignment and Assumption of Lease Agreement between Retirement Inn of San Jose, as Assignor and American Retirement Villas Properties II (a California limited partnership), as Assignee, dated as of April 11, 1989.

The improvement lease originally commenced November 23, 1977 and was for a base term of 20 years, expiring November 22, 1997. The lease has provisions for two, ten-year option periods. The lease is currently in the first option period. The lease is structured on a pure triple net lease where the lessee pays all expenses of operation. The lease on the improvements is paid quarterly (per year) at a rate of $10,000 per quarter plus “bonus” rent that is calculated by multiplying $40,000 times the percentage which annual rents exceed 1981 (base year) rents. We are assuming that the lease expense shown in the financial statements represents the actual improvements lease payments.

Sale History:	The property has not transferred within the past three years to the best of our knowledge.

Current Disposition:	American Retirement Villas Properties II (a California limited partnership) is involved in a proxy/solicitation offer filed with the SEC that involves this property.

VALUATION SERVICES	1	ADVISORY GROUP

INTRODUCTION

Intended Use and Users of the Appraisal

This Appraisal is intended to provide an opinion of the going concern market value of the leasehold interest in the property for the use of ARV Assisted Living, Inc. in connection with the proxy solicitation/tender offer filed with the SEC and distributed to the holders of the limited partnership interests in the Partnership. All other uses and users are unintended.

Dates of Inspection and Valuation

The value conclusion reported herein is as of October 15, 2003. The property was inspected on October 15, 2003 by Mark E. Bryant. John M. Vissotzky, MAI has reviewed the report and did not inspect the property.

Property Rights Appraised

Leasehold interest

Scope of the Appraisal

This is a Complete Appraisal presented in a self-contained report, intended to comply with the reporting requirements set forth under the Uniform Standards of Professional Appraisal Practice (USPAP) for a Self-Contained Appraisal Report. In addition, the report was also prepared to conform to the requirements of the Code of Professional Ethics of the Appraisal Institute and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Title XI Regulations.

In preparation of this Appraisal, we investigated a wide array of vacant land sales in the subject’s submarket, improved sales from a local, regional or national basis, analyzed rental data, and considered the input of buyers, sellers, brokers, property developers and public officials. Additionally, we investigated the general regional economy as well as the specifics of the local area of the subject.

The scope of this Appraisal required collecting primary and secondary data relative to the subject property. The depth of the analysis is intended to be appropriate in relation to the significance of the appraisal issues as presented herein. The data has been analyzed and confirmed with sources believed to be reliable, whenever possible, leading to the value conclusions set forth in this report. In the context of completing this report, we have made a physical inspection of the subject property and the comparables. The valuation process involved utilizing market-derived and supported techniques and procedures considered appropriate to the assignment.

The scope of this analysis, and the analysis contained herein, is reflective of “the amount and type of information researched and the analysis applied in an assignment” (2001 USPAP, page 4). This Appraisal employs only the Income Capitalization Approach as we are valuing the leasehold position in the property. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that this approach would be considered necessary and applicable for market participants. Therefore, we have not employed the Cost Approach or the Sales Comparison Approach to develop an opinion of market value.

Definitions of Value, Interest Appraised and Other Terms

The following definitions of pertinent terms are taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the Appraisal Institute, as well as other sources.

VALUATION SERVICES	2	ADVISORY GROUP

INTRODUCTION

Market Value

Market value is one of the central concepts of the appraisal practice. Market value is differentiated from other types of value in that it is created by the collective patterns of the market. A current economic definition agreed upon by agencies that regulate federal financial institutions in the United States of America follows, taken from the glossary of the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation:

The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

1.	Buyer and seller are typically motivated;

2.	Both parties are well informed or well advised, and acting in what they consider their own best interests;

3.	A reasonable time is allowed for exposure in the open market;

4.	Payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and

5.	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

Fee Simple Estate

Absolute ownership unencumbered by any other interest or estate, subject to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.

Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment. Common going-concern appraisals are conducted for assisted living facilities, nursing homes, hotels and motels, restaurants, bowling alleys, industrial enterprises, retail stores, and similar property uses. For these property types, the physical real estate assets are integral parts of an ongoing business such that the market values from the land and building are difficult, if not impossible, to segregate from the total value of the ongoing business.

Leased Fee Estate

An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

Leasehold Estate

The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.

VALUATION SERVICES	3	ADVISORY GROUP

INTRODUCTION

Market Rent

The rental income that a property would most probably command on the open market, indicated by the current rents paid and asked for comparable space as of the date of appraisal.

Cash Equivalent

A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

Exposure Time and Marketing Time

Exposure Time

Under Paragraph 3 of the Definition of Market Value, the value opinion presumes that “A reasonable time is allowed for exposure in the open market”. Exposure time is defined as the length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

The reasonable exposure period is a function of price, time and use. It is not an isolated opinion of time alone. Exposure time is different for various types of real estate and under various market conditions. As noted above, exposure time is always presumed to precede the effective date of appraisal. It is the length of time the property would have been offered prior to a hypothetical market value sale on the effective date of appraisal. It is a retrospective opinion based on an analysis of recent past events, assuming a competitive and open market. It assumes not only adequate, sufficient and reasonable time but adequate, sufficient and a reasonable marketing effort. Exposure time and conclusion of value are therefore interrelated.

Based on discussions with market participants and information gathered during the sales verification process, a reasonable exposure time for the subject property at the value concluded within this report would have been approximately twelve (12) months. This assumes an active and professional marketing plan would have been employed by the current operator.

VALUATION SERVICES	4	ADVISORY GROUP

INTRODUCTION

Marketing Time

Marketing time is an opinion of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. (Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal). The opinion of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale.

We believe, based on the assumptions employed in our analysis, as well as our selection of investment parameters for the subject, that our value conclusion represents a price achievable within twelve (12) months.

Legal Description

The subject site is identified by the Santa Clara County assessor as Assessor’s Parcel Number 264-05-066. The legal description for the subject is located in the Addenda.

VALUATION SERVICES	5	ADVISORY GROUP

REGIONAL MAP

VALUATION SERVICES	6	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Introduction

The short- and long-term value of real estate is influenced by a variety of factors and forces that interact within a given region. Regional analysis serves to identify those forces that affect property value, and the role they play within the region. The four primary forces that influence real property value include environmental characteristics, governmental forces, social factors, and economic trends. These forces determine the supply and demand for real property, which, in turn, affect market value.

The subject property is located in San Jose, California within Santa Clara County, which is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA).

Regional Economic and Demographic Analysis

Regional Area Overview

Silicon Valley encompasses 1,740 square miles of land and is comprised of San Mateo County and Santa Clara County. San Mateo County is essentially the peninsula formed by San Francisco Bay and the Pacific Ocean (save for the City and County of San Francisco at its northern tip). Santa Clara County lies at the south of San Francisco Bay and is much larger geographically than San Mateo County. Silicon Valley is part of the greater San Francisco-Oakland-San Jose Consolidated Metropolitan Statistical Area (CMSA) which includes the Primary Metropolitan Statistical Areas (PMSAs) of San Francisco (Marin, San Francisco and San Mateo Counties), San Jose (Santa Clara County), Santa Cruz (Santa Cruz County), Oakland (Alameda and Contra Costa Counties), Vallejo-Fairfield-Napa (Napa and Solano Counties) and Santa Rosa (Sonoma County).

Silicon Valley’s Northern California location on the San Francisco Bay provides for a fairly mild climate year round. The topography of the area varies from beaches to mountains, providing for myriad microclimates and recreational venues.

VALUATION SERVICES	7	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

SAN FRANCISCO CMSA COMPONENT COUNTIES

Source: Cushman & Wakefield Analytics

Silicon Valley has long been the high-tech center of the nation and despite the technology fallout that has beset the region, remains so. Increased business investment in computers and related equipment was the driving force of the Silicon Valley economy throughout the late 1990s into the 2000s. Rising stock valuations, an influx of venture capital, investment in hardware and software in anticipation of Y2K, and the continuous need by businesses to enhance productivity, fueled the growth of Silicon Valley’s industries. As business investment has waned, however, so has the Silicon Valley’s prosperity.

The Silicon Valley’s technology sector accounts for nearly a quarter of its employment base. As a growing economy that lacks significant diversity across industrial sectors, Silicon Valley tends to exhibit more volatile growth than do more economically diversified markets.

Demographic Profile

Both Santa Clara and San Mateo counties are considered highly desirable but expensive places to live. The median age of Silicon Valley’s population is 35.1 years, the same as the median age of the nation’s top 100 largest metropolitan areas (Top 100) and just slightly below the U.S. median age of 35.6 years. Its population’s share of the age cohort under 24 years is also slightly below that of the Top 100 at 33 percent versus 35 percent, but its prime wage-earning age cohort of 35-59 years is somewhat greater at 36 versus 35 percent.

Silicon Valley’s labor pool is highly skilled and highly compensated, resulting in a very high per capita income. Its average household income is 62 percent above the Top 100 average, and its median household income is an even more impressive 68 percent above the Top 100 median.

Silicon Valley has a vastly higher percentage of households in the $100,000 plus annual income cohort – 45 percent versus 20 percent across the Top 100. At the lower end of the income

VALUATION SERVICES	8	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

strata with annual incomes under $50,000, Silicon Valley’s share of households is half that of the Top 100 – 23 percent versus 46 percent.

DEMOGRAPHIC CHARACTERISTICS
Silicon Valley vs. Top 100 MSAs and U.S.
2002 Estimates

	Silicon	Top 100
Characteristic	Valley	Metro Areas*	U.S.

Median Age (years)	35.1	35.1	35.6
Average Annual Household Income	$117,800	$72,700	$64,300
Median Annual Household Income	$92,100	$54,700	$47,500
Households by Annual Income Level:
<$25,000	9.1%	21.0%	25.3%
$25,000 to $49,999	13.5%	25.1%	27.3%
$50,000 to $74,999	16.7%	20.8%	20.2%
$75,000 to $99,999	15.6%	13.4%	11.8%
$100,000 plus	45.1%	19.7%	15.5%
Education Breakdown:
< High School	18.0%	21.8%	24.1%
High School Graduate	19.6%	27.8%	29.8%
College < Bachelor Degree	30.9%	26.5%	25.4%
Bachelor Degree	20.1%	15.5%	13.5%
Advanced Degree	11.3%	8.4%	7.3%

Source: Claritas, Inc., Cushman & Wakefield Analytics

*	The Top 100 Metro Areas are comprised of the 100 largest metropolitan statistical areas within the U.S. in terms of total employment as of 2002.

Silicon Valley’s population breakdown by educational achievement follows a similar pattern to incomes, reflective of the strong correlation between the two demographic factors. The San Francisco Bay Area is home to some of the nation’s most prestigious universities, including Stanford University, University of California (UC) Berkeley and UC San Francisco. Over 31 percent of Silicon Valley’s population has a bachelor or graduate degree, compared to just 24 percent for the Top 100. And, while 50 percent of the Top 100 population has just a high school diploma or less, that figure is a substantially lower 38 percent in Silicon Valley.

Population

Silicon Valley, with a current population of 2.4 million, has significantly lagged the Top 100 in terms of its population growth between 1992 and 2002. Silicon Valley, with an average annual growth rate of 0.8 percent, also grew more slowly than the San Francisco CMSA as a whole. While Silicon Valley briefly exceeded the Top 100’s population growth rate during 1996 and 1997, it has since significantly lagged the Top 100 and indeed saw a decline in population in 2002.

VALUATION SERVICES	9	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

POPULATION GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

NOTE:	In this Exhibit and all subsequent time-series graphs, the shaded bars indicate the periods of a U.S. economic recession.

Population growth is forecast to be negative once again in 2003, and thereafter to under-perform substantially the Top 100 over the forecast period. Between 2002 to 2007, Silicon Valley’s average population growth rate, at 0.2 percent annually, is expected to be dwarfed by that of both the Top 100 and the CMSA (both 1.1 percent).

ANNUALIZED POPULATION GROWTH BY COUNTY
Silicon Valley vs. San Francisco CMSA Counties
1990 – 2007

			Forecast	Annual Growth
Population (000s)	1992	2002	2007	92-02	02-07

Top 100 Metro Areas	160,017.2	181,966.9	191,733.8	1.3%	1.1%
San Francisco CMSA	6,449.8	7,126.5	7,398.0	1.0%	0.8%
Marin County	235.8	247.6	263.1	0.5%	1.2%
San Francisco County	734.9	764.0	789.2	0.4%	0.6%
Silicon Valley Region	2,194.8	2,386.7	2,414.5	0.8%	0.2%
San Mateo County	662.9	703.2	691.7	0.6%	-0.3%
Santa Clara County	1,531.9	1,683.5	1,722.8	0.9%	0.5%
Alameda County	1,332.2	1,472.3	1,490.2	1.0%	0.2%
Contra Costa County	839.8	992.4	1,070.3	1.7%	1.5%
Santa Cruz County	232.9	253.8	266.1	0.9%	0.9%
Napa County	114.3	130.3	143.1	1.3%	1.9%
Solano County	359.9	411.1	452.1	1.3%	1.9%
Sonoma County	405.2	468.4	509.4	1.5%	1.7%

Source: Economy.com, Cushman & Wakefield Analytics

VALUATION SERVICES	10	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Silicon Valley’s largest population clusters are along the west shore of San Francisco Bay and east of Interstate 280 within San Mateo County, in the communities of Daly City, Foster City and San Mateo. Within Santa Clara County, Mountain, Sunnyvale, Cupertino, San Jose and Milpitas have the greatest population density. The lowest population concentrations are along the coastal ranges of San Mateo County and the hills to the east of Santa Clara County.

POPULATION PER SQUARE MILE BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Households

As Silicon Valley’s population growth has trailed the Top 100, likewise its household formation rate has significantly lagged the Top 100 over the past 10 years. Between 1992 and 2002, growth in Silicon Valley’s number of households averaged 0.6 percent annually, somewhat below the CMSA’s 0.9 percent annual growth rate and well below the Top 100 growth rate of 1.3 percent annually. Household growth was negative in 2002 as out-migration from Silicon Valley increased.

Worsening net out-migration is an indicator of an economy not yet in recovery. Migration originally turned negative in 1999 when the economy was still strong, but a lack of housing

VALUATION SERVICES	11	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

affordability drove many out of Silicon Valley. Then, as job losses mounted, out-migration accelerated. The magnitude of net out-migration is indicative of the depth of Silicon Valley’s recession. Until the jobless rate begins to subside and narrow the gap with other western metro areas, out-migration will continue at a rapid clip.

Growth in household formations for Silicon Valley between 2002 and 2007 is forecast at a meager 0.5 percent – above its population growth rate, but significantly less than the projected rate of 1.1 percent for the CMSA and 1.3 percent for the Top 100.

HOUSEHOLD GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Income

In 2002, the median household income in Silicon Valley was $92,100. This figure is a staggering 68 and 94 percent higher than the respective median incomes for the Top 100 and the U.S., respectively. Between 1992 and 2002, Silicon Valley’s 4.5 percent average annual growth in median household income far exceeded the Top 100 average annual growth of 3.7 percent. Broken down by county, Santa Clara County’s average annual growth rate was 4.2 percent, and the average annual growth in median household income for San Mateo County was an even stronger strong 5.3 percent.

Through 2007, median household income growth in Silicon Valley is expected to slow considerably to 2.7 percent, with San Mateo County forecast for 3.4 percent and Santa Clara County expected to average annual increases of just 2.3 percent. By comparison, the median household income for the Top 100 is forecast to average roughly 2.7 percent annual growth.

Silicon Valley remains the most affluent region in the Bay Area. The highest income households are generally located to the south and west of Interstate 280 and south and east of Interstate 680. No ZIP code areas in Silicon Valley have a median household income of less than $50,000, and there are but a few in the $50,000 to $75,000 income cohort, with those predominantly located in north, central and east San Jose.

VALUATION SERVICES	12	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

MEDIAN HOUSEHOLD INCOME DISTRIBUTION BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Regional Economic Overview

Silicon Valley remains in recession. Employment continues to fall and the jobless rate hit a record high in January 2003. Employment in the critical electronics manufacturing and information services industries continues to fall, with continued negative spillover effects on professional and business services. Construction activity is also beginning to falter. Average real wages among Silicon Valley’s manufacturers have fallen for over one year, as has the average workweek. House prices are falling once again and housing inventories on the market are rising.

Silicon Valley’s workforce continues to shrink. It has fallen by over 11 percent from its peak in late 2000, an extraordinary loss of 152,000 jobs. The downturn has been so severe that it generated the first annual decline in population since World War II. The economy’s rise was so fast and the downturn so sharp that given a projected steady growth rate beginning in 2004, it will be more than a decade before the previous peak is reached again.

VALUATION SERVICES	13	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Improving indicators remain elusive, but retailers are no longer paring staff, indicating some stability in personal income and consumer spending. Similarly, employment in financial services is no longer declining. Also, leisure and hospitality industry payrolls have remained level for the past year, a good indicator of stable business travel to the area. Indeed, the local hotel industry is considering ways to help fund an expansion of San Jose’s downtown convention center. Thus, the worst of the multiplier effects of the tech downturn may be diminishing. Yet hiring in healthcare has gone flat, which was one of the few industries that had expanded over the past two years.

While Silicon Valley’s economic turnaround is clearly not evident yet, some sources of growth are emerging. Biotechnology, for example, has one of the more positive outlooks for the San Mateo County economy. Indicative of the outlook is a doubling of Genentech’s stock price, with most of the gain following FDA approvals of several of their experimental drugs. More importantly, however, are a number of IPOs announced or venture capital placements made with several Bay Area biotech firms. They include a stock offering by Exelixis in South San Francisco worth an estimated $95 million, and a $100 million private placement with CV Therapeutics in the San Jose metro area. The industry is historically volatile, going through periods of funding drought and excess, and through periods of successful drug approvals. Indicative of this volatility is the closing of Millennium Pharmaceuticals’s South San Francisco operation, where 210 were employed, to concentrate its operations in Massachusetts.

Venture funding is not limited solely to biotech, however, as Visto Corporation, a maker of mobile email software located in Redwood City, garnered over $50 million in venture funding in first quarter 2003. But this has not stanched the employment cutbacks in computer and electronic manufacturing in the valley. Information services employment, however, has nearly leveled off.

The need to replace an aging stock of computers and electronic equipment generates some optimism that Silicon Valley’s tech industries will see moderate growth next year. Already, consumer spending on electronic equipment fueled a rise in new orders for semiconductors late last year. The trend is far from solid, however, as global chip sales fell in three of the four months ending in March 2003, resulting in lackluster orders for the fabrication equipment made or designed in Silicon Valley. Furthermore, private research and development spending among local tech firms has been cut this year, as cost savings become critical to the bottom line.

Software and tech services will likely lead Silicon Valley’s rebound. Current examples include the remake of Hewlett-Packard into a service-based firm, the non-stop expansion of Internet- retailer eBay, and the potential move into online entertainment by Apple Computer. But Silicon Valley’s true growth driver, technology innovation, will be slow to turn around until venture capital placement halts the slide that continued through first quarter 2003. One possible new generator of local innovation, however, may be research dollars from the defense and homeland security departments.

Silicon Valley’s near-term outlook remains weak with no substantial turnaround in employment until well into 2004. Office and industrial property markets, thus, will also remain weak for another year at least. Further risk to residential property markets is also possible as sales prices are faltering again, and supply currently exceeds demand. Rising interest rates can be expected to add further downside pressure.

Longer term, the economy is not expected to expand at a rate above the Top 100 average until 2005. This makes Silicon Valley an underperforming region until it is able to pull out of its current slump towards the latter part of the decade.

VALUATION SERVICES	14	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Silicon Valley will continue to be a volatile economy, driven by cycles of innovation and investment. Longer-term, Silicon Valley will benefit from its extremely well educated workforce, the basic research undertaken at its universities and corporate labs, and its still deep sources of investment capital.

Gross Product

Silicon Valley enjoyed a 10-year period of astounding 8.7 percent average annual growth in its gross product, compared to 3.8 percent for the Top 100, with phenomenal peaks in 1999 and 2000 of 18.6 and 25.9 percent, respectively. During 2002, Silicon Valley’s real gross product experienced negative 2.3 percent growth, and the region’s growth in gross product is anticipated to be zero during 2003. Over the five-year forecast period of 2002 to 2007, gross product is expected to grow at a 3.4 percent annual rate, exceeding somewhat the forecasted Top 100 rate of 3.0 percent.

REAL GROSS PRODUCT GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Employment Trends

Silicon Valley’s employment base is far less diversified than the U.S. overall. High-tech employment accounts for nearly one-fourth of all employment within Silicon Valley, compared to about four percent across the Top 100. The Valley is significantly more concentrated in Manufacturing (18 versus 10 percent) and Professional and Business Services (19 versus 14 percent) than the Top 100. Both of those sectors locally have substantial high-tech components.

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SILICON VALLEY REGIONAL ANALYSIS

EMPLOYMENT BY SECTOR
Silicon Valley vs. Top 100
2002

Source: Economy.com, Cushman & Wakefield Analytics

Compared to the Top 100, Silicon Valley is relatively less weighted in the sectors of Government (10 versus 15 percent), Finance, Insurance and Real Estate (five versus seven percent) and Trade, Transportation and Utilities (17 versus 20 percent). Over the past year, the only sectors to see employment growth has been Education and Health Services, and Government, which increased by 3.8 percent and 3.0 percent, respectively. Information, Professional and Business Services, and Manufacturing all saw double-digit declines in employment over the course of 2002.

Among the San Francisco CMSA’s counties, Silicon Valley has by far the largest share of total employment (37 percent) and realized the greatest increase in total employment between 1992 and 2002 of over 173,000 jobs (edging out the Oakland PMSA’s 172,000 jobs). Silicon Valley is also expected to capture the largest share of new job creations between 2002 and 2007 of 54,000 jobs, followed the Oakland PMSA with 53,000 jobs.

TOTAL EMPLOYMENT BY COUNTY
San Francisco CMSA
2002

Source: Economy.com, Cushman & Wakefield Analytics

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SILICON VALLEY REGIONAL ANALYSIS

Between 1992 and 2002, Silicon Valley’s total employment increased at a 1.5 percent average annual rate, significantly below the Top 100 rate of 1.9 percent. More recently, total employment has turned negative. Total employment is not forecast to recover to its pre-recession level until the next decade. Beginning in 2005, Silicon Valley employment growth is forecast to grow at 2.0 percent annually through 2007, on par with the Top 100.

TOTAL EMPLOYMENT GROWTH AND UNEMPLOYMENT RATE BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

Over most of the past decade, Silicon Valley’s unemployment rate had been substantially lower than that across the Top 100. However, with the 2001 economic recession and the corresponding loss of many of the region’s jobs, Silicon Valley’s unemployment rate has lost its advantage over the Top 100. The jobless rate jumped from its low point of 1.9 percent in 2000 to 7.5 percent in 2002. The unemployment rate is projected to peak at 7.8 percent during 2003 and then recede to 5.7 percent by 2007 – by which time the Top 100 unemployment rate is expected to decline to 5.0 percent.

Silicon Valley is home to 12 of the 2002 Fortune 500 corporations: Hewlett-Packard Company (ranked 14), Intel (58), Cisco Systems (95), Solectron Corporation (158), Sun Microsystems Inc. (155), Oracle Corporation (190), Agilent Technologies Inc. (292), Calpine Corporation (246), Applied Materials Inc. (327), Apple Computer Inc. (300), CNF Inc. (347), and Maxtor Corporation (421). Following is a table of Silicon Valley’s largest non-government employers.

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SILICON VALLEY REGIONAL ANALYSIS

TOP NON-GOVERNMENT EMPLOYERS
Silicon Valley
2002

Number of MSA
Employer	Employees

United Airlines	17,700
Cisco Systems	13,000
Hewlett-Packard Company/Agilent	10,000
Stanford University	10,000
Kaiser Permanente	9,100
Oracle Corporation	7,400
Intel Corporation	7,000
Lockheed Martin Missiles & Space	6,700
Applied Materials, Inc.	6,200
Solectron Corporation	6,000
Sanmina	6,000
A T & T	5,200
UCSF Stanford Health Care	4,200
Genentech	3,700
Apple Computer, Inc.	3,000
3 Com Corporation	3,000
Advanced Micro Devices	2,900
Raychem Corporation	2,900
Visa USA/International	2,700
Mills Peninsula Health Services	2,500

Source: Economy.com, Cushman & Wakefield Analytics

In the early 1990s, Silicon Valley and San Francisco had roughly the same number of office workers – roughly 200,000 each. As of year-end 2002, while San Francisco still had 195,000, Silicon Valley had nearly 330,000. Between 1992 and 2002, Silicon Valley’s office-using employment grew at an average annual rate of 4.0 percent, while San Francisco averaged only 0.2 percent. By comparison, office-using employment for the Top 100 grew at a 2.7 percent rate. Silicon Valley’s surge in office-using employment that took place during the 1990s has ended, however, Recently, Silicon Valley has seen two consecutive years of declining office-using employment, including a staggering 11.6 percent decrease during 2002.

Office-using employment is expected to drop another 2.7 percent during 2003, before reversing the negative trend between 2004 and 2007. Over the forecast period, office-using employment is forecast to rise at an annual 2.3 percent rate through 2007 – outperforming the CMSA’s 1.9 percent growth rate and slightly outpacing the 2.1 percent rate of the Top 100.

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SILICON VALLEY REGIONAL ANALYSIS

TOTAL OFFICE-USING EMPLOYMENT GROWTH BY YEAR
Silicon Valley vs. Top 100
1990 – 2007

Source: Economy.com, Cushman & Wakefield Analytics

The South Bay’s largest concentrations of office-using employment are located in the cities of San Jose, Milpitas, Santa Clara, Sunnyvale, Cupertino, Mountain View and Palo Alto. Moving up the Peninsula, the largest concentrations office-using employees in San Mateo County are found in Redwood Shores, Menlo Park, Redwood City, Foster City and San Mateo.

VALUATION SERVICES	19	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

OFFICE-USING EMPLOYMENT PER SQUARE MILE BY ZIP CODE
Silicon Valley
2002

Source: Claritas, Inc., Cushman & Wakefield Analytics

Transportation Network

As in much of the rest of the Bay Area, Silicon Valley freeways are a challenge during commute hours. Interstates 280, 680, 880, U.S. 101, Highways 85, 87 and 92 are the primary freeways serving Silicon Valley. Also, a number of expressways criss-cross Santa Clara County. From the East Bay, the San Mateo Bridge (Highway 92) feeds commuters into San Mateo County and the Dumbarton Bridge feeds commuters into northern Santa Clara County.

Silicon Valley’s public transportation system consists of commuter trains, buses and light rail. The rails for the CalTrain commuter train extend 77 miles from Gilroy in southern Santa Clara County to the South of Market district in San Francisco. CalTrain has an average daily ridership of over 31,000.

The Santa Clara Valley Transportation Authority’s (VTA) light rail system has two lines – an east-west line extending from Downtown Mountain View to Milpitas at Interstate 880, and a north-south line from Baypoint near Highway 237 to south San Jose’s Santa Teresa District. Weekday ridership averages 30,000. San Mateo County has no light rail system.

VALUATION SERVICES	20	ADVISORY GROUP

SILICON VALLEY REGIONAL ANALYSIS

Separate bus systems run in each county – Santa Clara County’s run by VTA and San Mateo County’s run by SamTrans. VTA average weekday bus boardings are approximately 145,000. SamTrans, serving a significantly smaller population, averages 58,000 weekday boardings.

The Bay Area Rapid Transit System (BART), a high-speed rail system serving predominantly Alameda and Contra Costa County commuters heading into San Francisco, has recently extended into northern San Mateo County and to San Francisco International Airport. BART is also planning expansion into Santa Clara County from Fremont in Alameda County.

Located within the geography of San Mateo County, San Francisco International Airport (SFO), which opened its new International Terminal in 2000, was the 19th busiest airport in the world for the year 2002 with 31.4 million arrivals and departures. SFO is negotiating to add runways to fuel future growth, but the plan is stalled due to environmental concerns of adding more landfill to San Francisco Bay.

San Jose International Airport (SJC) handled 11.7 million passengers during fiscal 2002 through its existing 31 gates. SJC has won approval for a 40-gate expansion that is expected to greatly improve air transport in and out of Silicon Valley.

Quality of Life/Amenities

Major Attractions and Amenities

Silicon Valley is an area with many unique characteristics. Its topographic features include valleys, mountains, ocean, bay, and lakes. It also has a wide variety of development ranging from urban high-rise, suburban mid-rise, industrial, residential, and agricultural land to natural and undeveloped open space.

A variety of venues include San Jose’s Tech Museum, the Winchester Mystery House, and the Rosicrucian Egyptian Museum. Paramount’s Great America is a prominent theme park in Santa Clara. Santa Cruz Beach & Boardwalk is about an hour away. The valley’s warm summers make San Jose’s Raging Waters, the Bay Area’s largest water theme park, a very popular destination.

Perhaps one of the valley’s best amenities is its proximity to San Francisco. The Wine Country in Napa and Sonoma Counties are also only about a two-hour drive from the south bay. Monterey, Carmel and Big Sur are about an hour drive, and Lake Tahoe and Yosemite National Park are roughly four hours from Silicon Valley.

Silicon Valley is home to the San Jose Sharks professional hockey team. In addition, Santa Clara County is often mentioned when the Oakland A’s start talking about moving the baseball team. The headquarters and practice facilities for the San Francisco 49ers are located in the city of Santa Clara.

Education

The San Francisco Bay Area is home to numerous institutions of higher learning. The large number of world-class educational and research facilities – more than 35 colleges and universities – positively impacts the entire Bay Area economy. Silicon Valley’s most prestigious university is Stanford University in Palo Alto, but the region is also well served by San Jose State, College of San Mateo, Santa Clara University, University of California Santa Cruz and University of California Berkeley.

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SILICON VALLEY REGIONAL ANALYSIS

MAJOR COLLEGES/UNIVERSITIES
Silicon Valley
2001

Full/Part Time
College/University	Enrollment

San Jose State University	50,400
Mission College	17,300
DeAnza College	15,100
Stanford University	14,200
Evergreen Valley College	12,200
College of San Mateo	11,900

Source: San Francisco Business Times Book of Lists, Cushman & Wakefield Analytics

Medical Facilities

Silicon Valley has a comprehensive healthcare network. The area’s major healthcare facilities include the Stanford Medical Center, Santa Clara Valley Medical Center, Kaiser Permanente (3 hospitals), Regional Medical Center of San Jose, El Camino Hospital, Sequoia Hospital and VA Palo Alto.

Regional Summary

Silicon Valley’s near-term economic outlook remains dim. It is expected to limp along for another year before measurable improvement is seen. The local economy’s lack of diversity maintains its volatility and dependence upon capital investment. As long as corporate profits remain weak, business investment is expected to remain lackluster. Furthermore, technology exports, which are crucial to the region’s economic health, will be sluggish until the global economies show marked improvement.

Silicon Valley’s moderate climate and attractive quality-of-life factors, however, are expected to continue attracting top talent to the region – at least those who can afford its high cost of living and housing costs. Its first-class educational institutions will continue to seed the region with tech-savvy graduates. Silicon Valley still maintains the highest share of nationwide venture capital investments. Silicon Valley’s substantial biotechnology industry remains strong and has attracted venture capital in the wake of the dotcom bust. Research related to anti-bioterrorism may provide an additional boost to these firms.

Longer term, innovation and R&D are expected to revive the local economy and to bring its performance on par with that of the nation’s top 100 metropolitan areas. When the national and global economies eventually rebound, capital investment would likely surge, stimulating Silicon Valley’s tech manufacturing base. As computer software becomes more sophisticated, more powerful computers will be required to run the software, boosting investment in computers. Finally, defense and homeland security spending are expected to bolster R&D in the valley.

Silicon Valley is expected to underperform the Top 100. Given the region’s high cost of living and housing costs, its population growth and household formation rates are both expected to lag the Top 100. Furthermore, with the overall weakness in the local, national and global economies, employment growth is also expected to trail the Top 100. Indicative of Silicon Valley’s high productivity, however, the region’s growth in gross product is forecast to slightly exceed that of the Top 100 through 2007.

VALUATION SERVICES	22	ADVISORY GROUP

LOCAL AREA MAP

VALUATION SERVICES	23	ADVISORY GROUP

LOCAL AREA ANALYSIS

Location

The subject is located in the south central area of San Jose, approximately two miles south of the downtown core. The boundaries of the local area are considered to be Willow Street to the south, Meridian Avenue to the west, San Carlos Street to the north and the Guadalupe Expressway to the east.

Access

The primary access routes serving the local area include Meridian Avenue and Lincoln Avenue which both course north and south through the district. Interstate 280 travels east-west through the local area and located two blocks north of the subject. A full interchange is located three blocks west of the subject at the Meridian Avenue interchange. Interstate 280 provides access to all of the metropolitan freeways and cities located along the San Francisco Peninsula. Overall, access to the local area is considered very good, including that to medical facilities for the elderly residents in the local area.

Character

The local area is characterized by a mixture of single- and multi-family, retail commercial, professional office, and public. The majority of existing development located in the area is moderate to higher density residential in nature with retail and commercial uses found along the major streets in the area.

The local area is considered to be in a mature stage of its life with the availability of a few remaining vacant sites providing for limited new development opportunities. The local area is considered to be approximately 95 percent developed at this time.

Nearby and Adjacent Land Uses

West:	Apartments
North:	Apartments
East:	Single-family residences
South:	Swim and Racquet Club

Proximity to Health Care

The primary medical facility serving the local area is the Santa Clara Medical Center which is approximately two miles west of the subject property. The travel time to this facility is less than 10 minutes from the subject.

Special Hazards or Adverse Influences

There are no hazards or adverse influences present in the local area which have a detrimental influence on properties.

Land Use Changes

We are not aware of, at this time, of any planned improvements or demolitions in the neighborhood that would impact the subject.

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LOCAL AREA ANALYSIS

Conclusion

The subject is located in an established area of San Jose. The primary influence of the local area is residential oriented. The immediate area is in a mature stage of its life and there is limited land available for future development. Future development will likely consist of redevelopment of existing sites with commercial uses located along Lincoln Avenue and Reece Street, and residential on others. Services requisite to support a senior living complex such as the subject are within close proximity. After reviewing the local area data, a positive effect on real estate values in the neighborhood is anticipated for the foreseeable future. This positive effect also extends to the subject property.

VALUATION SERVICES	25	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Independent Living

Congregate care or independent living units are designed for seniors who pay for some congregate services (i.e. housekeeping, transportation, meals, etc.) as part of the monthly fee or rental rate, and who require little, if any, assistance with activities of daily living. Residents of congregate/independent living units may have some health care-type services provided to them by in-house staff or an outside agency. Congregate units may be part of a congregate residence, a property that provides congregate and assisted living services, or a continuing care retirement community.

The retirement housing industry overall has matured considerably over the past two decades as the elderly population has increased and seniors have come to accept and seek alternatives to remaining in their homes. Retirement housing has expanded beyond the early dominance of life care and continuing care retirement communities (CCRCs). These communities, which typically included independent living and nursing care on a single campus, typically charged residents an entrance fee and a monthly fee. Rental retirement communities represented a major area of growth in the 1980s, fueled in part by the Department of Housing and Urban Development’s 221(d)(4) Retirement Service Center mortgage insurance program. Although the program no longer exists, the rental model is still a popular option for newly developed retirement communities. In addition, a small but definite increase in the number of cooperatives and condominiums has taken place, particularly among communities targeting a more affluent segment of the elderly population.

The retirement community of today is a smaller complex consisting of 100 to 200 independent living units versus the 200 to 300 independent living units that characterized the early CCRCs. In some cases, the communities are being developed in stages to avoid some of the up front risk associated with initial lease-up and to allow the facility to be more responsive to the market needs and preferences.

The rental retirement communities of the early 1980s typically offered no nursing care or assistance with daily living. These facilities were designed to provide hospitality services such as meals, housekeeping, transportation, and activities. These facilities met with slow lease-up rates and exceedingly high turnover due to their inability to meet changing resident needs.

Independent living communities, particularly rental communities, are least heavily monitored and governed by state regulations. In some states, this has resulted in a fair degree of flexibility in providing additional services.

It has become quite clear over the past ten years that the retirement communities are attracting an older and somewhat frailer population than originally anticipated. The average age of entrance into independent living units is between the late 70’s and early 80’s, rather than the late 60’s and early 70’s originally anticipated. As a result of the change in resident profile as well as the experience gained in the 1980s, it is clear that some form of health care or supportive services for the frail elderly is a necessary component of a retirement community.

Assisted Living

The emergence of assisted living as an option in the long-term care continuum for elders in the 1990’s represented the convergence of social, political, economic and treatment trends. Prior to this, most dependent seniors had only two long-term care options: be cared for by a family member or enter a nursing home. Today, as the number of elders and their frailty increases, these options have proven inadequate for seniors, their families and society. For many elderly, nursing homes are overly intensive and expensive. Therefore, for the segment of seniors with moderate to intermediate care needs, assisted living has become a favored form of long-term care.

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SENIOR LIVING INDUSTRY OVERVIEW

The Assisted Living Facilities Association of America (ALFAA) defines assisted living as a special combination of housing, personalized supportive services and health care designed to respond to the individual needs of those who require help in activities of daily living, but do not need the skilled medical care provided in a nursing home. Assisted living care promotes the maximum independence of dignity for each resident and encourages the involvement of a resident’s family, neighbors and friends.

Although industry proponents are clear as to the general characteristics and philosophy of an assisted living community, there is no national agreement on the details and legal definition of assisted living. As the assisted living industry becomes increasingly standardized, and as the industry expands, it can expect to acquire a defined legal status with respect to licensure, reimbursement and financing.

Some states have enacted laws using the term assisted living, however, in most jurisdictions licensure statutes combine a variety of terms and programs. In referring to residential housing and services, most state licensing laws use terms such as: rest homes, homes for the aged, supportive living facilities, residential care facilities, board and care homes, elderly group homes, congregate care housing and senior housing.

Assisted living programs are located in a variety of environments. They may be housed in newly constructed freestanding facilities, retrofitted buildings such as former hotels, units attached to nursing homes, senior apartments with services, units within CCRC developments and congregate care units. Whatever the environment, there must be private, or at a minimum companion suite residential living space.

Typically, a resident will have a compact studio or efficiency apartment. Living space will almost always include a private bathroom. The living space may or may not include a kitchen or kitchenette, washer and dryer, a living room or storage space. Economics generally dictate the size of the private living space, which can range from a small one-room efficiency of less than 300 square feet to a large one-bedroom apartment of 750 square feet.

Assisted living residences also provide for a considerable amount of common space for the residents to share. Newer assisted living facilities generally allocate from 30 percent to 40 percent of all gross square footage of the building to common area. Such space includes dining rooms, libraries, lounges, activity centers, kitchens and laundry rooms. The size of an assisted living facility depends on many variables including market forces and site constraints. Most newer freestanding facilities typically fall into the range of 40 to 80 units.

The level of service in assisted living facilities varies. However, within a broad range, there are certain basic services offered:

•	24-hour a day on-site supervision or access to an emergency call system;

•	Two or three meals and regular snacks are available;

•	Light housekeeping and laundry services are available;

•	Residents are entitled to some level of personal care each day from the facility staff;

•	A personalized health care plan delineates how health care needs may be addressed; and;

•	Activity, social service and transportation resources are made available.

Because it is a goal of assisted living to enable residents to age- in- place, the level of personal care, food services or health care may be adjusted upwards as needed. However, arranging services to allow aging- in- place can be difficult if residents need increasing amounts of nursing care and the states limit or prohibit skilled nursing care in assisted living facilities. With this in

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SENIOR LIVING INDUSTRY OVERVIEW

mind, it should be noted that there is a growing trend by states to extend the scope of assisted living services far into the long-term care continuum.

The typical resident of assisted living is 83 years old, is a woman and is single or widowed. Today’s assisted living residents have care needs and characteristics that were associated with patients in intermediate care facility nursing homes in the 1970’s and 1980’s. Senior care needs are gauged by the extent to which an individual requires regular assistance with ongoing activities of daily living (ADLs) such as bathing, eating, walking, toileting and dressing. In order to determine that there is an ADL dependency, a clinician must determine that an individual cannot safely or routinely perform a specific activity unless he or she has help. Unless such help is provided, the individual is at risk of not meeting an essential daily need.

While the number of ADLs with which a person needs help is used clinically as a measure of dependency, having such dependency does not mean that medical care is required. In assisted living facilities, residents generally have at least one ADL dependency, and it is not uncommon that they have as many as three or four.

Assisted living fees are typically structured around a fixed monthly amount that covers both housing and services. The monthly amount generally includes a base level of personal care with additional personal care charged separately. There also may be entrance fees, typically equivalent to the first and last month’s rent. Assisted living facilities do not require the large endowment type entrance fees required in some CCRCs.

Occupancy Patterns

Occupancy data compiled by the American Seniors Housing Association for the various senior housing community types (congregate, assisted and CCRCs) has been summarized in the following table.

Median Occupancy Rates
For Profit Senior Housing Facilities

Property Type	1995	1996	1997	1998	1999	2000	2001	2002

Independent	95.0%	98.0%	96.0%	98.0%	95.0%	95.0%	94.5%	93.1%
Assisted Living	97.0%	95.0%	95.0%	92.0%	94.0%	90.0%	93.8%	94.2%
CCRCs	95.0%	95.0%	94.0%	95.0%	93.2%	93.2%	93.1%	92.4%
All Communities	95.0%	96.0%	95.0%	95.0%	93.7%	93.7%	94.0%	93.5%

Source: American Seniors Housing Association

As seen, assisted living facilities in 2002 exhibited the highest occupancy rate of any of the property types. This was in contrast to the other property types that saw median occupancy rates decline slightly over 2001.

The average length of stay in a senior facility also varies as to the property type. In the following table is average length of stay data compiled by the American Seniors Housing Association.

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SENIOR LIVING INDUSTRY OVERVIEW

Average Resident Length of Stay
(Stated In Months)

Property Type	1998	1999	2000	2001	2002

Independent	45.5	43.4	38.1	43.1	33.4
Assisted Living	24.8	18.5	20.5	28.0	17.7
All CCRCs
Independent	61.0	45.4	59.8	37.3	37.0
Assisted Living	16.0	18.2	16.8	12.8	12.0
Nursing	20.0	23.2	18.6	9.0	9.0

Source: American Seniors Housing Association

As shown, the average length of stay in an assisted living facility in 2002 was 17.7 months and which reflected a notable decline over the length of stay average for 2001. Both assisted and independent living facilities showed declines, while CCRCs maintained generally similar occupancies over 2001. Much of the reasoning for the decline is from increased lateral movement of residents between existing facilities caused by such factors as facility operations (management, staffing, etc.), as well as foreclosures and closings of poorly operated facilities.

Absorption Trends

Net absorption data compiled by the American Seniors Housing Association (ASHA) for senior housing facilities is summarized in the following table.

2001 National Average Net Absorption Rates
Senior Housing Facilities

	1st	Months	Months	2nd	3rd
Property Type	Month	2 - 6	7 - 12	Year	Year

Independent	25.5	6.7	3.7	2.8	2.9
Assisted Living	11.7	5.2	2.9	2.2	5.3
CCRCs	37.4	18.9	9.0	5.5	4.1
All Communities	28.4	10.3	5.2	3.5	4.1

Figures based on number of residents
Source: American Seniors Housing Association

VALUATION SERVICES	29	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

As seen, initial absorption of new residents for all facility types is strong in the first month, then it tapers off during the following months.

California Assisted Living Environment

The California Department of Social Services, Community Care Licensing Division, is the State Agency responsible for approving, monitoring and regulating residential care facilities for the elderly, which provide temporary or long-term, 24-hour non-medical residential care services to the elderly, who are substantially unable to live independently. Resident dependence may be the result of physical or other limitations associated with age, physical or mental disabilities or other factors.

Residential facilities are group living facilities with shared bedrooms for the residents. Services provided typically include three meals daily, recreation, housekeeping, security and personal services. Personal services in general include assistance with bathing and dressing and dispensing of medications.

Regulation of residential care facilities in California is documented by the State Department of Social Services (“Department”), contained in Residential Care Facilities for the Elderly, Title 22, Division 6, Chapter 8. Included in these regulations are application procedures, license requirements, enforcement provisions, continuing requirements, physical environment and health related services. Unless a facility is exempt from licensure as specified in regulatory Section 80007, no adult, firm, partnership, association, corporation, county, city, public agency or other government entity shall operate, establish, manage, conduct or maintain a community care facility without first obtaining a valid license.

General Requirements

The following is an outline of the basic requirements for residential care facilities in the State of California:

Admission

Prior to accepting a resident for care, the facility shall conduct an interview with the applicant and responsible person, perform a pre-admission appraisal, and evaluate a recent medical assessment. The licensee is to complete and maintain individual written admission agreements with all persons admitted to the facility or their designated representatives. The agreement shall specify basic services to be made available, payment provisions, modification conditions, refund conditions, general facility policies, and that the Department or licensing agency has the authority to examine residents’ records. The agreement must also specify conditions under which the agreement may be terminated.

Medical Assessment

Prior to a person’s acceptance as a resident, the licensee shall obtain and keep on file, documentation of a medical assessment, signed by a physician, made within the last year. The medical assessment shall include a physical examination of the resident, documentation of prior medical services and history, and a current medical status. There should be a record of current prescribed medications, identification of physical limitations of the person, and a determination of the person’s ambulatory status. The licensee shall obtain an updated medical assessment when required by the Department.

VALUATION SERVICES	30	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

Resident Records

A separate record shall be maintained for each resident. The record shall be current and complete and be generally accessible. A current register of all residents in the facility shall be maintained and also kept in a central location.

Personal Rights

Each person shall have personal rights, which include but are not limited to:

•	To be accorded dignity in his/her personal relationships with staff, residents, and other persons.

•	To be accorded safe, healthful and comfortable accommodations, furnishings and equipment.

•	To be free from corporal or unusual punishment, humiliation, intimidation, mental abuse or other actions of a punitive nature which interfere with daily living functions.

•	To leave or depart the facility at any time and to not be locked in any room, building, or on the premises by day or night.

•	All persons accepted to facilities or their responsible persons, shall be personally advised and given a copy of these rights at admissions.

Incidental Medical and Dental Care

Each facility shall have a plan for incidental medical and dental care. The plan shall encourage routine medical and dental care and provide for assistance in obtaining such care by compliance with the following:

•	The licensee shall arrange, or assist in arranging, for medical and dental care appropriate to the condition and needs of the residents.

•	The licensee shall provide assistance in meeting necessary medical and dental needs. This includes transportation to the nearest available medical or dental facility.

•	There shall be arrangements for separation and care of residents whose illness requires separation from others.

•	When residents require prosthetic devices, vision and hearing aids, the staff shall be familiar with the use of these devices, and shall assist the resident with the utilization of them.

•	The licensee shall provide for assisting residents with self-administered medications as needed.

•	There shall be adequate privacy for first aid treatment of minor injuries and for examination by a physician if necessary.

•	If the facility has no medical unit, a complete first aid kit shall be maintained and readily available.

Food Service

Meals on the premises shall be served in one or more dining rooms or similar areas in which the furniture, fixtures and equipment necessary for meal service are provided. Such dining areas shall be located near the kitchen so that food may be served quickly and easily. The dining rooms are to be attractive to promote socialization among the diners. Tray service shall be provided in case of temporary need.

VALUATION SERVICES	31	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

In facilities with 50 or more residents, providing three meals a day, a full-time employee qualified by formal training or experience shall be responsible for the operation of the food service. If this person is not a dietician, then a provision should be made for regular consultation. The food should be of a good quality.

Personal Accommodations and Services

The facility shall be safe, clean, sanitary and in good repair at all times for the safety and well being of clients, employees and visitors. The facility should be large enough to provide comfortable living accommodations and privacy for the residents, staff and others. There should be common rooms such as living rooms, dining rooms, dens or other activity rooms. Bedrooms shall sleep no more than two clients and be large enough to allow for easy passage and comfortable use of any required client assistance devices. Bedrooms are not to be used as passageways and no room for any other use can double as a bedroom.

Equipment and supplies necessary for personal care and maintenance of adequate hygiene practice shall be readily available to each resident.

Each client is to be provided with a bed in good repair, a chair, a nightstand, a lamp for reading, and adequate closets and drawer space. Clean linen and towels in good repair are to be provided weekly at a minimum, and more often if necessary. Toilets and bathrooms are to be located near the client’s bedrooms. There is to be at least one toilet and sink for each six persons, and at least one tub or shower for each ten persons, with adequate privacy.

A comfortable temperature must be maintained at all times. All windows are to be in good repair and free of insects, dirt and other debris. There should be adequate lighting throughout the facility for the safety and comfort of all persons in the facility.

Personal Services

Licensees shall provide necessary personal assistance and care with activities of daily living including, but not limited to dressing, eating, and bathing.

Activities

The licensee shall ensure that planned recreational activities are provided for the client. These activities include physical activities such as games, sports and exercise, as well as group interaction.

Evaluation Visits

Every licensed community care facility is periodically inspected and evaluated for quality of care. Evaluations are to be conducted at least once a year to ensure the quality of care. The Department shall notify the facility in writing of all deficiencies and shall set a reasonable timeframe for compliance by the facility. Upon a finding of noncompliance, the Department may levy a civil penalty not to exceed $50 per day for each day until the Department finds the facility in compliance. If the facility fails to comply in the allotted time, then the amount collected shall be forfeited to the Department. Reports shall be kept on file in the Department and open to public inspection. A follow up visit is required to determine if the deficiency has been corrected.

Corrective action is taken by the Department when a licensee fails to protect the health, safety and personal rights of individuals in its care, or is unwilling or unable to maintain substantial compliance with licensing regulations.

Enforcement is maintained through:

1.     Fines and civil penalties (vary according to the violation)

2.     Non-compliance office conferences

VALUATION SERVICES	32	ADVISORY GROUP

SENIOR LIVING INDUSTRY OVERVIEW

3.     Administrative legal actions as follows:

•	Denial of applications

•	Compliance plans

•	Probationary license

•	Temporary suspension of license

•	Revocation of license

•	License and employee exclusions

The Department may suspend or revoke any license on any of the following grounds stipulated in Health and Safety Code Sections 1569.1515(c) and 1569.50:

•	The Department may revoke the license of any corporate licensee that has a member of the board of directors, the executive director or an officer who is not eligible for licensure pursuant to regulations.

•	Violations of the specifics rules and regulations.

•	Aiding, abetting or permitting the violation of the rules and regulations.

•	Conduct which is inimical to the health, morals or safety of either an individual in or receiving services from the facility or the people of the State of California.

•	The conviction of a licensee, or individuals in contact with residents at any time before or during licensure, of a crime as defined in the regulations.

•	Engaging in acts of financial malfeasance concerning the operation of a facility, including, but not limited to, improper use or embezzlement of resident monies and property or fraudulent appropriation for personal gain of facility moneys and property, or willful or negligent failure to provide services for the care of the residents.

When the Department intends to seek revocation of a license, the Department shall notify the licensee of the proposed action and at the same time shall serve such licensee with an accusation. The licensee has a right to a hearing prior to the revocation or suspension of a license, except when an “Immediate Temporary Suspension Order” is written.

The Immediate Temporary Suspension Order temporarily suspends any license prior to any hearing when in the Department’s opinion such action is necessary to protect the residents in the facility from any physical or mental abuse or any other substantial threat to health and safety. When the Department intends to temporarily suspend a license prior to a hearing, the Department shall notify the licensee of the temporary suspension and the effective date thereof and at the same time serve the licensee with an accusation.

For either a revocation or a revocation and temporary suspension action, the Department shall within 15 days of receipt of notice of defense ask the Office of Administrative Hearings to set the matter for hearing.

For a revocation and temporary suspension action, the Department shall ask the Office of Administrative Hearings to hold the hearings as soon as possible but not later than 30 days after receipt of the Notice of Defense.

VALUATION SERVICES	33	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

Management Overview

The subject is managed by ARV Assisted Living, Inc., (ARV). Inn at Willow Glen was constructed in 1977. There have not been any major renovations to the facility over the past three years. Between 2001 and 2002, however, the roof was replaced and firewalls were installed in order to place non-ambulatory residents in the second floor. Revenues have been stable over the last three years, while expenses have been increasing. The facility’s occupancy has also been stable over this same period. Overall, based on the historical performance of the facility, it appears that ARV is competent to manage the subject property.

Operations Overview

Services

Inn at Willow Glen is designed for assisted living and offers all the services typical of these types of facilities. This facility has been designed as a rental community and provides most services under a fixed monthly rate. All resident contracts are for the term of stay. According to the terms of the agreement, a thirty (30) day written notice is required prior to any increase in fees for additional charges or for increases due to increased cost of operations. Included in the monthly rates are:

•	Three meals daily and snacks;

•	All utilities except for personal telephone

•	Scheduled Transportation;

•	Twenty-four (24) hour security and numerous safety features throughout the apartments;

•	Weekly housekeeping services;

•	Linen services;

•	Organized individual and group activities;

In addition to the monthly fee there are optional services available at an additional charge. These services include additional personal care, respite care, guest meals, beauty shop fees and additional transportation fees. There are regularly scheduled health assessments that help determine which level of services each individual patient receives.

Regulations and Health Matters

The facility has a license for a capacity of 120 residential care/assisted living beds and is regulated by the State of California’s Department of Social Services. A copy of the Regulations is posted in a conspicuous place in the facility and the residents acknowledge at the time of entry that the operation of this facility is governed by these regulations. Furthermore, if the licensing entity amends these regulations, the resident and the provider must obey by the amended regulations.

State Monitoring

The State of California conducts annual surveys of licensed residential care/assisted living facilities. The most recent survey for the subject was conducted in May 2003. The survey reported that the facility met all requirements with no serious deficiencies. A new license for the following 12 months was issued for the facility.

Admission Policies

Inn at Willow Glen requires all potential assisted living residents to undergo a health evaluation by a physician before entrance into the facility. The operator has the right to terminate the

VALUATION SERVICES	34	ADVISORY GROUP

MANAGEMENT AND OPERATIONS OVERVIEW

agreement at any time when they feel that the resident’s personal care needs cannot be adequately served by the facility.

There is to be a chart for each resident in assisted living. At the time of admission, a dated and signed medical evaluation, which conforms to the licensing regulations, must be on file. Thereafter, a medical evaluation, which also conforms to licensing regulations, must be made at least every twelve (12) months.

The operator may seek appropriate evaluation and assistance and may arrange for the transfer of a resident to an appropriate and safe location, prior to termination of an admission agreement and without ninety (90) days notice or court review for the following reasons:

•	When a resident fails to pay the monthly rent prior to written notice of such absence;

•	When the operator feels that the residents mental or physical needs cannot be adequately met by the facility;

•	In the event a resident’s behavior poses an imminent risk of death or serious physical injury to himself/herself or to others;

•	Breach of contract for any reason by the resident or operator;

•	Any prolonged health-related or other absence.

Inn at Willow Glen caters to the full range of needs of seniors requiring assisted living services. The administrator develops and maintains a personalized service plan, which is amended if necessary. Furthermore, the aging-in-place and out-placement policies appear to be reasonable and well implemented. Services at the facility are standard for this type of complex and are in keeping with the residential make-up at the subject.

Marketing

Inn at Willow Glen has a full time marketing director. Marketing personnel are actively involved in the community, as well as with discharge planners for area hospitals. They do not do any telemarketing. Direct mailings, scheduled community events, and networking, on the other hand are a routine part of marketing efforts.

Overall, given the history of the subject, it appears that the marketing efforts are adequate. The subject’s reputation and marketing campaign are considered to be part of the reason behind the current performance at the subject facility.

Conclusion

Overall, based on our inspection of the facility, discussions with some of the personnel and our review of the Policies and Procedures, it is our opinion that the facility is being operated in a competent manner. The facility has been adequately maintained and the residents appear to be content.

VALUATION SERVICES	35	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Primary Market Area

The first step in analyzing the competitive market for the subject is delineating its primary market area (PMA). The primary market area is typically described as either a defined radius around the subject, zip codes, or the subject’s county. In order to delineate the subject’s primary market area, we have interviewed the subject’s Executive Director as well as the competitive properties we have used in our analysis.

Our discussions indicated that approximately 75 percent of the subject’s residents come from the Sunnyvale area. This encompasses an area of approximately three miles. The remaining 25 percent emanate from the greater eastside area. The following chart details the competitors primary market areas (PMA), as well as the estimated percentage that comes from their PMA.

		% of Residents
Name	PMA	from PMA

Lincoln Glen Manor	3.0-5.0 Miles	70%
Carlton Plaza	3.0-5.0 Miles	75%
Retirement Inn of Campbell	3.0-5.0 Miles	75%
Westgate Villa	3.0-5.0 Miles	70%
Retirement Inn of Sunnyvale	3.0-5.0 Miles	70%
SUBJECT	3.0-5.0 Miles	75%

In the case of the subject, we have determined the primary market area to encompass an area of approximately three miles with 75 percent of the residents emanating from this PMA. Although a project like the subject may also attract residents from outside of the area, the geographic market area within a radius of three miles of the subject is considered to represent the primary draw for the subject. As indicated on the chart, the subject’s primary market area of three miles is similar to the comparables.

Most of the marketing directors we interviewed also indicated that adult children in this market are the driving forces in the decision making process for their parents.

Supply/New Construction

Existing Facilities

Because of the subject’s levels of personal care services, and type of amenities, the personal care homes in the market with less than 25 beds do not generally compete directly with the subject. However, the following charts detail the number of assisted living units in the subject’s market area that pose direct and indirect competition to the subject. We note that the table includes facilities located in both the subject’s primary and secondary market area in the San Jose/San Jose area.

VALUATION SERVICES	36	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET AREA SUPPLY

	Total AL
Name	Units	PMA/SMA*

Lincoln Glen Manor	31	PMA
Carlton Plaza	122	PMA
Retirement Inn of Campbell	72	SMA
Westgate Villa	32	PMA
Retirement Inn of Sunnyvale	123	SMA
SUBJECT	83

Totals	463

* PMA - Primary Market Area; SMA - Secondary Market Area

Proposed Units

Discussions with local providers and planning departments indicated that there are senior facilities planned at this time in the primary market area.

Occupancy Patterns

Industry Statistics

Assisted living facilities generally exhibit the lowest overall occupancy patterns of any of the senior housing community types (congregate, assisted and CCRCs). As was noted in the Senior Housing Industry Overview presented earlier, assisted living facilities indicated an average occupancy rate of 94.2 percent in 2002, which represented an increase from 93.8 percent in 2001. Assisted living facilities in 2002, according to the survey, indicated the highest occupancies of the senior housing property types (independent, assisted and CCRCs).

Competitive Market Area

The senior living facilities we surveyed for our analysis totaled approximately 652 units and/or beds (excluding the subject) and the current available occupancy of those properties was from 70 to 98 percent. We note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject. Only one of the competitive properties surveyed was exhibiting a non-stabilized occupancy, that being Sunnyside Gardens that was at 76 percent occupancy. The lower occupancy rate of this property is not considered reflective of market conditions, but rather property related.

Inn at Willow Glen is noted as having been at 95 percent occupancy at the time of inspection. The subject appears to have a good reputation in the market and this should continue based on its location and living options. A summary showing the competitive properties and their overall average occupancy levels is shown below. Please note that not all of these properties may fall within the defined market area of the subject, however, in the Elderly Demographics section we have defined the total supply in the competitive market area.

VALUATION SERVICES	37	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

		Total AL
Name		Units	Occupancy Level

Lincoln Glen Manor	*	31	100%
Carlton Plaza	*	122	98%
Retirement Inn of Campbell	*	72	90%
Westgate Villa	*	32	92%
Retirement Inn of Sunnyvale		123	90%
SUBJECT		83	95%

* Denotes facilities located in subject’s primary market area.

Again, we note that due to the limited amount of similar facilities in the immediate area, several of the facilities we investigated are located outside of the defined primary market area of the subject. The properties located in the PMA are identified in the above chart.

Rental Rates

Current rental rates for assisted living units in the San Jose area begin at around $2,200 per month for a studio unit and go up to around $4,100 for a two-bedroom unit. For the most part, assisted living facilities provide three meals per day, weekly to bi-weekly housekeeping, weekly laundry, all utilities except telephone and cable TV, activities and transportation. Most assisted living facilities generally include a minimal or base level of personal care services in the base monthly rents. In the subject’s market, charges for additional personal care services vary from a property like the subject that includes no personal care in the base rental rate up to facilities such as Lincoln Glen Manor that includes all personal care services in the monthly rent.

Rent Increases

Most assisted living facilities in the San Jose market area have been instigating annual rent increases over the last several years. Although no specific data was available, discussions with several providers indicated that they have been routinely increasing rents between three and five percent per year. Discussions with the subject’s Executive Director indicated that the facility has also been increasing rents annually over the last several years. The most recent rent increase at the subject was October 1, 2003 and was for a 5.0 percent across the board increase.

Concessions

Rent concessions, or incentives, provide a good indication of the condition, or strength of current market conditions. Rent concessions are generally found in markets exhibiting high vacancy and diminished absorption levels, as well as being used by new projects as a part of their overall marketing programs. At the time of our investigation of the San Jose market area, no specific concessions were noted. Similar to the market, Inn at Willow Glen reported that they are not offering concessions for leasing vacant units. The subject, however, had been offering concessions in 2002 and in the first part of 2003 to alleviate an atypical loss of residents. The new Executive Director has been very instrumental in increasing occupancy to a relatively high level and has not had to utilize concessions for several months. Concession will not likely be part of the market and used only to stimulate any unforeseen vacancies. They should, however, not be of any major significance to a property like the subject.

VALUATION SERVICES	38	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Absorption Trends

An assisted living facility generally exhibits lower initial absorption patterns during the first year of any of the senior housing community types (independent, assisted and CCRCs). Occupancy data compiled by the American Seniors Housing Association (ASHA) was previously summarized in the Assisted Living Industry Overview. The industry data indicated that initial absorption of new residents for all facility types is strong in the first month, then it tapers off dramatically during the following months. Specifically, net absorption averaged 11.7 residents for the Month 1, 5.2 residents for Months 2 – 6, 2.9 residents for Months 7 – 12, and 2.2 residents during Year 2.

Inn at Willow Glen opened in 1977 and has been successful from an occupancy basis. Occupancy at the facility was 89 percent in 2000, 95 percent in 2001, 63 percent in 2002 and year-to-date 2003 annualizes out to 71 percent. We note that the facility was at an occupancy of 95 percent at the time of our inspection.

Senior Demographics

We have evaluated the current and future market potential by analyzing demographic trends and the supply of elderly housing in the facility’s market area. Most market areas for assisted living are considered to comprise up to five miles for the primary area and up to 10 to 20 miles for the secondary area. As was discussed earlier, the primary market area for the subject is considered to effectively encompass an area of approximately three miles and a secondary area of approximately five miles. This assumption was based on our review of the demographics of the area, trends on where most of the competition is being constructed, as well as from discussions with facility’s Executive Director regarding its primary market area.

The demographic data used in our analysis was compiled by Claritas, Inc. The data includes figures for the most recent census year in 2000, 2002 estimates and projections for the year 2007. For purposes of this analysis, we have relied upon the 2002 estimates for current demographic information. Additional state and national information has also been obtained from A Profile of Older Americans: 2001, prepared by the American Association of Retired Persons and the Administration on Aging and based on data from the U.S. Bureau of the Census.

Senior Population/Growth Rates

Population and growth statistics for the subject’s primary and secondary market area is shown in the following chart.

VALUATION SERVICES	39	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS
Population Statistics

	PMA		SMA
	3 Miles		5 Miles

	Population	%	Population	%

2000
Total *	210,566		614,756
65+	22,095	10.5%	57,000	9.3%
75+	11,919	5.7%	27,269	4.4%
85+	3,373	1.6%	7,128	1.2%
2002	Estimate
Total *	217,534		634,694
65+	22,740	10.5%	58,839	9.3%
75+	12,483	5.7%	28,813	4.5%
85+	3,719	1.7%	7,989	1.3%
2007	Projection
Total *	233,700		680,955
65+	24,611	10.5%	63,786	9.4%
75+	13,513	5.8%	31,087	4.6%
85+	4,321	1.8%	9,289	1.4%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates

	PMA		SMA
	3 Miles		5 Miles

	Total	Annual	Total	Annual

2000-2007
Total *	11.0%	1.5%	10.8%	1.5%
65+	11.4%	1.6%	11.9%	1.6%
75+	13.4%	1.8%	14.0%	1.9%
85+	28.1%	3.6%	30.3%	3.9%
2000-2002
Total *	3.3%	1.6%	3.2%	1.6%
65+	2.9%	1.4%	3.2%	1.6%
75+	4.7%	2.3%	5.7%	2.8%
85+	10.3%	5.0%	12.1%	5.9%
2002-2007
Total *	7.4%	1.4%	7.3%	1.4%
65+	8.2%	1.6%	8.4%	1.6%
75+	8.3%	1.6%	7.9%	1.5%
85+	16.2%	3.0%	16.3%	3.1%

* Total population unadjusted for age

Source: Claritas, Inc.

The population in the subject’s market area indicates a moderate level of demand for senior housing. As seen from the data, the elderly population is growing slowly in terms of absolute numbers and as a percentage of total population. Comparatively, the national average of residents age 65+ constituted 13.0 percent of the total population in 2000 according to Claritas, Inc. The subject’s primary market area indicates a similar aged older population to the national average. Furthermore, the average number of older Americans increased 12.6 percent from 1990 to 2000. These rates are similar than the senior growth seen in the subject’s primary and secondary market areas.

Adult Children Population/Growth Rates

We have also analyzed population trends for what the industry refers to as “adult children”. This segment of the population generally plays a significant role in the placement of a senior in a senior housing facility. This is especially true as many seniors or elderly will relocate to be near their adult children or relatives. This fact is widely recognized by senior housing operators who indicate that market areas exhibiting a higher concentration of adults between the age of 45 and 65 can generally support a much larger supply of senior housing than would be shown through analyzing only the percentage of seniors currently residing in the market area. This situation is more prevalent with regard to higher levels of care such as assisted living and nursing. Population and growth statistics for the subject’s primary market (PMA), as well as the secondary market (SMA) areas for these age groups are shown below

VALUATION SERVICES	40	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Population Statistics - Adult Children

	PMA		SMA

	Population	%	Population	%

2000
Total *	210,566		614,756
45 - 54	24,306	11.5%	71,385	11.6%
55 - 59	7,990	3.8%	23,906	3.9%
60 - 64	5,938	2.8%	18,735	3.0%
2002	2002
Total *	217,534		634,694
45 - 54	25,995	11.9%	76,569	12.1%
55 - 59	9,034	4.2%	26,999	4.3%
60 - 64	6,434	3.0%	20,230	3.2%
2007	2007
Total *	233,700		680,955
45 - 54	29,596	12.7%	86,895	12.8%
55 - 59	11,196	4.8%	33,449	4.9%
60 - 64	8,360	3.6%	26,315	3.9%

* Total population unadjusted for age

Source: Claritas, Inc.

Growth Rates - Adult Children

	PMA		SMA

	Total	Annual	Total	Annual

2000-2007
Total *	11.0%	1.5%	10.8%	1.5%
45 - 54	21.8%	2.9%	21.7%	2.8%
55 - 59	40.1%	4.9%	39.9%	4.9%
60 - 64	40.8%	5.0%	40.5%	5.0%
2000-2002
Total *	3.3%	1.6%	3.2%	1.6%
45 - 54	6.9%	3.4%	7.3%	3.6%
55 - 59	13.1%	6.3%	12.9%	6.3%
60 - 64	8.4%	4.1%	8.0%	3.9%
2002-2007
Total *	7.4%	1.4%	7.3%	1.4%
45 - 54	13.9%	2.6%	13.5%	2.6%
55 - 59	23.9%	4.4%	23.9%	4.4%
60 - 64	29.9%	5.4%	30.1%	5.4%

* Total population unadjusted for age

Source: Claritas, Inc.

As shown, the 45 to 64 age group showed strong growth between 2000 and 2002 in both the primary and secondary market area. Going forward, this age group is forecast to grow at slightly higher rates. Overall, adult children are expected to contribute positively towards living options for the subject and its market area.

Income and Households

In addition to the absolute number and growth of the elderly population, the number of households with appropriate income levels will dictate the actual population available to support the subject. Statistics on income levels are typically presented by the household. We note that in the case of the elderly, most households include at least a single adult. For comparison purposes it is therefore reasonable to utilize the household statistics. Furthermore, the housing cost and income requirements for a second person are significantly less than the primary occupant.

Compared with the local competition, the subject has monthly rates in the middle portion of the range. To afford the various accommodations at the subject, it is estimated that an average annual income of $30,600 would be necessary. We have utilized the average projected revenue per resident of approximately $26,030 as calculated in the Income Capitalization Approach to value. We have assumed that a resident would spend approximately 85 percent of their income on housing, meals and utilities. The balance of the income is required for taxes, insurance, and personal needs. By dividing the $26,030 by 85 percent we arrive at an average income of $30,600, rounded.

Assuming no child subsidy, it is estimated that most residents would require an annual income of $30,600 or more to afford the majority of the accommodations at the subject. We note that this is a conservative assumption given that there are a significant number of elderly who are receiving some form of child subsidy. Furthermore, these indicators are somewhat skewed given that there are recent findings suggesting that the elderly are indeed spending down their assets other than income from their house while residing in senior living facilities. Given the relatively short term of stay anticipated in these facilities, it is reasonable to assume that there would be a greater spend-down of assets. Reference is made to the findings in the State of

VALUATION SERVICES	41	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Seniors Housing Report, 2002 published by the Americans Senior Housing Association, which cites the average length of stay in an assisted living facility to be 18 months.

We also note that the indicated income level does not account for child subsidies or a sale of a home. According to the Claritas report, 75.5 percent of the 65+-householder population owns their own residences in the primary market area and the median housing value was reported to be $473,672 in 2002 . Given that the elderly population typically own their residence free and clear, it is reasonable to assume that there would be additional income available from the sale of a residence which could be amortized over the length of stay. Given the average price of a house and that the majority of the elderly own their houses free and clear, we have assumed that this cash would provide for additional income of say $28,420 annually or a safe rate of return of 6.0 percent of the investment (6.0 percent x $473,672).

After accounting for this ($30,600 - $28,420 = $2,200), we have considered a higher income qualifier of $25,000 to be a reasonable threshold for entrance to the subject facility due to the rent structure at the property. Reference is made to the table below for a summary of household income for the income qualifiers in the $25,000+ range.

Income Statistics

Households With Incomes Greater Than	$25,000

	PMA		SMA
	3 Miles		5 Miles

	Total	%	Total	%

2002
* Total 65+	13,860	—	33,343	—
65+	9,445	68.1%	23,415	70.2%
75+	4,932	35.6%	10,447	31.3%
85+	1,359	9.8%	2,589	7.8%
2007
* Total 65+	14,723	—	35,394	—
65+	11,462	77.9%	27,967	79.0%
75+	6,161	41.8%	13,048	36.9%
85+	1,845	12.5%	3,575	10.1%

* Unadjusted for Income

Source: Claritas, Inc.

Income Statistics - Growth Rates

Households With Incomes Greater Than	$25,000

	PMA		SMA
	3 Miles		5 Miles

2002-2007	Total	Annual	Total	Annual

* Total 65+	6.2%	1.2%	6.2%	1.2%
65+	21.4%	3.9%	19.4%	3.6%
75+	24.9%	4.6%	24.9%	4.5%
85+	35.8%	6.3%	38.1%	6.7%

* Unadjusted for Income

Source: Claritas, Inc.

We have found that for households over $25,000 within our primary market area in 2002 (5-mile radius), there were 9,445 for the 65+ age group, 4,932 for the 75+ age group and 1,359 for the 85+ age group. The number of households earning $25,000 or more in the primary market area is anticipated to increase over the next five years at an annual average rate of 3.95 percent for age 65+ households, 4.55 percent per year for age 75+ and 6.31 percent for the age 85+ households. Overall, these figures appear to be consistent with the population trends.

Penetration Rates

A market penetration analysis provides insight into project feasibility. It indicates the ability of a project to lease-up or maintain stabilized operation based on a ratio analysis of other geographic areas (units to population) applied to the subject’s market area. The applicability of the penetration analysis is dependent on the similarities of the area analysis to the subject area. Other factors may cause variations in the penetration rates in an individual market such as competition from similar property types (assisted versus independent living) and unique market demand characteristics (urban versus rural). Given the relatively small number of units and population in an individual area, some divergence from the macro ratio is not unlikely.

VALUATION SERVICES	42	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

In this analysis we have defined the penetration rate to be the percentage of primary market assisted living units to age and income-qualified residents. The 2002 penetration rate is compared to that projected for 2007 based on a supply increase of 25 percent. While there are no firm industry standards for penetration rates, studies across the country suggest that assisted living penetration rates up to 7.0 percent reflect good markets or markets in equilibrium. These percentages have been provided by the MDS Research Company, Inc., who specializes in the market and feasibility analysis of senior housing facilities. Furthermore, a Cushman & Wakefield survey of over 120 senior housing markets across the nation supports acceptable penetration rates of 7.0 percent or below.

Through a review of senior demographics, industry surveys noted above and local market characteristics; we have utilized the following criteria to determine the subject’s market area characteristics.

MARKET CLASSIFICATIONS

	Market Wide	Market Penetration	Rent
Type of Market	Occupancy	Rate	Concessions

Good	90%+	Up to 3.9%	None
Equilibrium	80 – 89%	4.0% - 6.9%	Nominal
Saturation	70 – 79%	7.0% - 9.9%	Moderate
Saturated (Over Built)	69% and Below	10% and Above	Substantial

Nationally, it is generally anticipated that 60 to 70 percent of residents will come from the primary market area and an additional 15 to 20 percent will be from the secondary market area. The remainder of the residents will generally be from other areas and have relocated to be closer to family members. Primary market residents lost to other market areas generally offset residents coming from the secondary market.

The demand for elderly housing is determined by analyzing the relationship between the supply of senior housing units and the number of qualified residents with adequate income to afford the units. In general, a higher ratio of qualified residents, coupled with a high overall occupancy in the area indicates a strong demand for senior housing. At the same time, a low ratio of units to available households coupled with a high occupancy also indicates a high demand. A low occupancy for the area always indicates a low demand. In other words, the ratio of qualified residents is only one component.

We have calculated the market wide occupancy as of the date of inspection for the subject’s primary market area. The primary competing facilities in the PMA, including the subject, are shown in the following table. We acknowledge that the following summary of properties may not represent all of the facilities in the market area, but are what we believe to be the most competitive to the subject.

VALUATION SERVICES	43	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

MARKET OCCUPANCY CHARACTERISTICS
Primary Market Area

Name	No. Units	Occupancy	Occupied Units

Lincoln Glen Manor	31	100%	31
Carlton Plaza	122	98%	120
Retirement Inn of Campbell	72	90%	65
Westgate Villa	32	92%	29
Retirement Inn of Sunnyvale	123	90%	111
SUBJECT	83	95%	79

Totals	463	94%	434

These, along with the previous factors shown will be used in our age and income qualified penetration analysis that follows.

Age and Income Qualified Penetration Analysis

In our analysis we have assumed that 75 percent of the residents will come from the primary market area. We note that the population in the area is moderate and that the general population is increasing and the elderly population is on the rise. This suggests that the subject facility will have to place greater weight on attracting residents to move to be close to family members. We note that areas where the younger population is expanding would be more apt to attract residents from outside the community to move to be closer to their children.

Based on the population and income data presented earlier, the following chart shows our market penetration analysis for the subject.

Market Penetration Analysis
Primary Market Area
3 Miles

	2002	2007
65+ Income Qualified Households	9,445	11,462
Average Household Size*	1.64	1.67

Available Persons	15,496	19,160
Total Supply**	463	579
Required Resident % From PMA	75%	75%

Required Residents	347	434
Available Persons	15,496	19,160
Indicated Penetration Rate***	2.24%	2.27%

* Total 65+ Population Divided by Total 65+ Households

** No. of assisted living units (includes dementia) in primary market area.

   2007 figure accounts for 25 percent new or forecast competition

*** Required Residents divided by Available Persons

Source: Claritas, Inc.

Based on the data, the indicated penetration rate for the subject in 2002 is 2.24 percent. The projected growth of 25 percent in the unit supply in the next five years indicates a penetration rate of 2.27 percent in 2007 .

VALUATION SERVICES	44	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Based on the market classification chart presented earlier, penetration rates of up to 3.9 percent were classified for good markets, 4.0 to 6.9 percent signifies the market is at equilibrium, 7.0 to 9.9 percent indicates a market is nearing saturation and rates above 10 percent signify the market is saturated.

The subject’s indicated penetration rate for 2002 signifies that there is good demand in the primary market area. Even assuming a 25 percent increase in supply over the next five years indicates good demand in the primary market area.

Conclusion

Overall, these findings suggest that there appears to be good demand for the subject facility in the primary market area from both the general population base and the project specific targeting. Based on the current inventory, the subject’s primary market area is not close to reaching a saturation point. Also, the lack of rent concessions is positive. Further, current statistics appear to be leaning towards a greater spend down of assets by the elderly and that traditional income levels may be conservative. With this in mind, and based on the indicated penetration rate of 2.24 percent for the general population, there appears to be an adequate marketplace for the subject facility.

Market Rate Comparisons

On the following pages are data sheets of the facilities we have compared with the subject. A map showing their location follows these pages. All of the facilities are noted as being located in the subject’s primary market area (PMA).

VALUATION SERVICES	45	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 1

Lincoln Glen Manor
2671 Plummer Avenue
San Jose, CA

Property Type:	AL

Verification:	Administrator 408-265-3222 21-Oct-03

No. Units	Unit Types	Occupancy

31	Assisted Living Units	100%
0	Alzheimer Units/Beds	0%

31	Total Units/Beds	100%

Rent Schedule

	Assisted Living	Unit Size	Dementia	Unit Size
Unit Description	Monthly Rent Range	Range	Monthly Rent Range	Range
Semi-Private	-- to --	-- to --	-- to --	-- to --
Studio	$3,500 to $3,500	221 to 221	-- to --	-- to --
Studio Alcove	-- to --	-- to --	-- to --	-- to --
One-Bedroom	$4,100 to $4,100	442 to 442	-- to --	-- to --
Two-Bedroom	-- to --	-- to --	-- to --	-- to --
Cottage/Villa	-- to --	-- to --	-- to --	-- to --
2nd Occcupant Rent	$500 to $500		-- to --
Additional Personal Care	$200 to $650		-- to --
Community Fee	$500 to $500

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Ala carte - levels
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	2001	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath	X
Roofing	Tile		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Privately owned and operated congregate facility. Offers independent and assisted living. Independent living portion was completed in 1980 with 31 assisted living units added in 2000. Assisted rates include a base level of personal care. Additional personal care based on three levels.

VALUATION SERVICES	46	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 2

Carlton Plaza
380 Branham Lane
San Jose, CA

Property Type:	ALF

Verification:	Executive Director 408-792-1400 21-Oct-03

No. Units	Unit Types	Occupancy

122	Assisted Living Units	98%
0	Alzheimer Units/Beds	0%

122	Total Units/Beds	98%

Rent Schedule

	Assisted Living	Unit Size	Dementia	Unit Size
Unit Description	Monthly Rent Range	Range	Monthly Rent Range	Range

Semi-Private	-- to --	-- to --	-- to --	-- to --
Studio	$3,150 to $3,150	350 to 350	-- to --	-- to --
Studio Alcove	-- to --	-- to --	-- to --	-- to --
One-Bedroom	$3,720 to $3,720	600 to 600	-- to --	-- to --
Two-Bedroom	$5,400 to $5,400	800 to 800	-- to --	-- to --
Cottage/Villa	-- to --	-- to --	-- to --	-- to --
2nd Occcupant Rent	$595 to $595		-- to --
Additional Personal Care	$350 to $1,700		-- to --
Community Fee	$2,500 to $2,500

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Levels
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1999	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Stucco		Pvt Bath	X	Shared Bath	X
Roofing	Tile		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Good	HVAC System	Central/Wall Units
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Newer assisted living facility located in San Jose. Offers assisted living services.

VALUATION SERVICES	47	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 3

Retirement Inn of Campbell
290 N. San Tomas Aquino Road
Campbell, CA

Property Type:	ALF/ALZ

Verification:	Administrator 480-657-9000 01-May-03

No. Units	Unit Types	Occupancy

72	Assisted Living Units	90%
0	Alzheimer Units/Beds	0%

72	Total Units/Beds	90%

Rent Schedule

	Assisted Living	Unit Size	Dementia	Unit Size
Unit Description	Monthly Rent Range	Range	Monthly Rent Range	Range
Semi-Private	-- to --	-- to --	-- to --	-- to --
Studio	$2,375 to $2,375	204 to 204	-- to --	-- to --
Studio Alcove	$2,475 to $2,475	240 to 240	-- to --	-- to --
One-Bedroom	$3,000 to $3,000	408 to 408	-- to --	-- to --
Two-Bedroom	-- to --	-- to --	-- to --	-- to --
Cottage/Villa	-- to --	-- to --	-- to --	-- to --
2nd Occupant Rent	$750 to $750		-- to --
Community Fee	$2,000 to $2,000
Additional Personal Care	$225 to $1,425		-- to --

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Points
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1974	Common Area	Lobby	X		Dining Room	X
Construction Type	Wood Frame		Activity	X		Salon	X
Floors	3		Library	X		Laundry	X
Site Suitability	Good
Construction Quality	Good	Unit Amenities	Call System	X		Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X		Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes	No
Building Area (Sq.Ft.)	37,113
Condition	Good	HVAC System	Through-Wall Units
Effective Age (Yrs):	0	Covered Parki	No
Site Area (AC)	1.12

Remarks:	Older assisted living facility located in Campbell. Facility is managed by ARV. Offers only assisted living. Units are small and facility is dated. Rates include no personal care. Additional personal care base on seven levels beginning at $225 per month.

VALUATION SERVICES	48	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 4

Westgate Villa
5425 Mayme Avenue
San Jose, CA

Property Type:	AL

Verification:	Administrator 408-366-6510 14-Oct-03

No. Units	Unit Types	Occupancy

32	Assisted Living Units	92%
0	Alzheimer Units/Beds	0%

32	Total Units/Beds	92%

Rent Schedule

	Assisted Living	Unit Size	Dementia	Unit Size
Unit Description	Monthly Rent Range	Range	Monthly Rent Range	Range
Semi-Private	$2,250 to $2,250	375 to 375	-- to --	-- to --
Studio	$2,975 to $2,975	350 to 350	-- to --	-- to --
Studio Alcove	-- to --	-- to --	-- to --	-- to --
One-Bedroom	-- to --	-- to --	-- to --	-- to --
Two-Bedroom	-- to --	-- to --	-- to --	-- to --
Cottage/Villa	-- to --	-- to --	-- to --	-- to --
2nd Occcupant Rent	-- to --		-- to --
Additional Personal Care	-- to --		-- to --
Community Fee	-- to --

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Points
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1976	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Average
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes
Building Area (Sq.Ft.)	N/A
Condition	Average	HVAC System	Central
Effective Age (Yrs):	N/A	Covered Parki	No

Remarks:	Smaller assisted living facility that is located in San Jose.Offers only assisted living services.

VALUATION SERVICES	49	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Senior Housing Rent No. 5

Retirement Inn of Sunnyvale
425 E. Remington Drive
Sunnyvale, CA

Property Type:	ALF

Verification:	Administrator 480-657-9000 01-May-03

No. Units	Unit Types	Occupancy

123	Assisted Living Units	90%
0	Alzheimer Units/Beds	0%

123	Total Units/Beds	90%

Rent Schedule

	Assisted Living	Unit Size	Dementia	Unit Size
Unit Description	Monthly Rent Range	Range	Monthly Rent Range	Range
Semi-Private	-- to --	-- to --	-- to --	-- to --
Studio	$2,375 to $2,375	187 to 187	-- to --	-- to --
Studio Alcove	$2,475 to $2,475	220 to 220	-- to --	-- to --
One-Bedroom	$3,000 to $3,000	525 to 525	-- to --	-- to --
Two-Bedroom	-- to --	-- to --	-- to --	-- to --
Cottage/Villa	-- to --	-- to --	-- to --	-- to --
2nd Occcupant Rent	$ 750 to $ 750		-- to --
Community Fee	$2,000 to $2,000
Additional Personal Care	$ 225 to $1,425		-- to --

Basic Service Care Package:			Additional Care:
Meals:	3		Care Hours Included in Base Rate:	0.0
Utilities:	Water/Sewer	x	Additional Personal Care Charges	Points
	Electricity	x
	Cable TV	x
	Telephone	x	Incontinence Care:	No
Housekeeping:	Weekly		Dressing Assistance:	Yes
Activities:	Daily		Bathing Assistance:	Yes
Transportation:	Bus		Medication Assistance:	Yes
Security (Hrs):	24		Alzheimer Dementia Area:	N/A
Nursing Staff:	RN

Improvement Description

Year Opened	1974	Common Area	Lobby	X	Dining Room	X
Construction Type	Wood Frame		Activity	X	Salon	X
Floors	2		Library	X	Laundry	X
Site Suitability	Good
Construction Quality	Average	Unit Amenities	Call System	X	Fire Detectors	X
Exterior Siding	Wood		Pvt Bath	X	Shared Bath	X
Roofing	Shingles		Kitchenettes	Yes No
Building Area (Sq.Ft.)	62,968
Condition	Average	HVAC System	Through-Wall Units
Effective Age (Yrs):	0	Covered Parki	No
Site Area (AC)	2.04

Remarks:	Older assisted living facility located in Sunnyvale. Facility is managed by ARV. Offers only assisted living. Units are small and facility is dated. Rates include no personal care. Additional personal care base on seven levels beginning at $225 per month.

VALUATION SERVICES	50	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

RENT COMPARABLE MAP

VALUATION SERVICES	51	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

Direct Comparisons

As a basis for comparing the subject’s asking rental rates to the comparables shown in the previous summary, we have classified each comparable in relation to the subject as either similar, inferior, or superior. The overall classification was based on the five primary factors (aside from pricing) used by potential residents in choosing an assisted living facility. These factors are based on our discussions with hundreds of marketing directors and administrators across the nation. The five main factors in order of importance are as follows: reputation for quality care or social status of the facility; age and condition of the building; unit sizes; amenities and planned activities; and location.

Based on our physical inspection of the comparables and the subject and discussions with local market participants, we have classified the comparables as follows:

Rental No.	Comparison To Subject

1	Superior
2	Superior
3	Similar
4	Superior
5	Similar

Rental Rate Analysis

The assisted living rates at Inn at Willow Glen include three meals per day, weekly housekeeping/laundry, utilities (except for telephone and cable TV), activities and scheduled transportation. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

A summary of the asking or street rents for the subject, as well as the rates for the competitive properties are shown below.

Studio Units - Assisted Living

The following chart indicates the asking rates for assisted living studio units at the subject, as well as the comparables:

Studio Units - AL

Facility Name	Unit Size (SF)	Rental Range

Lincoln Glen Manor	221 - 221	$3,500 - $3,500
Carlton Plaza	350 - 350	$3,150 - $3,150
Retirement Inn of Campbell	204 - 204	$2,375 - $2,375
Westgate Villa	350 - 350	$2,975 - $2,975
Retirement Inn of Sunnyvale	187 - 187	$2,375 - $2,375
SUBJECT	187 - 187	$2,375 - $2,375
Range (Excluding Subject)	187 - 350	$2,375 - $3,500

VALUATION SERVICES	52	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The comparables indicate a range of asking rates from $2,375 to $3,500 per month based on unit sizes from 187 to 350 square feet. The subject’s asking rate of $2,375 per month is seen as falling within the lower portion of the range from an absolute rent basis, while towards the lower portion on a unit size basis. Lincoln Glen Manor’s asking rate of $3,500 per month is inclusive of all personal care services, while the subject’s asking rate includes no personal care. Carlton Plaza’s rates include a base level of personal care. We note that the average in-place rent for the subject is $1,807 per month. Based on the data, we believe that a rent of $2,000 per month is warranted for the subject’s studio units.

Studio Alcove Units - Assisted Living

The following chart indicates the asking rates for assisted living studio alcove units at the subject, as well as the comparables:

Alcove Units - AL

Facility Name	Unit Size (SF)	Rental Range

Lincoln Glen Manor	221 - 221	$3,500 - $3,500
Carlton Plaza	350 - 350	$3,150 - $3,150
Retirement Inn of Campbell	240 - 240	$2,475 - $2,475
Westgate Villa	350 - 350	$2,975 - $2,975
Retirement Inn of Sunnyvale	220 - 220	$2,475 - $2,475
SUBJECT	187 - 220	$2,375 - $2,475
Range (Excluding Subject)	220 - 350	$2,475 - $3,500

The comparables indicate a range of asking rates from $2,475 to $3,500 per month based on unit sizes from 220 to 350 square feet. The subject’s asking rate of $2,475 per month is seen as falling within the lower portion of the range from an absolute rent basis, while towards the lower portion on a unit size basis. Lincoln Glen Manor’s asking rate of $3,500 per month is inclusive of all personal care services, while the subject’s rate includes no personal care. Carlton Plaza’s rates include a base level of personal care. We note that the average in-place rent for the subject is $2,340 per month. Based on the data, we believe that a rent of $2,300 per month is warranted for the subject’s studio units.

One-Bedroom Units – Assisted Living

The following chart indicates the asking rates for assisted living one-bedroom units at the subject, as well as the comparables:

One-Bedroom Units - AL

Facility Name	Unit Size (SF)	Rental Range

Lincoln Glen Manor	442 - 442	$4,100 - $4,100
Carlton Plaza	600 - 600	$3,720 - $3,720
Retirement Inn of Campbell	408 - 408	$3,000 - $3,000
Westgate Villa	— - —	— - —
Retirement Inn of Sunnyvale	525 - 525	$3,000 - $3,000
SUBJECT	440 - 440	$3,000 - $3,000
Range (Excluding Subject)	408 - 600	$3,000 - $4,100

VALUATION SERVICES	53	ADVISORY GROUP

COMPETITIVE MARKET ANALYSIS

The comparables indicate a range of asking rates from $3,000 to $4,100 per month based on unit sizes from 408 to 600 square feet. The subject’ asking rates of $3,000 per month is seen as falling within the lower portion of the range from an absolute rent basis, while with in the lower portion on a unit size basis. Lincoln Glen Manor’s asking rate of $4,100 per month is inclusive of all personal care services, while the subject’s rate includes no personal care. Carlton Plaza’s rates include a base level of personal care. Again, the subject’s rate includes no personal care as does the Retirement Inn of Sunnyvale. We note that the average in-place rent for the subject is $3,001 per month. Based on the data, we believe that a rent of $3,000 per month is warranted for the subject’s one-bedroom units.

Summary/Conclusion

The subject is one of several competing facilities in the marketplace and offers assisted living units. The subject has maintained generally positive occupancy levels over the last several years. The property did witness some higher than normal attrition in 2002 and early 2003, however, occupancy is again at very positive levels. The subject rates are generally at the lower end of the competition and based on the older age of the facility, they appear to be reflective of market rates. Concessions are not prevalent in the marketplace. The subject’s ability to continue to attract, as well as retain residents suggests that there is a good marketplace for this type of facility and which should continue into the foreseeable future.

VALUATION SERVICES	54	ADVISORY GROUP

SITE DESCRIPTION

Location:	1185 Pedro Street San Jose, Santa Clara County, California 95126 The site is situated at the northeast corner of Pedro Street and Northrup Street.

Shape:	Rectangular

Topography:	Level at street grade

Land Area:	1.5900 gross acres (1.5900 net acres) 69,260 gross square feet (69,260 net square feet)

Frontage, Access, Visibility:	The site has approximately 350 feet of frontage along Remington Drive and approximately 200 feet along Northrup Street.

Soil Conditions:	We did not receive nor review a soil report. However, we assume that the soil’s load-bearing capacity is sufficient to support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. Drainage appears to be adequate.

Utilities

Water:	City of San Jose

Sewer:	City of San Jose

Electricity:	Pacific Gas & Electric

Gas:	Pacific Gas & Electric

Telephone:	Pacific Bell

Site Improvements:	The site improvements include asphalt paved parking areas, curbing, signage, landscaping, yard lighting and drainage.

Land Use Restrictions:	We were not given a title report to review. We are not aware of any other easements that would adversely affect the property; however, the determination of adverse easements or encroachments is a legal matter, which is beyond the scope of this appraisal. We recommend that the appropriate experts be consulted, as part of a business decision regarding the subject.

Flood Map:	National Flood Insurance Rate Map Community Panel Number 060352 0001D (12/19/97).

Flood Zone:	FEMA Zone X: Areas determined to be outside the 500 year flood plain.

Wetlands:	We were not given a Wetlands survey. If subsequent engineering data reveal the presence of regulated wetlands, it could materially affect property value. We did not note any presence of wetlands during our inspection We recommend a wetlands survey by a competent engineering firm.

Seismic Hazard:	The site is not located in a Special Study Zone as established by California’s Alquist-Priolo Geological Hazards Act. The entire Central California region, however, is prone to earthquakes.

VALUATION SERVICES	55	ADVISORY GROUP

SITE DESCRIPTION

Hazardous Substances:	We observed no evidence of toxic or hazardous substances during our inspection of the site. However, we are not trained to perform technical environmental inspections and recommend the services of a professional engineer for this purpose.

Overall Functionality:	The subject site is functional for the current intended use.

VALUATION SERVICES	56	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

The following description of improvements is based upon our physical inspection of the improvements along with our discussions with the Executive Director. Please refer to the development plan and floor plans in the Addenda.

The facility was constructed in 1977 and contains 47,691 square feet of gross building area within one, two-story building. The facility has 83 units and a capacity of 83 beds. The unit mix for the development is as follows.

Inn at Willow Glen

	No.	No.	Unit	Total
Description	Units	Beds	Sq.Ft.	Sq.Ft.

Assisted Living
Studio	35	35	187	6,545
Studio Large	41	41	220	9,020
One-Bedroom	7	7	440	3,080

Totals	83	83		18,645

General Description

Year Built:	1977

Number of Buildings:	One

Number of Stories:	Two

Gross Building Area:	47,691 ± square feet

Number of Units:	83

Number of Beds:	83

Design and Functionality:	The building is an assisted living property of wood frame construction. The improvements have above average appeal to prospective assisted living residents.

Amenities:	Indoor and outdoor common areas

Construction Detail

Basic Construction:	Wood frame

Foundation:	Poured reinforced concrete

Framing:	Wood frame (Class D) construction. Interior partitions are wood studs.

Floors:	Concrete slab on main floor, wood truss joists on the second floor.

Exterior Walls:	The exterior facade of the building consists of stucco with wood trim.

VALUATION SERVICES	57	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Roof Cover:	Wood truss roofing system covered with a clay tile cover.

Windows:	All windows are single-glazed sliders situated in aluminum frames.

Mechanical Detail

Heating:	Heating and cooling to the building is supplied by roof mounted gas HVAC systems.

Plumbing:	The plumbing system is assumed to be adequate for existing use and in compliance with local law and building codes. The plumbing system is typical of other assisted living properties in the area with a combination of copper supply lines and plastic or cast iron waste and vent lines throughout the improvements. There is one set of common restrooms on each floor. All of the living units have private bathrooms with sink, toilet and step-in (handicap) showers. The remaining plumbing items consist of water service to the kitchen, facility laundry, resident laundry rooms and mechanical rooms. Hot water is provided by natural gas water heaters.

Electrical Service:	Electricity for the building is obtained through low voltage underground power lines. Electrical service appears adequate and is assumed to be in conformance with city codes

Emergency Power:	The building’s electrical system is backed by an emergency generator serving all building safety and support systems.

Elevator Service:	The building contains two, 2,500 pound capacity hydraulic elevators. In addition, there is a separate service elevator providing freight service between both floors.

Fire Protection:	The building is fully protected by an overhead fire sprinklered system. Each unit and the common areas have electric smoke and heat detectors in compliance with local code. The building also has interior stairwells built to fire code. There are an adequate number of fire hydrants in the vicinity of improvements.

Security:	Resident call systems in all of the resident living areas and bathrooms, as well as emergency battery back-up lighting system and corridor handrails on both sides.

VALUATION SERVICES	58	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Interior Detail

Layout:	The facility is designed in a rectangular shape with the central courtyard. The main floor common areas include a lobby/lounge, administrative offices, main dining room, kitchen, guest dining room, library, country store, four lounge areas, and a second private courtyard area. There is also a resident laundry room on the main floor. Common areas on the second floor include four lounge areas, activity room, billiards room and the beauty/barber shop. The units on the main floor have patios, while those on the second floor have balconies.

There are two different sizes for the studio units (standard and alcove). The standard units contain 187 square feet, the alcove units 220 square feet and the one-bedroom units 440 square feet. All of the resident living units are rectangular in shape and have bathrooms with a toilet, sink and roll-in shower stalls, as well as several storage/closet areas. None of the units have kitchenettes. Some of the units have either a patio or balcony. All the units have emergency call systems in the bedroom and bathrooms.

Overall, the unit sizes and layouts are small for assisted living. Reference is made to the unit and floor plans in the Addenda.

Floor Covering:	The common areas have carpet and vinyl floor coverings. The living units have carpeting and vinyl (bathrooms). All high activity areas have vinyl and/or tile floors (kitchen, shower rooms, etc.).

Walls:	Painted and textured or wallpapered gypsum board. There are various accents through the buildings, including wainscoting, handrails and vinyl accent coverings.

Ceilings:	Painted and textured gypsum board.

Bathrooms:	Each resident unit is equipped with a private bathroom. All bathrooms consist of a walk-in shower with wall-mounted showerhead, toilet and sink and sheet vinyl floor covering, and a combination wall papered gypsum board walls.

Kitchen Facilities:	All meals for the residents are prepared in a central kitchen. Equipment includes a gas range, steel hood with fire suppression system, dishwashers, stainless steel preparation tables, walk-in coolers and walk-in freezers.

Site Improvements

Parking:	There are 36 open surface parking spaces located along the front and northwest portion of the facility, which equates to a ratio of 0.43 per unit. Overall, the parking appears to be adequate for the facility given that most residents do not have a vehicle.

VALUATION SERVICES	59	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Onsite Landscaping:	Landscaping consists of grass areas and planted areas with a variety of deciduous trees, flowering plants and shrubbery. There are two common courtyard areas with sitting areas. All landscaped areas are fully irrigated with an automatic irrigation system.

Other:	Other site improvements include signage, trash enclosures, paved asphalt drives, concrete sidewalks and walking paths, as well as fencing.

Summary

Condition:	The subject improvements are in average condition given its competitive position in the marketplace. The improvements appear to have been adequately maintained and provide a relatively good appearance relative to competing buildings within its market.

Between 2001 and 2002, the roof was replaced and firewalls were installed in order to place non-ambulatory residents in the second floor. The improvements, because of their age, are considered to be somewhat dated with regard to much of the newer assisted living product in the marketplace.

We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems.

Quality:	The overall quality of the improvements is rated as average and is similar to inferior to the competition in the market area.

Layout & Functional Plan:	Average. The facility is considered to be functional for its intended use. There are adequate common areas and units are considered to be comparable too most competing projects within the area. The furnishings and fixtures appear to be of average quality. The living area of the facility equates to around 61 percent of the total area. This equates to around 39 percent of the facility being designated common area, similar to today’s design of around 40 percent to 60 percent common area.

Year Built:	1977

Effective Age:	26 years

Expected Economic Life:	50 years

Remaining Economic Life:	24 years

VALUATION SERVICES	60	ADVISORY GROUP

IMPROVEMENTS DESCRIPTION

Americans With Disabilities Act

The Americans With Disabilities Act (ADA) became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have not been provided with the results of a survey, we did not analyze the results of possible non-compliance.

Hazardous Substances

We are not aware of any potentially hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other potentially hazardous materials), which may have been used in the construction of the improvements. However, we are not qualified to detect such materials and urge the client to employ an expert in the field to determine if such hazardous materials are thought to exist.

VALUATION SERVICES	61	ADVISORY GROUP

REAL PROPERTY TAXES AND ASSESSMENTS

Taxes are levied against all real property in this locale for the purpose of providing funding for the various municipalities. The amount of ad valorem taxes is determined by the current assessed value for the property in conjunction with the total combined tax rate for the municipalities. The property is subject to the taxing jurisdiction of Santa Clara County. The assessors’ parcel identification number is 264-05-066.

Under the provisions of Article XIIIA of the California Tax and Revenue Code, properties are assessed their market value as of March 1, 1975, the base year lien date. This value may be increased only 2.0 percent per year, with few exceptions. Events such as a transfer of ownership, or significant new construction will trigger a reassessment of the property. The county assessor usually accepts the sale price, or the cost of improvements, in calculating assessed value. Assessed values are usually poor indicators of actual market value and are useful only to estimate effective tax rates.

The 2002-2003 fiscal tax year is the most recent year for both assessed value and tax information for the subject. This data is shown below.

PROPERTY ASSESSMENT/TAX DATA

2002-2003

Assessor’s Market Value:
Land	$1,241,595
Improvements	3,820,935
Personal Property	0

Assessor’s Market Value:	$5,062,530
Equalization/Assessment Ratio	100.00%

Assessed Value	$5,062,530
Tax Rate ($/$1,000 AV)	13.4112

Total Property Taxes	$67,894.50
Building Area	47,691
Property Taxes per Square Foot	$1.42
No. of Units	83
Property Taxes per Unit	$818.01

We did not do any direct comparison with other senior housing facilities in the market area. As noted previously, assessed values are usually poor indicators of market value and in the case of the subject and its higher level of quality, any direct comparison to the existing product in the San Jose market area would not provide any substantial of support towards an assessment estimate.

The definition of market value used in this report assumes a sale of the property. If the property were sold, it would be reassessed according to the county assessor’s opinion of its market value, which is typically the sale price. The current assessment of the property of $5,062,530 is considered reasonable based on our market value estimates excluding the leasehold basis of the property

For the purposes of our Year 1 proforma, we have increased the current taxes for the property by 3.0 percent . Based on the current tax liability of, this equates to a forecast tax liability of $69,931 or $70,000. The increased taxes will be reflected in our proforma model in the Income Capitalization Approach.

VALUATION SERVICES	62	ADVISORY GROUP

ZONING

The property is zoned R-4, High-Density Multiple Family Residential, with a conditional use zoning for an assisted living facility. According to the City of San Jose zoning regulations, the residential zoning allows for single- and multi-family uses. Senior housing, such as the subject use, requires a Conditional Use permit.

We are not experts in the interpretation of complex zoning ordinances but the property appears to be a conforming use based on our review of public information. The determination of compliance is beyond the scope of a real estate appraisal.

We know of no other deed restrictions, private or public, that further limit the subject property’s use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions

VALUATION SERVICES	63	ADVISORY GROUP

HIGHEST AND BEST USE

Definition Of Highest And Best Use

According to The Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use is defined as:

The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

Highest And Best Use Criteria

We evaluated the site’s highest and best use both as currently improved and as if vacant. In both cases, the property’s highest and best use must meet four criteria described above.

Legally Permissible

The first test concerns permitted uses. According to our understanding of the zoning ordinance, noted earlier in this report, the site may legally be improved with structures that accommodate medium to high density residential uses. Aside from the site’s zoning and regulations, we are not aware of any legal restrictions that limit the potential uses of the subject.

Physically Possible

The second test is what is physically possible. As discussed in the “Property Description,” the site’s size, soil, topography, etc. do not physically limit its use. The subject site is of adequate shape and size to accommodate almost all suburban land uses.

Financial Feasibility and Maximal Productivity

The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After analyzing the physically possible and legally permissible uses of the property, the highest and best use must be considered in light of financial feasibility and maximum productivity. For a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital over alternative forms of investment. A positive net income or acceptable rate of return would indicate that a use is financially feasible.

As stated in the Competitive Market Analysis section, population, income and age statistics would indicate that demand for senior living options in the subject area is considered good. This relates to the economic feasibility of developing a property similar to the subject. The stabilized facilities in the subject’s market area are exhibiting occupancies at or above 90 percent. As such, market conditions for senior living in the subject’s primary market area is considered good .

Highest and Best Use of Site As Though Vacant

Considering the subject site’s size, configuration and topography, location among other assisted living properties and state of the local assisted living market, it is our opinion that the Highest and Best Use of the subject site as though vacant is multi-family residential property developed to the highest density possible.

VALUATION SERVICES	64	ADVISORY GROUP

HIGHEST AND BEST USE

Highest and Best Use of Property As Improved

According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

As discussed, an assisted living facility exists on the site. The design, layout, as well as average unit size of the facility is good and there is no functional obsolescence in the improvements. As will be demonstrated in the Sales Comparison Approach and the Income Capitalization Approach, the operating characteristics of an assisted living facility represent a viable facility from a revenue-producing standpoint.

Alternative uses for the existing improvements, however, would be limited due to the overall design (smaller rooms and limited individual cooking facilities). As a result, any conversion to an alternative use would be costly.

It is our opinion that the existing complex adds value to the site as if vacant, and rent levels of existing leases encumbering the subject property would dictate a continuation of the current use. However, the property is subject to an operating lease and may likely not be able to be utilized for any other type of use during the term of the lease. Therefore, it is our opinion that the Highest and Best Use of the subject property as improved is as it is currently utilized as an assisted living facility.

VALUATION SERVICES	65	ADVISORY GROUP

VALUATION PROCESS

Methodology

There are three generally accepted approaches available in developing an opinion of value: the Cost, Sales Comparison and Income Capitalization approaches. We have considered and analyzed each in this appraisal to develop an opinion of the market value of the subject property, because this is a complete appraisal. In appraisal practice, an approach to value is included or eliminated based on its applicability to the property type being valued and the quality of information available. Each approach is discussed below, and applicability to the subject property is briefly addressed in the following summary.

Land Value

Developing an opinion of land value is typically accomplished via the Sales Comparison Approach by analyzing sites of comparable utility adjusted for differences, to indicate a value for the subject parcel. Valuation is typically accomplished using a unit of comparison such as price per square foot or acre. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of non-typical conditions affecting the sales price.

Cost Approach

The Cost Approach is based upon the proposition that an informed purchaser would pay no more for the subject than the cost to produce a substitute property with equivalent utility. This approach is particularly applicable when the property being appraised involves relatively new improvements, which represent the highest and best use of the land; or when relatively unique or specialized improvements are located on the site, for which there exist few sales or leases of comparable properties.

In the Cost Approach, the appraiser forms an opinion of the cost of all improvements, depreciating them to reflect value loss from physical, functional and external causes. Land value, entrepreneurial profit and depreciated improvement costs are then added for a total value.

Sales Comparison Approach

The Sales Comparison Approach utilizes sales of comparable properties, adjusted for differences, to indicate a value for the subject property. Valuation is typically accomplished using a unit of comparison such as price per square foot, effective gross income multiplier or net income multiplier. Adjustments are applied to the units of comparison from an analysis of comparable sales, and the adjusted unit of comparison is then used to derive a total value.

The reliability of this approach is dependent upon (a) the availability of comparable sales data; (b) the verification of the sales data; (c) the degree of comparability; (d) the absence of non- typical conditions affecting the sales price.

Income Capitalization Approach

This approach first determines the income-producing capacity of a property by utilizing contract rents on leases in place and by estimating market rent from rental activity at competing properties. Deductions then are made for vacancy and collection loss and operating expenses. The resulting net operating income is capitalized at an overall capitalization rate to derive an

VALUATION SERVICES	66	ADVISORY GROUP

VALUATION PROCESS

opinion of value. The capitalization rate represents the relationship between net operating income and value.

Related to the Direct Capitalization Method is the Discounted Cash Flow Method. In this method, periodic cash flows (which consist of net operating income less capital costs) and a reversionary value are developed and discounted to a present value using an internal rate of return that is determined by analyzing current investor yield requirements for similar investments.

The reliability of the Income Capitalization Approach depends upon whether investors actively purchase the subject property type for income potential, as well as the quality and quantity of available income and expense data from comparable investments.

Summary

This Appraisal employs only the Income Capitalization Approach as we are valuing the leasehold position in the property. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that this approach would be considered necessary and applicable for market participants. Therefore, we have not employed the Cost Approach or the Sales Comparison Approach to develop an opinion of market value.

VALUATION SERVICES	67	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Methodology

The Income Capitalization Approach is a method of converting the anticipated economic benefits of owning property into a value through the capitalization process. The principle of “anticipation” underlies this approach in that investors recognize the relationship between an asset’s income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be projected, and the most appropriate capitalization method must be selected.

The two most common methods of converting net income into value are Direct Capitalization and Discounted Cash Flow. In direct capitalization, net operating income is divided by an overall capitalization rate to indicate an opinion of market value. In the discounted cash flow method, anticipated future cash flows and a reversionary value are discounted to an opinion of net present value at a chosen yield rate (internal rate of return).

In our opinion, the direct capitalization analysis method is most appropriate to value the subject property.

Historical Financial Performance of the Subject Property

The subject is an existing assisted living facility. We were provided with financial statements for 2000, 2001, 2002, and year-to-date 2003. The financial statements have been summarized on a following chart.

Potential Gross Income

There is only one type of payment source at the subject for assisted living services; private pay residents. This type of payor is generally considered the most desirable since private pay rates allow for greater profitability than any fixed government rate plans. Therefore, revenue for the subject is received from the monthly rentals of the living units, as well as from other sources such as second person (double occupancy) fees, move-in or processing fees, as well as other miscellaneous revenue.

VALUATION SERVICES	68	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Inn at Willow Glen
INCOME AND OPERATING EXPENSE SUMMARY

	2000				2001
	(January - December)				(January - December)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,616,591	$21,834	$59.82	78.88%	$1,887,474	$23,898	$65.47	77.73%
Rent Concessions	$(24,557)	$(332)	$(0.91)	-1.20%	$(495)	$(6)	$(0.02)	-0.02%
Additional Personal Care	$439,251	$5,933	$16.25	21.43%	$503,848	$6,379	$17.48	20.75%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$13,300	$180	$0.49	0.65%	$33,250	$421	$1.15	1.37%
Other Income	$4,964	$67	$0.18	0.24%	$4,201	$53	$0.15	0.17%

GROSS POTENTIAL REV.	$2,049,549	$27,682	$75.84	100.00%	$2,428,278	$30,745	$84.23	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$2,049,549	$27,682	$75.84	100.00%	$2,428,278	$30,745	$84.23	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$55,948	$756	$2.07	2.73%	$75,871	$961	$2.63	3.12%
Payroll (Wages)	$670,532	$9,056	$24.81	32.72%	$748,645	$9,479	$25.97	30.83%
Payroll Taxes & Benefits	$201,234	$2,718	$7.45	9.82%	$285,559	$3,616	$9.91	11.76%
Resident Care	$1,799	$24	$0.07	0.09%	$2,379	$30	$0.08	0.10%
Food Services	$205,597	$2,777	$7.61	10.03%	$141,573	$1,793	$4.91	5.83%
Activities	$11,997	$162	$0.44	0.59%	$13,157	$167	$0.46	0.54%
Housekeeping/Laundry	$28,431	$384	$1.05	1.39%	$17,819	$226	$0.62	0.73%
Plant Operations	$76,319	$1,031	$2.82	3.72%	$75,008	$950	$2.60	3.09%
Utilities	$93,342	$1,261	$3.45	4.55%	$105,711	$1,338	$3.67	4.35%
Marketing/Promotions	$35,871	$484	$1.33	1.75%	$29,423	$373	$1.02	1.21%
Operating Lease	$163,797	$2,212	$6.06	7.99%	$164,844	$2,087	$5.72	6.79%
Non-Departmental
Real Estate Taxes	$69,084	$933	$2.56	3.37%	$70,115	$888	$2.43	2.89%
Insurance	$14,479	$196	$0.54	0.71%	$23,686	$300	$0.82	0.98%
Management Fees (5% of EGI)	$102,477	$1,384	$3.79	5.00%	$121,414	$1,537	$4.21	5.00%
Replacement Reserves ($/Unit)	$24,900	$336	$0.92	1.21%	$24,900	$315	$0.86	1.03%

TOTAL ALL EXPENSES	$1,755,807	$23,714	$64.97	85.67%	$1,900,104	$24,058	$65.91	78.25%
EXPENSE RATIO	85.7%				78.2%
NET OPERATING INCOME	$293,742	$3,967	$10.87	14.33%	$528,174	$6,687	$18.32	21.75%
OCCUPANCY	89.2%				95.2%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2002				2003 Annualized
	(January - December)				(January - August)
	Amount	$/Resident	PRD	% of EGI	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$1,784,829	$34,271	$93.89	79.92%	$1,812,876	$30,607	$83.86	82.03%
Rent Concessions	$(54,997)	$(1,056)	$(2.89)	-2.46%	$(174,252)	$(2,942)	$(8.06)	-7.89%
Additional Personal Care	$456,628	$8,768	$24.02	20.45%	$488,570	$8,249	$22.60	22.11%
Second Occupant	$—	$—	$—	0.00%	$—	$—	$—	0.00%
New Resident Fees	$38,000	$730	$2.00	1.70%	$72,518	$1,224	$3.35	3.28%
Other Income	$8,754	$168	$0.46	0.39%	$10,194	$172	$0.47	0.46%

GROSS POTENTIAL REV.	$2,233,214	$42,880	$117.48	100.00%	$2,209,905	$37,311	$102.22	100.00%
Vacancy/Collection Loss	Inc. Above				Inc. Above

TOTAL NET REVENUE	$2,233,214	$42,880	$117.48	100.00%	$2,209,905	$37,311	$102.22	100.00%
OPERATING EXPENSES
Departmental
General/Administrative	$36,412	$699	$1.92	1.63%	$76,373	$1,289	$3.53	3.46%
Payroll (Wages)	$694,485	$13,335	$36.53	31.10%	$667,257	$11,266	$30.86	30.19%
Payroll Taxes & Benefits	$245,074	$4,706	$12.89	10.97%	$289,353	$4,885	$13.38	13.09%
Resident Care	$3,379	$65	$0.18	0.15%	$1,805	$30	$0.08	0.08%
Food Services	$120,879	$2,321	$6.36	5.41%	$139,776	$2,360	$6.47	6.32%
Activities	$11,103	$213	$0.58	0.50%	$15,747	$266	$0.73	0.71%
Housekeeping/Laundry	$13,948	$268	$0.73	0.62%	$14,093	$238	$0.65	0.64%
Plant Operations	$71,696	$1,377	$3.77	3.21%	$83,898	$1,416	$3.88	3.80%
Utilities	$105,020	$2,017	$5.52	4.70%	$112,553	$1,900	$5.21	5.09%
Marketing/Promotions	$39,743	$763	$2.09	1.78%	$49,452	$835	$2.29	2.24%
Operating Lease	$163,971	$3,148	$8.63	7.34%	$163,713	$2,764	$7.57	7.41%
Non-Departmental
Real Estate Taxes	$62,847	$1,207	$3.31	2.81%	$78,564	$1,326	$3.63	3.56%
Insurance	$43,840	$842	$2.31	1.96%	$44,568	$752	$2.06	2.02%
Management Fees (5% of EGI)	$111,661	$2,144	$5.87	5.00%	$110,495	$1,866	$5.11	5.00%
Replacement Reserves ($/Unit)	$24,900	$478	$1.31	1.11%	$24,900	$420	$1.15	1.13%

TOTAL ALL EXPENSES	$1,748,958	$33,582	$92.01	78.32%	$1,872,545	$31,615	$86.62	84.73%
EXPENSE RATIO	78.3%				84.7%
NET OPERATING INCOME	$484,256	$9,298	$25.47	21.68%	$337,360	$5,696	$15.60	15.27%
OCCUPANCY	62.7%				71.4%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	C&W Forecast
	Stabilized Year
	Amount	$/Resident	PRD	% of EGI

REVENUES
Rental Income	$2,160,600	$26,031	$79.24
Rent Concessions	$—	$—	$—
Additional Personal Care	$478,080	$5,760	$17.53
Second Occupant	$—	$—	$—
New Resident Fees	$33,200	$400	$1.22
Other Income	$10,000	$120	$0.37

GROSS POTENTIAL REV.	$2,681,880	$32,312	$124.05
Vacancy/Collection Loss	$(268,188)

TOTAL NET REVENUE	$2,413,692	$32,312	$88.53
OPERATING EXPENSES
Departmental
General/Administrative	$75,000	$1,004	$2.75	3.11%
Payroll (Wages)	$835,000	$11,178	$30.62	34.59%
Payroll Taxes & Benefits	$325,000	$4,351	$11.92	13.46%
Resident Care	$30,000	$402	$1.10	1.24%
Food Services	$150,000	$2,008	$5.50	6.21%
Activities	$20,000	$268	$0.73	0.83%
Housekeeping/Laundry	$20,000	$268	$0.73	0.83%
Plant Operations	$80,000	$1,071	$2.93	3.31%
Utilities	$110,000	$1,473	$4.03	4.56%
Marketing/Promotions	$40,000	$535	$1.47	1.66%
Operating Lease	$164,100	$2,197	$6.02	6.80%
Non-Departmental
Real Estate Taxes	$70,000	$937	$2.57	2.90%
Insurance	$46,000	$616	$1.69	1.91%
Management Fees (5% of EGI)	$120,685	$1,616	$4.43	5.00%
Replacement Reserves ($/Unit)	$24,900	$333	$0.91	1.03%

TOTAL ALL EXPENSES	$2,110,685	$28,255	$77.41	87.45%
EXPENSE RATIO	87.4%
NET OPERATING INCOME	$303,007	$4,056	$11.11	12.55%
OCCUPANCY	90.0%

VALUATION SERVICES	69	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Assisted Living Rate Analysis

The subject has an effective capacity of 83 residents and/or beds. The facility is of average quality construction with a layout and design typical to its age (smaller units, narrow hallways)m which makes marketing a challenge relative to the competition. The following is a description of the types of accommodations that are available at the subject.

Assisted living residents at the subject have the choice of studio and one-bedroom apartment units. The units are small and feature private bathrooms, kitchenettes and adequate closet areas. All of the residents are provided with three daily meals, weekly housekeeping, utilities (except telephone), activities, and scheduled transportation included in their monthly rent. Assisted living or personal care services are an additional monthly fee.

The subject’s actual rental rates (rent roll) were tested for reasonableness against similar facilities in the subject’s market area. In the Competitive Market Analysis section, we identified several existing facilities considered to provide competition for the subject. Data sheets were provided in the Competitive Market Analysis section presented previously. The complexes we surveyed are all considered comparable given that they all provide assisted living units. We note that the facilities are all adequately maintained and they all have a similar amenity package. All of the competing facilities have been discussed in detail in the Competitive Market Analysis section of the report.

The table below summarizes the subject’s unit types and the actual and asking monthly rents.

Inn at Willow Glen

			In House Rents		Asking Rents

	No.	Occ.	Monthly	$/Unit	Monthly	$/Unit
Unit	Units	Units	Revenue	Per Mo.	Revenue	Per Mo.

Assisted Living
Studio	35	31	$55,065	$1,776	$83,125	$2,375
Studio Large	41	38	$88,265	$2,323	$101,475	$2,475

Total - Studio	76	69	$143,330	$2,077	$184,600	$2,429
One-Bedroom	7	7	$21,010	$3,001	$21,000	$3,000

Total - One-Bedroom	7	7	$21,010	$3,001	$21,000	$3,000
Assisted Totals	83	76	$143,330	$1,886	$184,600	$2,224
Totals	83	76	$143,330	$1,886	$184,600	$2,224

It appears that the current in-house average rates generally fall below most of the asking rates at the subject. Overall, the average rate is $1,886 per month, which is 18 percent below the average asking rate of $2,224 per month. We feel a slight increase for the in-house rates is reasonable, noting that a rate increase was just recently instigated in October 2003. This increase will not adversely affect the stabilized occupancy level at the subject.

VALUATION SERVICES	70	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Base Rental Rates

The following chart details our reconciled base rental rates for all unit types at the subject. These rates were concluded to in the Competitive Market Analysis section of the report.

Inn at Willow Glen
Reconciled Market Rental Rates

	Resident	No.	No.	Market
Unit Type	Type	Units	Beds	Rent

Studio	AL	35	35	$1,850
Studio Large	AL	41	41	$2,300
One-Bedroom	AL	7	7	$3,000

Totals		83	83

Other Revenues

In addition to room revenues, the subject receives additional income from additional personal care, new resident fees (entrance fees), second person fees, as well as miscellaneous revenue from such items as barber/beauty income, laundry services, meal and guest fees, food catering, health supplies, etc.

Additional Personal Care

This relates to the additional costs for personal care to those residents who require additional care. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident	PRD

2000	$439,251	$5,933	$16.25
2001	$503,848	$6,379	$17.48
2002	$456,628	$8,768	$24.02
2003 Annualized	$488,570	$8,249	$22.60
C&W Forecast	$478,080	$5,760	$17.53

The base monthly rates at the subject do not include any personal care. All personal care at the subject is charged in addition to the base monthly rental rate. Specifically, there are eight base levels or tiers of care services available (based on a point system) that are determined from a monthly need assessment basis. The levels of personal care range from $225 per month (Level A) up to an additional $1,425 per month for Level 7 services. If a resident requires services above Level 7, there is an additional charge of $5.00 per point.

Review of the rent roll showed that of the existing residents, 55 residents (72 percent of existing total) were paying for personal care services. The average charge equated to $927.45 per month, which would indicate an average Level 3 care level. Based on the data, we have forecast that 60 percent of the resident mix will pay an average of $800 per month for personal

VALUATION SERVICES	71	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

care services. This equates to Year 1 revenue of $478,080, which is consistent with the recent pattern at the subject.

New Resident Fees

New resident fees at the subject are $2,000 per resident, which falls within the upperportion of the range of the comparables from $950 to $2,500. This amount is considered reasonable given the subject’s location and occupancy rate.

The typical turnover in an assisted living facility is between 20 and 28 months with a midrange of two years. This is equivalent to 50 percent of the census turning over each year. For the subject, we are estimating that 40 percent of the residents will pay entry or new resident fees during the subsequent 12 months. The historical, current and forecast revenue from this source is shown below.

Year	Total	$/Resident

2000	$13,300	$180
2001	$33,250	$421
2002	$38,000	$730
2003 Annualized	$72,518	$1,224
C&W Forecast	$33,200	$400

Based on the data, we have forecast Year 1 new resident fees at $33,200. The annualized 2003 data indicates a relatively high revenue, however, this is due to high number of new residents that moved into the facility after seeing atypical attrition in the mid to latter part of 2002. Our forecast is consistent with previous trends that reflected normal occupancy.

Second Person Fees

The subject charges a fee of $780 per month for a double occupant in the same unit. This would be applicable to a spouse or sibling. The historical revenue data for the subject did not include any line item breakdown for this category. At the time of inspection, there were only two double occupancies at the subject. Due to the smaller unit composition of the subject, any revenue from double occupancies is minimal. We believe that our other income forecast that follows would more than account for any revenue from this source.

Other Income

This category includes revenue received from the subject’s barber/beauty income, laundry services, cable TV revenue, meal and guest fees, food catering, health supplies, parking, etc. The historic costs for this category are shown in the following table.

VALUATION SERVICES	72	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Year	Total	$/Resident	PRD

2000	$4,964	$67	$0.18
2001	$4,201	$53	$0.15
2002	$8,754	$168	$0.46
2003 Annualized	$10,194	$172	$0.47
C&W Forecast	$10,000	$120	$1.22

Based on the data, we have forecast Year 1 revenue from this source at $10,000. This is seen as being consistent with the historic revenue for the subject.

Concessions/Rental Allowances

At the time of inspection, the subject was not offering any rent concessions. The property had been using concessions in the latter part of 2002 and first part of 2003 to release units that had seen atypical attrition. Concessions at the subject were discontinued several months ago. Concessions are believed to be a negligible part of the market used only to stimulate lease-up of any unforeseen vacancies and should not have be of any major significance to a property like the subject. Therefore, no allowance for rent concessions will be applied to the subject.

Vacancy and Collection Loss

Both the investor and the appraiser are primarily interested in the annual revenue an income property is likely to produce over a specified period of time, rather than the income it could produce if it were always 100 percent occupied and all tenants were paying their rent in full and on time. A normally prudent practice is to expect some income loss as tenants vacate, fail to pay rent, or pay their rent late. Model units or other rent loss, if necessary, is addressed separately.

The subject, as of the most current rent roll provided, was 95 percent occupied. This is higher than current average occupancy levels for the market area overall. Rent comparable occupancies range from 90 to 100 percent. Occupancy at the subject was 89 percent in 2000, 95 percent in 2001, 63 percent in 2002 and year-to-date 2003 annualizes out to 71 percent. As noted, the subject’s occupancy has increased strongly over the last several months and the facility is presently nearly full.

In consideration of the above, as well as the general market conditions and market positioning of the subject, we have forecasted a stabilized vacancy and collection loss of 10.00 percent for the subject.

Effective Gross Income

The following table summarizes the projected estimate of stabilized income based on the above findings. The stabilized revenues reflect what we believe would be anticipated by a purchaser of the subject and are based on current market rents and trends.

VALUATION SERVICES	73	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Inn at Willow Glen
STABILIZED OPERATING INCOME

						PER
	RESIDENT	NO.	NO.	MONTHLY		ACTUAL
UNIT TYPE	TYPE	UNITS	BEDS	RATE	INCOME	RESIDENT

Studio	AL	35	35	$1,850	$777,000
Studio Large	AL	41	41	$2,300	$1,131,600
One-Bedroom	AL	7	7	$3,000	$252,000

Total		83	83		$2,160,600	$26,031
Additional Personal Care			60%	$800	$478,080	$5,760
Second Person			0%	$800	$—	$—
New Resident Fees			40%	$1,000	$33,200	$400
Other					$10,000	$120

TOTAL POTENTIAL GROSS INCOME					$2,681,880	$32,312
LESS: VACANCY @			10.0%		$(268,188)

EFFECTIVE GROSS INCOME					$2,413,692	$32,312
Opinion of Expenses

We have developed an opinion of the property’s annual operating expenses after reviewing its historical performance and reviewing the operating statements of similar senior living properties. We were provided with operating statements for 2000, 2001, 2002, and year-to-date 2003. This information was previously summarized.

We were not provided with the staffing requirements for the facility and we were not able to analyze the expenses on this basis. We have supported our estimate of projected expenses with other senior living facilities in the region, as well as from overall industry statistics. We also note that the reader is cautioned when reviewing the comparable expenses for individual facilities, in that the reporting of expenses varies by property and that different congregate living facilities offer different services. All comparisons will be made on an actual resident basis.

Expense Comparables

The expense comparables have been summarized on the following page.

VALUATION SERVICES	74	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

SUMMARY OF COMPARABLE OPERATING EXPENSES
ASSISTED LIVING FACILITIES

										ASHA		ASHA
										Lower	ASHA	Upper
Facility		Confidential			Confidential			Confidential		Quartile	Median	Quartile

Reporting Period		2002			2002			2002		2002	2002	2002
Year Built		1999			2001			1990		N/A	N/A	N/A
No. of AL Units		89			72			11		N/A	N/A	N/A
No. of ALZ Units		13			0			0		N/A	N/A	N/A

Total Units		102			114			187		N/A	N/A	N/A
Occupancy		83%			85%			98%		N/A	N/A	N/A
Resident Days		30,901			35,493			66,890
	Per		% of	Per		% of	Per		% of
	Resident	$/RD	EGI	Resident	$/RD	EGI	Resident	$/RD	EGI

TOTAL NET REVENUES	$37,505	$102.75		$25,443	$69.71		$34,768	$95.26		$29,046	$34,264	$38,878
EXPENSES
General & Administrative	$756	$2.07	2.02%	$1,110	$3.04	3.25%	$1,129	$3.09	3.25%	$1,115	$1,433	$1,889
Payroll (Wages/Salaries)	$11,593	$31.76	30.91%	$8,553	$23.43	23.52%	$8,179	$22.41	23.52%	N/A	N/A	N/A
Payroll Taxes & Benefits	$3,815	$10.45	10.17%	$2,144	$5.88	8.62%	$2,996	$8.21	8.62%	$1,575	$2,068	$3,003
Resident Care	$219	$0.60	0.59%	$609	$1.67	0.82%	$286	$0.78	0.82%	$4,253	$6,123	$7,259
Food Services	$1,786	$4.89	4.76%	$1,207	$3.31	6.32%	$2,196	$6.02	6.32%	$2,704	$3,529	$4,892
Activities	$58	$0.16	0.16%	$58	$0.16	0.53%	$184	$0.50	0.53%	N/A	N/A	N/A
Housekeeping	$119	$0.32	0.32%	$101	$0.28	0.86%	$299	$0.82	0.86%	$532	$815	$1,130
Plant Operations	$644	$1.77	1.72%	$510	$1.40	4.05%	$1,409	$3.86	4.05%	$580	$916	$1,356
Utilities	$1,536	$4.21	4.09%	$1,180	$3.23	5.19%	$1,805	$4.94	5.19%	$1,086	$1,306	$1,526
Marketing/Promotions	$527	$1.44	1.41%	$439	$1.20	1.57%	$546	$1.49	1.57%	$858	$1,349	$2,008
Real Estate Taxes	$705	$1.93	1.88%	$520	$1.43	3.62%	$1,257	$3.45	3.62%	$648	$1,011	$1,597
Insurance	$611	$1.67	1.63%	$400	$1.10	3.32%	$1,154	$3.16	3.32%	$278	$463	$726
ADJUSTED OPERATING EXPENSES	$22,369	$73.84	59.64%	$16,832	$55.56	61.66%	$21,439	$70.77	61.66%	$20,959	$24,058	$29,438
Management Fee	$1,875	$5.14	5.00%	$1,272	$3.49	5.00%	$1,738	$0.00	5.00%	$1,249	$1,713	$2,082
Expense Ratio Before										76%	75%	81%
Reserves	65%			71%			67%
Reserves	—	—	—	—	—	—	—	—	—	$181	$326	$525

Source: The State of Seniors Housing, 2002, ASHA. (Data is for Assisted Living Facilities)

Note: Each line expense for ASHA derived from seperately sorted data columns and may not add up under totals.

* All comparable categories based on Actual Unit (Per Resident)

VALUATION SERVICES	75	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

General & Administrative

These costs, for the basis of the subject analysis, include office supplies, licenses/permits,dues/subscriptions, travel/meals, communications/telephone, resident activities and transportation. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$55,948	$756	$2.07	2.73%
2001	$75,871	$961	$2.63	3.12%
2002	$36,412	$699	$1.92	1.63%
2003 Annualized	$76,373	$1,289	$3.53	3.46%
C&W Forecast	$75,000	$1,004	$2.75	3.11%

The expense comparables showed expenses for this category from $ 756 to $1,129 per resident (average of $ 999 per resident), while the industry data showed a range from $1,115 to $1,889 per resident (median of $1,433 per resident). The subject’s actual expenses fall towards the lower end of the range of the comparable properties. We believe that a higher cost would be warranted for the property based on the market data. We have forecast Year 1 general and administrative costs at $75,000 or $1,004 per resident.

Payroll (Wages and Salaries)

These costs, for the basis of the subject analysis, include all wage and salary costs for the employees. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$670,532	$9,056	$24.81	32.72%
2001	$748,645	$9,479	$25.97	30.83%
2002	$694,485	$13,335	$36.53	31.10%
2003 Annualized	$667,257	$11,266	$30.86	30.19%
C&W Forecast	$835,000	$11,178	$30.62	34.59%

The expense comparables showed expenses for this category from $8,179 to $11,593 per resident (average of $9,442 per resident), while no data was provided by the ASHA industry data. The subject’s actual expenses fall towards the lower portion of the comparable range and we believe a slightly higher cost would be reasonable. We have forecast Year 1 wages and salary costs at $835,000 or $11,178 per resident.

VALUATION SERVICES	76	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

Payroll Taxes and Benefits

These costs, for the basis of the subject analysis, include cost for the employee pension plan, employee incentives, vacation pay, employee benefits and payroll taxes. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$201,234	$2,718	$7.45	9.82%
2001	$285,559	$3,616	$9.91	11.76%
2002	$245,074	$4,706	$12.89	10.97%
2003 Annualized	$289,353	$4,885	$13.38	13.09%
C&W Forecast	$325,000	$4,351	$11.92	13.46%

The expense comparables showed expenses for this category from $2,144 to $3,815 per resident (average of $2,985 per resident), while the industry data showed a range from $1,575 to $3,003 per resident (median of $2,068 per resident). The subject’s actual expenses fall at the upper end of the range by the comparable properties, but are considered reasonable. We have forecast Year 1 payroll taxes and benefits costs at $325,000 or $4,351 per resident.

Resident Care

This expense is for the costs associated with the personal or assisted living services for the assisted living residents. These include all health care and special needs supplies and related activities, but does not include payroll. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$1,799	$24	$0.07	0.09%
2001	$2,379	$30	$0.08	0.10%
2002	$3,379	$65	$0.18	0.15%
2003 Annualized	$1,805	$30	$0.08	0.08%
C&W Forecast	$30,000	$402	$1.10	1.24%

The expense comparables showed expenses for this category from $ 219 to $ 609 per resident (average of $ 371 per resident), while the industry data showed a range from $4,253 to $7,259 per resident (median of $6,123 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are seen as falling well below the average costs by the comparable properties. As such, we believe a prudent operator would allocate a higher allowance, especially as over one-half of the subject’s residents are

VALUATION SERVICES	77	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

paying for additional resident or personal care. Based on this, we have forecast Year 1 resident care costs at $30,000 or $ 402 per resident.

Food Services

These costs include raw food costs, as well as kitchen supplies. The residents at the subject are provided with three complete meals per day. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$205,597	$2,777	$7.61	10.03%
2001	$141,573	$1,793	$4.91	5.83%
2002	$120,879	$2,321	$6.36	5.41%
2003 Annualized	$139,776	$2,360	$6.47	6.32%
C&W Forecast	$150,000	$2,008	$5.50	6.21%

The expense comparables showed expenses for this category from $1,207 to $2,196 per resident (average of $1,729 per resident), while the industry data showed a range from $2,704 to $4,892 per resident (median of $3,529 per resident). The subject’s actual expenses are bracketed by the expense comparisons. We have forecast Year 1 food services costs at $150,000 or $2,008 per resident.

Activities

This category is for the activities and recreation costs, as well as transportation costs. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$11,997	$162	$0.44	0.59%
2001	$13,157	$167	$0.46	0.54%
2002	$11,103	$268	$0.73	0.62%
2003 Annualized	$15,747	$266	$0.73	0.71%
C&W Forecast	$20,000	$268	$0.73	0.83%

The expense comparables showed expenses for this category from $ 58 to $ 184 per resident (average of $ 100 per resident), while no data was provided by the ASHA industry data. The

VALUATION SERVICES	78	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

subject’s actual expenses fall at the upper end of the range shown by the comparable properties. We have forecast Year 1 activities costs at $20,000 or $ 268 per resident.

Housekeeping/Laundry

This category is for all housekeeping costs, including all supplies requisite to housekeeping and laundry services. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$28,431	$384	$1.05	1.39%
2001	$17,819	$226	$0.62	0.73%
2002	$13,948	$268	$0.73	0.62%
2003 Annualized	$14,093	$238	$0.65	0.64%
C&W Forecast	$20,000	$268	$0.73	0.83%

The expense comparables showed expenses for this category from $ 101 to $ 299 per resident (average of $ 173 per resident), while the industry data showed a range from $ 532 to $1,130 per resident (median of $ 815 per resident). The industry data included wages and salaries that we have categorized separately. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 housekeeping costs at $20,000 or $ 268 per resident.

Plant Operations

These costs include general repairs and maintenance, elevator contracts, supplies and equipment purchases for the facility. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$76,319	$1,031	$2.82	3.72%
2001	$75,008	$950	$2.60	3.09%
2002	$71,696	$1,377	$3.77	3.21%
2003 Annualized	$83,898	$1,416	$3.88	3.80%
C&W Forecast	$80,000	$1,071	$2.93	3.31%

VALUATION SERVICES	79	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The expense comparables showed expenses for this category from $ 510 to $1,409 per resident (average of $ 854 per resident), while the industry data showed a range from $ 580 to $1,356 per resident (median of $ 916 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 plant operations costs at $80,000 or $1,071 per resident.

Utilities

This expense is for the annual cost for natural gas, electricity, water/sewer, cable TV and trash removal. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$93,342	$1,261	$3.45	4.55%
2001	$105,711	$1,338	$3.67	4.35%
2002	$105,020	$2,017	$5.52	4.70%
2003 Annualized	$112,553	$1,900	$5.21	5.09%
C&W Forecast	$110,000	$1,473	$4.03	4.56%

The expense comparables showed expenses for this category from $1,180 to $1,805 per resident (average of $1,507 per resident), while the industry data showed a range from $1,086 to $1,526 per resident (median of $1,306 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 utility costs at $110,000 or $1,473 per resident.

Marketing/Promotions

This expense is directly connected to the advertising and marketing of the complex for such things as newspapers and brochures, resident retention, etc. These costs also include the payroll costs of the marketing staff. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$35,871	$484	$1.33	1.75%
2001	$29,423	$373	$1.02	1.21%
2002	$39,743	$763	$2.09	1.78%
2003 Annualized	$49,452	$835	$2.29	2.24%
C&W Forecast	$40,000	$535	$1.47	1.66%

VALUATION SERVICES	80	ADVISORY GROUP

INCOME CAPITALIZATION APPROACH

The expense comparables showed expenses for this category from $ 439 to $ 546 per resident (average of $ 504 per resident), while the industry data showed a range from $ 858 to $2,008 per resident (median of $1,349 per resident). The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 marketing costs at $40,000 or $ 535 per resident.

Real Estate Taxes

This cost is for the annual real and personal property tax liability for the subject. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$69,084	$933	$2.56	3.37%
2001	$70,115	$888	$2.43	2.89%
2002	$62,847	$1,207	$3.31	2.81%
2003 Annualized	$78,564	$1,326	$3.63	3.56%
C&W Forecast	$70,000	$937	$2.57	2.90%

The expense comparables showed expenses for this category from $ 520 to $1,257 per resident (average of $ 828 per resident), while the industry data showed a range from $ 648 to $1,597 per resident (median of $1,011 per resident). Please refer to the Real Estate Taxes and Assessments section of the report for a discussion on how the Year 1 taxes were estimated.We have forecast the Year 1 real estate tax expense at $70,000 or $ 937 per resident and which is based on a market value premise.

Insurance

This cost is for the annual liability insurance for the property. The historical costs, as well as our forecast for this category are shown below.

Year	Total	$/Resident	PRD	% of EGI

2000	$14,479	$196	$0.54	0.71%
2001	$23,686	$300	$0.82	0.98%
2002	$43,840	$842	$2.31	1.96%
2003 Annualized	$44,568	$752	$2.06	2.02%
C&W Forecast	$46,000	$616	$1.69	1.91%

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INCOME CAPITALIZATION APPROACH

The expense comparables showed expenses for this category from $ 400 to $1,154 per resident (average of $ 722 per resident), while the industry data showed a range from $ 278 to $ 726 per resident (median of $ 463 per resident). Insurance costs for senior living properties have increased strongly over the last one to two years. The subject’s actual expenses are supported by the comparable properties. We have forecast Year 1 insurance costs at $46,000 or $ 616 per resident.

Management Fee

The subject is managed by ARV at a rate equal to 5.0 percent of effective gross income. According to data by The 2002 State of Senior Housing Report, the median management fee for congregate living facilities is 5.0 percent, with a general range from 5.0 to 7.0 percent. We have concluded to a 5.0 percent management fee and which equates to a Year 1 expense of $120,685 or $1,616 per resident in our analysis.

Operating Lease

This expense relates to the operating lease for the property. Review of the lease abstract for the property, as well as the historical operating statements showed the following lease costs for the subject.

Year	Total	$/Resident	PRD	% of EGI

2000	$163,797	$2,212	$6.06	7.99%
2001	$164,844	$2,087	$5.72	6.79%
2002	$163,971	$3,148	$8.63	7.34%
2003 Annualized	$163,713	$2,764	$7.57	7.41%
C&W Forecast	$164,100	$2,197	$6.02	6.80%

Based on the limited information, we have forecast Year 1 operating lease costs at $164,100.

Replacement Reserves

Replacement reserves are necessary for replacement of roof covering, mechanical systems, furnishings, appliances, etc. For a facility such as the subject, it is reasonable to deduct one to two percent of net resident revenues for replacement reserves. The ASHA industry data shows a range of reserve unit allowances from $ 181 to $ 525 per unit with a median of $ 326 per unit. In the case of the subject and its date of construction, we have deducted an amount equal to $300 per unit and which equates to a total cost of $24,900 or $ 333 per resident, which is well supported by the industry data.

Expense Summary

Overall, the first year expenses for the subject (including management fees and reserves) are projected at $2,110,685 ($28,255 per resident) and 87.45 percent of effective gross income. The sale comparables indicated expense ratios from 52.75 to 69.17 percent (average of 63.90 percent), while the industry data showed a range from 76 to 81 percent (median of 75 percent).

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Additionally, the subject has operated at expense ratios ranging from 55.7 to 63.8 percent over the last three years (includes management and reserve allowances).

We note that, according to The Senior Care Acquisition Report 2003, that the average expense ratio for assisted living facilities was 75.8 percent in 2002 and which represented an approximately eight percent increase from 70.4 percent in 2001. The survey noted, however, that many of the properties used in the sampling were troubled which resulted in a higher reported operating expense basis.

Furthermore, operating margins for assisted living facilities were reported at 30.8 percent for the median, 18.4 percent for the lower quartile and 34.7 percent for the upper quartile according to the State of Senior Housing Report 2002.

Our conclusion equates to a net operating income per resident of $4,056, which is below the most recent full operating year (2002) of $10,513 per resident. The difference, however, is directly related to our stabilized market occupancy that is higher than that witnessed in 2002, as well as having increased some expense levels to market levels. As such, our expense and resultant net operating income estimate is considered reasonable in light of the historical data. A summary of our Year 1 proforma is presented below.

Inn at Willow Glen
STABILIZED OPERATING STATEMENT

			Total	PR	PRD	% of EGI

EFFECTIVE GROSS INCOME			$2,413,692	$32,312	$88.53
EXPENSES
General/Administrative			$75,000	$1,004	$2.75	3.11%
Payroll (Wages)			$835,000	$11,178	$30.62	34.59%
Payroll Taxes & Benefits			$325,000	$4,351	$11.92	13.46%
Resident Care			$30,000	$402	$1.10	1.24%
Food Services			$150,000	$2,008	$5.50	6.21%
Activities			$20,000	$268	$0.73	0.83%
Housekeeping/Laundry			$20,000	$268	$0.73	0.83%
Plant Operations			$80,000	$1,071	$2.93	3.31%
Utilities			$110,000	$1,473	$4.03	4.56%
Marketing/Promotions			$40,000	$535	$1.47	1.66%
Operating Lease			$164,100	$2,197	$6.02	6.80%
Real Estate Taxes			$70,000	$937	$2.57	2.90%
Insurance			$46,000	$616	$1.69	1.91%

TOTAL OPERATING EXPENSES		81.4%	$1,965,100	$26,307	$72.07	81.41%
Management Fees	5.0%		$120,685	$1,616	$4.43	5.00%
Replacement Reserves	$300		$24,900	$333	$0.91	1.03%

TOTAL EXPENSES			$2,110,685	$28,255	$77.41	87.45%
NET OPERATING INCOME			$303,007	$4,056	$11.11	12.55%

(*) Per Actual Resident

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Discounted Cash Flow Method

In the Discounted Cash Flow Method, we employed Microsoft Excel to model the income characteristics of the property and to make a variety of cash flow assumptions. We attempted to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment. The following table illustrates the assumptions used in the discounted cash flow analysis.

Terminal Capitalization Rate Selection

A terminal capitalization rate was used to develop an opinion of the market value of the leasehold position at the end of the lease term. The rate is applied to the net operating income following Year 14. We developed an opinion of an appropriate terminal rate based on indicated rates in today’s market.

In determining an appropriate capitalization rate, the rates of return have been derived by applying three different methods: market extraction from the sales comparables, our findings reported in The Senior Care Acquisition Report, 2003, published by Irving Levin Associates, Inc., findings from the Senior Care Participants Survey completed by Cushman & Wakefield, Inc., and from Band-of-Investment.

The capitalization rate was determined by analyzing investment rates of return acceptable to buyers. The rate of return on an investment is determined by analyzing several aspects of that investment and then assigning a risk associated with those aspects. Elements usually considered are:

•	Reliability of the gross income prediction. How certain is it that the income will be forthcoming? Income is more dependable when the property is leased on a long-term basis to financially responsible tenants than when rented on a month-to-month basis to less reliable tenants.

•	Reliability of the expense prediction. Is there great danger of having expenses increase materially, or is there a fair chance that they will remain about the same or even decrease?

•	Expense ratio. If the expenses are low in relation to gross income, the quality of the net income may be better, because a moderate reduction in gross income or a moderate increase in expenses does not affect the net income substantially.

•	Burden of management. Even when real estate management is employed, a property that requires constant attention, because of either maintenance or rent collection problems, is less desirable than one that needs minimal management. A long-term lease that requires a tenant to take care of all repairs and to pay taxes and insurance presents a situation that is relatively free from this burden of management.

•	Marketability of the property. An investment that has marketability and liquidity appeals to a wider group of investors than one lacking those attributes.

•	Stability of value. The value or market price of a piece of real property tends to remain within a narrower range for longer periods of time than do most other commodities.

As described previously, the gross income projected for the property is subject to such uncertainties as competition from other facilities and fluctuations in demand for the subject’s services. Moreover, the subject property has limited marketability and liquidity because a purchaser must have the appropriate operating license from the applicable state regulatory

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agencies, which limit the number of potential investors and would, in any potential sale of the property, create impediments and delays.

Going-In Capitalization Rate

The first method used to derive the capitalization rate was a review of comparable sales that have occurred in the subject’s regional area. The following table summarizes the overall capitalization rates of several recent transactions of similar assisted living properties that provide an indication of current rates:

CAPITALIZATION RATE SUMMARY

		Date	Year		Capitalization
No.	Property Name	of Sale	Built	Occupancy	Rate

1	Carmel Village	Jan-03	1986	97%	11.14%
2	Emerald Hills	Sep-02	1999	95%	11.19%
3	Mapleride of Laguna Creek	Jan-02	1999	95%	10.55%
4	Woodmark at Summit Ridge	Feb-02	1998	95%	12.94%
5	Manor at Lakeside	Aug-01	1981	95%	11.56%
6	Atria Redding	Jul-01	2000	95%	12.50%
Low			1981	95%	10.55%
High			2000	97%	12.94%
Median			1999	95%	11.38%
Average			1994	95%	11.65%

The overall capitalization rates of the comparable sales range from 10.55 to 12.94 percent, with an average indicated of 11.65 percent. These rates are reported to be after management fee and reserves. The capitalization rates reflect actual buyer expectations of existing facilities and are directly applicable to the subject and the spread in the capitalization rates is 239 basis points. Although this is a relatively wide range in rates, the sales nevertheless are felt to provide a good comparison of estimating a market capitalization rate. We believe that based on the market positioning, age, quality and condition of the subject, a capitalization rate in the lower to middle portion of the range would be warranted. From this, we have concluded to a range from 11.00 to 11.50 percent for the subject.

Industry Findings

To further test the capitalization rates, data on assisted living acquisition trends in The Senior Care Acquisition Report, Eighth Edition, 2003, was consulted. The report indicated that after two years of declining capitalization rates for assisted living properties, 2002 saw an increase in rates to a reported average of 12.20 percent. This information is summarized in the graph below.

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In addition, Cushman & Wakefield, Inc. has surveyed senior care participants regarding their investment parameters for senior housing properties. This recent information has been summarized in the following table.

2003 Participants Survey

			Change From 2002		Change From 2001
		Survey
Property Type	Survey Range	Average	Basis Point	%	Basis Point	%

Capitalization Rates
55+ Senior Apartments	7.00% - 10.25%	8.15%	-7	0.9%	-68	-7.6%
Independent Living	9.00% - 10.50%	9.55%	-5	0.5%	-30	-3.0%
Assisted Living	10.00% - 12.25%	10.85%	-17	1.6%	-8	-7.2%
Skilled Nursing	11.50% - 18.00%	14.15%	16	-1.1%	-61	-4.2%
Continuing Care Retirement Community	9.00% - 11.50%	10.40%	-35	3.4%	-15	-1.4%
Internal Rates of Return
55+ Senior Apartments	9.50% - 15.00%	10.60%	-15	1.4%	-20	-1.8%
Independent Living	10.00% - 15.00%	11.90%	-25	2.1%	-65	-5.7%
Assisted Living	12.00% - 17.00%	15.30%	42	-2.7%	-22	-1.5%
Skilled Nursing	13.00% - 20.00%	16.30%	-25	1.5%	-165	-9.1%
Continuing Care Retirement Community	9.00% - 17.00%	13.00%	-25	1.9%	-135	-9.2%

Source: Senior Care Participants Survey, 2003 by Cushman & Wakefield, Inc.

In reviewing the 2003 survey, capitalization rates for assisted living facilities ranged from 10.00 to 12.25 percent with an average indication of 10.85 percent. This data is seen as being nearly 135 basis points below that reported previously in The Senior Care Acquisition Report, Eighth Edition, 2003. The 2003 C&W survey also shows that capitalization rates have declined slightly over those reported in 2002 and 2001.

In choosing the appropriate capitalization rate for the subject, we have considered its location, occupancy, as well as the overall condition and utility of the property. The subject is a mid-sized

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INCOME CAPITALIZATION APPROACH

assisted living facility located in a favorable demographic area in California. The market area is considered to be at an equilibrium basis with no under- or over-supply at this time. Based on the data and characteristics of the subject and marketplace, we believe a capitalization rate of between 11.00 to 11.50 percent to be appropriate for the property.

Band of Investment

The Band of Investment technique accounts for the combination of equity and prevailing financing which are banded together to finance this type of real estate. The rate developed is a weighted average, the weights being percentages of the total value, which are occupied by the mortgage and equity positions.

After surveying several commercial mortgage lenders and consulting the most recent Senior Care Participants Survey, published by Cushman & Wakefield, Inc. and the Senior Care Acquisition Report, published by Irving Levin Associates, it is our opinion that a typical creditworthy owner could obtain financing from a lending source in an amount equal to 75 percent of value at an annual interest rate of 8.50 percent. A typical loan period for this type of real estate ranges from 20 to 30 years. Utilizing a 25-year amortization period at an 8.50 percent interest rate (payable monthly) yields a mortgage constant of 0.0966273.

For a review of investor rates of return, reference is made to the previous table, which showed investment parameters for assisted living properties.

As shown in the table, internal rates of return or equity dividend rates for senior housing properties ranged from 9.50 to 20.00 percent. Independent living facilities fall within the lower to middle portion of the range from 10.00 to 15.0 percent with an average indicated rate of 11.90 percent. Assisted living facilities fall within the middle portion at 12.00 to 17.0 percent with an average indicated rate of 15.30 percent.

Based on the data, we believe a prudent investor in a senior housing property like the subject would accept an initial annual return of between 10 percent and 15 percent of an equity investment in anticipation of a stable income flow and property appreciation over time. From this, and based on the subject’s physical, locational and competitive structure, a rate from within the middle portion of the latter range, or 14.0 percent would be reasonable.

It should be emphasized that the equity dividend rate is not necessarily the same as an equity yield rate or true rate of return on equity capital. The equity dividend rate is an equity capitalization that reflects all benefits that can be recognized by the equity investor as of the date of purchase. The overall capitalization rate is developed as follows:

Band of Investment Technique

75.0%	MORTGAGE	X	0.0966273 Mortgage Constant	=	0.0724
25.0%	Equity	X	0.1400 Equity Dividend	=	0.0350

100.0%	Total				0.1074
			OAR = 10.74%

Based on the data, we have estimated a market based capitalization rate of 11.50 percent for the property. However, a premium to the going-in capitalization rate is believed warranted to allow for the risk involved through the remaining term of the lease. Investors would typically add 150 to 250 basis points to the going-in cap rate to arrive at a terminal capitalization rate under a

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leasehold situation with a remaining term such as the subject’s. As a result, we have applied a 13.50 percent terminal capitalization rate in our analysis.

Discount Rate Selection

We developed an opinion of future cash flows and discounted that income stream at an internal rate of return (yield rate) currently required by investors for similar-quality real property. We note that due to the end of the lease, there is no reversion to the property as it will revert to the lessor.

Review of the 2003 Senior Housing Participants Survey presented earlier showed a wide range of rates of return for senior properties from a low of 9.75 percent to as high as 27 percent. The adjusted averages ranged from 12.8 percent for independent living facilities to 15.1 percent for licensed assisted living facilities.

Based on investor parameters and given our knowledge of the risks associated with such a facility, we have applied a 15.50 percent discount rate to the subject cash flows to arrive at our final value estimate. This rate is noted as being higher than the current investor rates that were reported in the 2003 Senior Housing Participants Survey.

Due to the risk in the property in that the lease in near the end of its first option period and we are assuming they exercise the second and final 10-year option period, we believe that an increase of between 150 and 200 basis points in the discount rate would be appropriate.

As such, we believe that a 15.50 percent discount rate is considered reasonable based on the age, size, condition and quality of the subject, as well as the competitive nature of the market. Therefore, we have discounted our cash flow and reversionary value projections at a discount rate of return of 15.50 percent.

Summary of Discounted Cash Flow Assumptions

Modeling Assumptions

Holding Period:	14 years
Start Date:	November 22, 2003
End Date	November 22, 2017
Vacancy & Collection Loss:	10.0%
Consumer Price Index (CPI):	3.50%
Expense Growth Rate:	3.50%
Property Tax Growth Rate:	3.50%
Rates of Return
Discount Rate:	15.50%
Terminal Cap Rate:	13.50%
Reversionary Sales Cost:	N/A

Discounted Cash Flow Method Conclusion

Based on the discount rate selected above, the value of the leasehold interest is $1,950,000, rounded. Our cash flow projection and valuation matrix is presented below.

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Inn at Willow Glen
DISCOUNTED CASH-FLOW ANALYSIS - LEASEHOLD

ASSUMPTIONS

INFLATION (INCOME)	3.5%
OPERATING EXPENSE RATIO	81.4%
RESERVES	$300
MANAGEMENT FEE	5.0%
CAPITALIZATION RATE	13.50%
COSTS OF SALE	2.00%
DISCOUNT RATE	15.50%

FINANCIAL FORECAST

PERIODS		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7

EFFECTIVE GROSS INCOME		$2,413,692	$2,498,171	$2,585,607	$2,676,103	$2,769,767	$2,866,709	$2,967,044
LESS: OPERATING EXPENSES		$1,965,100	$2,033,879	$2,105,064	$2,178,741	$2,254,997	$2,333,922	$2,415,610
LESS: MANAGEMENT FEE	5.0%	$120,685	$124,909	$129,280	$133,805	$138,488	$143,335	$148,352
LESS: RESERVES	$300	$24,900	$25,772	$26,674	$27,607	$28,573	$29,573	$30,608

CASH FLOW		$303,007	$313,613	$324,589	$335,950	$347,708	$359,878	$372,473

PERIODS	Year 8	Year 9	Year 10	Year 11	Year 12	Year 13	Year 14

EFFECTIVE GROSS INCOME	$3,070,890	$3,178,371	$3,289,614	$3,404,751	$3,523,917	$2,769,767	$2,866,709
LESS:	$2,500,156	$2,587,661	$2,678,230	$2,771,968	$2,868,986	$2,254,997	$2,333,922
LESS:	$153,545	$158,919	$164,481	$170,238	$176,196	$138,488	$143,335
LESS:	$31,680	$32,789	$33,936	$35,124	$36,353	$27,607	$28,573

CASH FLOW	$385,510	$399,003	$412,968	$427,422	$442,382	$348,674	$360,878
							13.50%
							$2,673,169
							($53,463)

							$2,619,706

NET PRESENT VALUE	$1,949,646
	$1,950,000	(ROUNDED)

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RECONCILIATION AND FINAL VALUE OPINION

Valuation Methodology Review and Reconciliation

This Appraisal employs only the Income Capitalization Approach as we are valuing the leasehold position in the property. Based on our analysis and knowledge of the subject property type and relevant investor profiles, it is our opinion that this approach would be considered necessary and applicable for market participants. Therefore, we have not employed the Cost Approach or the Sales Comparison Approach to develop an opinion of market value.

The approaches indicated the following values:

Cost Approach	N/A
Sales Comparison Approach:	N/A
Income Capitalization Approach:	$1,950,000

The Income Capitalization Approach is typically considered the most appropriate approach to utilize when valuing going concerns such as nursing homes and assisted living facilities. This approach considers the income potential of the property. In our Income Capitalization Approach to value, the anticipated monetary benefits of the leasehold position were converted into a value estimate. Within the Income Capitalization Approach, discounted cash flow was used as it is the most common method used by investors and purchasers in acquiring leasehold properties.

Based on our Complete Appraisal as defined by the Uniform Standards of Professional Appraisal Practice, we have developed an opinion that the “as-is” going concern market value of the leasehold estate of the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, on October 15, 2003 was:

ONE MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS

$1,950,000

Personal Property Allocation

Included in the above estimate of market value is the contributing value of the personal property at the subject property, or the furnishings, fixtures and equipment (FF&E). FF&E is generally considered to be part of the assisted living facility and is typically sold with the building. It is therefore considered to be a part of the property’s total value. FF&E includes the unit and public area furnishings, kitchen equipment, service/maintenance equipment and other machinery. We estimated the value of the FF&E. According to the Marshall Valuation Service Manual, the cost new for FF&E for an assisted living facility is approximately $3,500 per unit.

Physical deterioration (depreciation) must be deducted for the FF&E. The subject was completed in 1977. Based on our physical inspection of the property, we are of the opinion that the personal property is currently in average physical condition. We have estimated that the subject’s FF&E has a useful life of 10 years and we have estimated the current effective age at 8 years. This equates to a 80 percent depreciation factor, as summarized in the following table.

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RECONCILIATION AND FINAL VALUE OPINION

Furniture, Fixtures and Equipment

Value of FF&E Per Unit As New	$3,500
Number of Units	83
Total Value of FF&E As New (Including 15% Profit factor)	$495,075
Physical Life (Year)	10
Average Effective Age (Years)	8
Percent Depreciated (%)	80%
Percent Value Remaining (%)	20%
Depreciated Value (Rounded)	$100,000

The contributing value of the FF&E is believed to be the cost of the FF&E less its accrued depreciation or $100,000, rounded.

Business Value (Going Concern)

Assisted living facilities are undisputedly a combination of business and real estate; the day-to-date operation of an assisted living facility represents a business over and above the real estate value. Numerous theories have been developed over time in an attempt to isolate the business component of a senior housing facility. As the property is subject to an operating lease and we are valuing only the leasehold interest, this indicates that all of the value is attributable to $1,950,000 in business value.

VALUATION SERVICES	91	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

“Report” means the appraisal or consulting report and conclusions stated therein, or a letter opinion, to which these Assumptions and Limiting Conditions are annexed.

“Property” means the subject of the Report

“C&W” means Cushman & Wakefield, Inc. or its subsidiary that issued the Report.

“Appraiser(s)” means the employee(s) of C&W who prepared and signed the Report.

The Report has been made subject to the following assumptions and limiting conditions:

1.	No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters that are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2.	The information contained in the Report or upon which the Report is based has been gathered from sources the Appraiser assumes to be reliable and accurate.The owner of the Property may have provided some of such information. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters. Any authorized user of the Report is obligated to bring to the attention of C&W any inaccuracies or errors that it believes are contained in the Report.

3.	The opinions are only as of the date stated in the Report. Changes since that date in external and market factors or in the Property itself can significantly affect the conclusions.

4.	The Report is to be used in whole and not in part. No part of the Report shall be used in conjunction with any other analyses. Publication of the Report or any portion thereof without the prior written consent of C&W is prohibited. Reference to the Appraisal Institute or to the MAI designation is prohibited. Except as may be otherwise stated in the letter of engagement, the Report may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Report shall be conveyed to the public through advertising, or used in any sales or promotional or offering or SEC material without C&W’s prior written consent.

Any authorized user of this Report who provides a copy to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including attorneys’ fees, incurred in investigating and defending any claim arising from or in any way connected to the use of, or reliance upon, the Report by any such unauthorized person or entity.

5.	Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

6.	The Report assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to

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discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Report; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Report is based.

7.	The physical condition of the improvements considered by the Report is based on visual inspection by the Appraiser or other person identified in the Report. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8.	The forecasted potential gross income referred to in the Report may be based on lease summaries provided by the owner or third parties. The Report assumes no responsibility for the authenticity or completeness of lease information provided by others. C&W recommends that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

9.	The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser’s best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser’s task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Report, envisages for the future in terms of rental rates, expenses, and supply and demand.

10.	Unless otherwise stated in the Report, the existence of potentially hazardous or toxic materials that may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11.	Unless otherwise stated in the Report, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the Property. C&W recommends that an expert in this field be employed.

12.	If the Report is submitted to a lender or investor with the prior approval of C&W, such party should consider this Report as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in this Report.

13.	In the event of a claim against C&W or its affiliates or their respective officers or employees or the Appraisers in connection with or in any way relating to this Report or this engagement, the maximum damages recoverable shall be the amount of the monies

VALUATION SERVICES	93	ADVISORY GROUP

ASSUMPTIONS AND LIMITING CONDITIONS

actually collected by C&W or its affiliates for this Report and under no circumstances shall any claim for consequential damages be made.

14.	If the Report is referred to or included in any offering material or prospectus, the Report shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Report.

15.	By use of this Report each party that uses this Report agrees to be bound by all of the Assumptions and Limiting Conditions stated herein.

Extraordinary Assumptions

An extraordinary assumption is defined as “an assumption, directly related to a specific assignment, which, if found to be false, could alter the appraiser’s opinions or conclusions. Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 2).

This Appraisal assumes that the property meets the licensing requirements of the State of California as a residential care facility for the elderly and continues to remain in compliance with applicable life safety codes.

This Appraisal employs no other Extraordinary Assumptions.

Hypothetical Conditions

A hypothetical condition is defined as “that which is contrary to what exists, but is supposed for the purpose of analysis. Hypothetical conditions assume conditions contrary to known facts about physical, legal, or economic characteristics of the subject property or about conditions external to the property, such as market conditions or trends, or the integrity of data used in an analysis.” (USPAP 2001 Edition, ASB of The Appraisal Foundation, 1/1/2001, page 3).

This Appraisal employs no Hypothetical Conditions.

VALUATION SERVICES	94	ADVISORY GROUP

CERTIFICATION OF APPRAISAL

We certify that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.

2.	The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and is our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in the property that is the subject of this report, and no personal interest with respect to the parties involved.

4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.

5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.

6.	Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8.	Mark E. Bryant made a personal inspection of the property that is the subject of this report. John M. Vissotzky, MAI, Managing Director, Valuation Advisory Services, reviewed and approved the report but did not inspect the property.

9.	No one provided significant real property appraisal assistance to the persons signing this report.

10.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

11.	As of the date of this report, Appraisal Institute continuing education for John M. Vissotzky, MAI is current.

Mark E. Bryant	John M. Vissotzky, MAI
Managing Director	Managing Director
Senior Housing/Healthcare Industry Group
California Certified General Appraiser
License No. AG02572

VALUATION SERVICES	95	ADVISORY GROUP

ADDENDA

Addenda Contents
ADDENDUM A:	Letter of Engagement
ADDENDUM B:	Legal Description
ADDENDUM C:	Demographics
ADDENDUM D:	Property Exhibits
ADDENDUM E:	Operating Lease
ADDENDUM F:	Historical Operating Statements
ADDENDUM G:	Qualifications of the Appraisers

VALUATION SERVICES	96	ADVISORY GROUP

ADDENDA

ADDENDUM A: Letter of Engagement

September 30, 2003

Mr. Douglas Armstrong
General Counsel
ARV Assisted Living, Inc.
 245 Fischer Avenue, D-1
Costa Mesa, CA 92626

Re:	12 Assisted Living Facilities In California and Arizona

Dear Mr. Armstrong:

Thank you for requesting our proposal for appraisal services. This proposal letter, with its attachments, will become, upon your acceptance, our letter of engagement to provide the services outlined herein.

THE PARTIES TO THIS AGREEMENT: Cushman & Wakefield of Georgia, Inc, Cushman & Wakefield of California, Inc, and Cushman & Wakefield of Arizona, Inc. will prepare the appraisals. We understand that ARV Assisted Living, Inc. (“ARV”) and its affiliates are the clients in this assignment and will be referred to herein, collectively, at times as the “Client” and the report will be addressed to ARV and/or one or more of its affiliates as requested by ARV.

The appraisal will be prepared and submitted to the Client for use only in connection with the proxy solicitation/tender offers filed with the SEC and distributed to the holders of limited partnership interests in American Retirement Villas Properties II and American Retirement Villas Properties III, L.P. (the “Partnerships”). Unless we otherwise consent in writing, the appraisal cannot be used (other than in the material related to the proxy solicitation/tender offer referred to above) for any purpose. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider this Appraisal as only one factor together with its independent investment considerations and underwriting criteria, in its overall investment decision. Such lender or investor is specifically cautioned to understand all Extraordinary Assumptions and Hypothetical Conditions and the Assumptions and Limiting Conditions incorporated in the Appraisal.

REPORTING REQUIREMENTS: We have agreed to prepare a Complete Appraisal in a Self-Contained format. The market value of the Fee Simple or Leasehold Interest will be presented As Is. You have also requested that we include the Going Concern Value as of the specified date of value. The valuation methods utilized in these reports will include the Income Approach, Sale Comparison Approach, and Cost Approach if all deemed applicable in producing a credible value estimate. The appraisal reports will be signed by an Appraisal Institute member holding the title of MAI (Member Appraisal Institute), Any appraisal report will

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

contain reliance language to the effect that the report is for the use and benefit of ARV, any of its affiliates, agents, and advisors and that the report and references to the report may be included and quoted in any tender offer or solicitation document (whether electronic or hard copy format) in connection with the transactions involving the Partnership referred to above.

PROPERTY INFORMATION: The twelve subject properties are:

ARV PORTFOLIO

Property	Units	City	State	YR Built	Appraisal fee

Covina Villa	63	Covina	CA	1977	$5,500
Montego Heights Lodge	163	Walnut Creek	CA	1978	$4,500
R.I. Of Burlingame	67	Burlingame	CA	1977	$4,500
R.I. Of Campbell	71	Campbell	CA	1977	$4,500
R.I. Of Daly City	95	Daly City	CA	1975	$4,500
R.I. Of Fremont	68	Fremont	CA	1977	$4,500
R.I. Of Fullerton	68	Fullerton	CA	1974	$4,500
R.I. Of Sunnyvale	120	Sunnyvale	CA	1977	$4,500
Valley View Lodge	125	Walnut Creek	CA	1986	$4,500
Inn @ Willow Glen	83	San Jose	CA	1977	$5,000
Chandler Villas	164	Chandler	AZ	1988	$5,500
Villa Las Posas	123	Camarillo	CA	1997	$5,500

	1,210				$57,500

The entire fee is inclusive of any travel expenses and is a net fee to ARV or its Designated Affiliates

REGULATIONS OF FEDERAL AGENCIES: Federal banking regulations require banks and savings and loan associations to employ appraisers where a FIRREA compliant appraisal must be used in connection with mortgage loans or other transactions involving federally regulated lending institutions, including mortgage bankers/brokers. The appraisal being prepared would comply with the requirements of FIRREA if it were being delivered for use by a federally regulated institution. This appraisal will be prepared in accordance with the Uniform Standards of Professional Appraisal Practice of The Appraisal Foundation, the Standards of Professional Practice and the Code of Ethics of the Appraisal Institute.

STANDARD ASSUMPTIONS AND LIMITING CONDITIONS: Our report will be subject to our standard Assumptions and Limiting Conditions, which will be incorporated into the appraisal. The appraisal report may also be subject to any Extraordinary Assumptions and Hypothetical Conditions.

CONSENT: We understand that you intend to include, in the tender offer/proxy solicitation materials referred to above, a copy of our appraisal report, a description of the report and a summary of the procedures we followed in preparing our report, and our basis for, and the

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

methods we used in arriving at, the conclusions reflected in our report. We agree to assist in the preparation of such description and summary and consent to your inclusion in the tender officer/proxy solicitation material of a copy of the appraisal report and a description and summary reasonably acceptable to us. Furthermore, you agree to pay the reasonable fees, of our legal counsel for the review of any such description and summary to be included in such material which is the subject of the requested consent.

In the event the Client provides a copy of this appraisal to, or permits reliance thereon by, any person or entity not authorized by C&W in writing to use or rely thereon, ARV hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers and employees, harmless from and against all damages, expenses, claims and costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the use of, or reliance upon, the appraisal by any such unauthorized person or entity. ARV also hereby agrees to indemnify and hold C&W, its affiliates and their respective shareholders, directors, officers, and employees harmless from and against all damages, expenses, claims, costs, including reasonable attorneys’ fees, incurred in investigating and defending any claim arising from the reliance upon the appraisal by any limited partner of the Partnerships or in connection with the tender offer/proxy solicitation material described herein. Notwithstanding the foregoing, neither ARV nor any of its affiliates shall be required to indemnify or hold harmless C&W, its affiliates or any of their respective shareholders, directors, officers or employees for or against any losses, damages, expenses, claims or costs resulting from the gross negligence, willful misconduct or bad faith of C&W, its affiliates or any of their respective shareholders, directors, officers, or employees. This indemnification shall be binding on ARV, its successors and assigns.

If the Appraisal is referred to or included in any offering material or prospectus, (other than the proxy solicitation/tender offer material referred to above), the Appraisal shall be deemed referred to or included for informational purposes only and C&W, its employees and the Appraiser have no liability to such recipients. C&W disclaims any and all liability to any party other than the party which retained C&W to prepare the Appraisal.

INFORMATION NEEDED TO COMPLETE THE ASSIGNEMNT: We understand that you will provide the following information for our review, if available.

•	Plot Plan/Survey and Legal Description

•	Building plans

•	Original construction and site acquisition costs

•	Cost of any major expansions, modifications or repairs incurred over the past three years/Capital Expense Budget

•	Operating Statements for three previous years plus year-to-date

•	Most recent real estate tax bill or statement

•	Operating Budgets

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

•	Sales history of the subject property over the past three years at a minimum

•	Rent roll

•	On Site Contact – Name and Phone #

When appropriate, we will include graphics such as maps, photographs and charts to assist in visualizing our findings. The final reports will be delivered electronically. We will provide hard copies upon request.

Fee and Schedule of Payment: The fee for this assignment shall be $57,500 in total (please see previous chart for individual fees), payable at the time of transmission of the report electronically or in three (3) bound copies. A retainer equal to fifty percent ($28,750) of the fee shall be paid when you return this engagement letter signed by you below authorizing the assignment to us. The balance of the fee will be due upon delivery of the report. Payment of the fee is not contingent on the appraised value, outcome of the consultation report, a loan closing, or any other prearranged condition.

Additional fees will be charged on an hourly basis for any work which exceeds the scope of this proposal, including performing additional valuation scenarios, additional research and conference calls or meetings with any party which exceed the time allotted for an assignment of this nature. If we are requested to stop working on this assignment, for any reason, prior to our completion of the appraisal, we will be entitled to bill you for the time put in to date at our hourly rates.

Response to Review: We agree to respond to your review of our report within five (5) business days of your communication to us. Correspondingly, you will have twenty-one (21) days from receipt of our report to communicate your review. We reserve the right to bill you for responding to your review beyond this time period.

Authorizing the Assignment and Report Delivery: We agree to complete the assignment within (21) days of receipt of your written authorization to proceed. You may authorize the assignment by signing this letter and returning it to us with the requested retainer .

Responding to Subpoena or Other Judicial Command to Produce Documents: If we receive a subpoena or other judicial command to produce documents or to provide testimony involving this assignment in connection with a lawsuit or proceeding, we will use reasonable efforts to notify you of our receipt of same. However, if we are not a party to these proceedings, you agree to reimburse us for the reasonable out-of-pocket expenses that we incur in responding to any subpoena or judicial command, including reasonable attorneys’ fees, if any, as they are incurred. We will be compensated at the then prevailing hourly rates of the personnel responding to the subpoena or command for testimony.

Limitation on Liability: By signing this agreement, except as may be prohibited by applicable law, Client expressly agrees that its sole and exclusive remedy for any and all losses or damages relating to this agreement shall be limited to the amount of the appraisal fee paid by the Client. In the event that the Client, or any other party entitled to do so, makes a claim against C&W or any of its affiliates or any of their respective officers or employees in connection with or in any way relating to this engagement or the appraisal, the maximum damages recoverable from C&W or any of its affiliates or their respective officers or employees shall be

VALUATION SERVICES	ADVISORY GROUP

Mr. Douglas Armstrong
ARV Assisted Living, Inc.
September 30, 2003

the amount of the monies actually collected by us for this assignment and under no circumstances shall any claim for consequential damages be made.

You acknowledge that any opinions and conclusions expressed by the Cushman & Wakefield professionals during this assignment are representations made as employees and not as individuals. C&W’s responsibility is limited to the client.

Thank you for calling on us to render these services and we look forward to working with you.
Sincerely,

VALUATION SERVICES	ADVISORY GROUP

ADDENDA

ADDENDUM B: Legal Description

EXHIBIT A

D 311 PAGE 558

ORDER NO. 66796

DESCRIPTION

All that certain real property situate in the City of San Jose, County of Santa Clara, State of California, being all of Lot 5 and a portion of Lot 7 of Block 6, as said Lots are shown on that certain Map entitled, “Map of the Sainsevain Villa”, filed June 19, 1876 in Book “A” of Maps, at page 11, Santa Clara County Records, described as follows:

BEGINNING at a point in the Easterly line of said Lot 7, said point bears 42.00 feet (measured at right angles) Northerly from the center line of Pedro Street, as said center line is shown on that certain Map of Tract No. 1779, filed in Book 76 of Maps at pages 8 and 9, Santa Clara County Records; thence from said Point of Beginning along the Easterly line of said Lots N. 0° 00’ 37” E., 188.10 feet (188.00 Record) to the Northeasterly corner of said Lot 5; thence along the Northerly line of said Lot 5, N. 89° 59’ 23” W. 370.30 feet (370.00 Record) to the Easterly line of Northrup Street (60.00 feet wide); thence along said Easterly line of Northrup Street, S. 0° 00’ 37” W., 168.10 feet; thence along a curve to the left, having a radius of 20.00 feet, through a central angle of 90° 00’ 00” for an arc length of 31.42 feet to a point 42.00 feet (measured at right angles) Northerly from said center line of Pedro Street; thence parallel with said center line, S. 89° 59’ 23” E., 350.30 feet to the Point of Beginning.

9-26-97-SJ4-06-L
264-5-66
40-001

BW/OM/bf

(A) 264-5-66
(9-10-76)

ADDENDA

ADDENDUM C: Demographics

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	210,566		217,534		233,700
Age 45 - 54	24,306	11.54%	25,995	11.95%	29,596	12.66%
Age 55 - 59	7,990	3.79%	9,034	4.15%	11,196	4.79%
Age 60 - 64	5,938	2.82%	6,434	2.96%	8,360	3.58%
Age 65 - 69	5,090	2.42%	5,210	2.40%	6,011	2.57%
Age 70 - 74	5,086	2.42%	5,047	2.32%	5,087	2.18%
Age 75 - 79	4,920	2.34%	4,902	2.25%	5,002	2.14%
Age 80 - 84	3,626	1.72%	3,862	1.78%	4,190	1.79%
Age 85 and over	3,373	1.60%	3,719	1.71%	4,321	1.85%
Age 55 and over	36,024	17.11%	38,209	17.56%	44,167	18.90%
Age 65 and over	22,096	10.49%	22,741	10.45%	24,611	10.53%
Total Population, Male	108,002		111,318		119,299
Age 45 - 54	12,428	11.51%	13,282	11.93%	15,085	12.64%
Age 55 - 59	3,948	3.66%	4,456	4.00%	5,504	4.61%
Age 60 - 64	2,827	2.62%	3,076	2.76%	4,008	3.36%
Age 65 - 69	2,313	2.14%	2,375	2.13%	2,743	2.30%
Age 70 - 74	2,119	1.96%	2,107	1.89%	2,116	1.77%
Age 75 - 79	2,008	1.86%	1,999	1.80%	2,039	1.71%
Age 80 - 84	1,279	1.18%	1,328	1.19%	1,441	1.21%
Age 85 and over	952	0.88%	1,015	0.91%	1,187	0.99%
Age 55 and over	15,445	14.30%	16,355	14.69%	19,038	15.96%
Age 65 and over	8,670	8.03%	8,823	7.93%	9,526	7.99%
Total Population, Female	102,564		106,216		114,401
Age 45 - 54	11,878	11.58%	12,712	11.97%	14,511	12.68%
Age 55 - 59	4,042	3.94%	4,578	4.31%	5,692	4.98%
Age 60 - 64	3,111	3.03%	3,358	3.16%	4,353	3.80%
Age 65 - 69	2,777	2.71%	2,835	2.67%	3,268	2.86%
Age 70 - 74	2,967	2.89%	2,941	2.77%	2,971	2.60%
Age 75 - 79	2,912	2.84%	2,904	2.73%	2,963	2.59%
Age 80 - 84	2,348	2.29%	2,534	2.39%	2,748	2.40%
Age 85 and over	2,421	2.36%	2,704	2.55%	3,135	2.74%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 1 of 24

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	20,578	20.06%	21,853	20.57%	25,129	21.97%
Age 65 and over	13,426	13.09%	13,918	13.10%	13.10	13.19%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 2 of 24

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	127,577		128,261		129,397
Age 65 and over	17,320	13.58%	17,544	13.68%	18,367	14.19%
Black or African American Alone	7,654		7,962		8,773
Age 65 and over	263	3.44%	291	3.66%	324	3.69%
American Indian and Alaska Native Alone	1,866		2,031		2,460
Age 65 and over	91	4.87%	96	4.72%	121	4.92%
Asian Alone	24,468		26,557		31,263
Age 65 and over	2,697	11.02%	2,923	11.01%	3,515	11.24%
Native Hawaiian and Other Pacific Islander Alone	693		725		849
Age 65 and over	23	3.36%	24	3.34%	27	3.15%
Some Other Race Alone	37,440		40,595		47,525
Age 65 and over	1,156	3.09%	1,269	3.13%	1,553	3.27%
Two or More Races	10,869		11,403		13,434
Age 65 and over	545	5.02%	594	5.21%	704	5.24%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	71,686		75,697		85,158
Age 65 and over	3,262	4.55%	3,277	4.33%	3,673	4.31%
Not Hispanic or Latino	138,881		141,836		148,542
Age 65 and over	18,833	13.56%	19,464	13.72%	20,938	14.10%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	7,620		8,847		10,948
Income less than $15,000	1,261	16.56%	563	6.36%	409	3.73%
Income $15,000 - $24,999	1,012	13.28%	627	7.09%	602	5.50%
Income $25,000 - $34,999	1,129	14.82%	654	7.39%	648	5.92%
Income $35,000 - $49,999	1,214	15.93%	985	11.13%	931	8.51%
Income $50,000 - $74,999	1,477	19.39%	1,686	19.05%	1,608	14.69%
Income $75,000 - $99,999	801	10.51%	1,205	13.62%	1,662	15.18%
Income $100,000 - $149,999	509	6.68%	1,575	17.81%	1,955	17.86%
Income $150,000 - $249,999	126	1.65%	1,198	13.54%	1,914	17.48%
Income $250,000 - $499,999	40	0.52%	289	3.26%	990	9.05%
Income $500,000 and more	14	0.18%	66	0.75%	229	2.09%
Median Household Income	39,800		73,658		94,194

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 3 of 24

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 4 of 24

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	4,241		3,050		3,455
Income less than $15,000	1,261	29.72%	349	11.45%	227	6.57%
Income $15,000 - $24,999	850	20.04%	402	13.18%	351	10.15%
Income $25,000 - $34,999	669	15.79%	374	12.26%	364	10.53%
Income $35,000 - $49,999	558	13.15%	483	15.82%	490	14.18%
Income $50,000 - $74,999	480	11.33%	528	17.32%	597	17.29%
Income $75,000 - $99,999	217	5.12%	313	10.25%	455	13.17%
Income $100,000 - $149,999	119	2.80%	296	9.71%	420	12.16%
Income $150,000 - $249,999	41	0.96%	248	8.14%	338	9.79%
Income $250,000 - $499,999	16	0.38%	41	1.34%	175	5.07%
Income $500,000 and more	3	0.07%	16	0.52%	38	1.10%
Median Household Income	24,941		47,391		62,437
Householder Age 70 - 74	3,455		2,978		2,941
Income less than $15,000	1,210	35.01%	363	12.18%	206	7.02%
Income $15,000 - $24,999	750	21.71%	402	13.50%	309	10.52%
Income $25,000 - $34,999	579	16.76%	350	11.75%	326	11.08%
Income $35,000 - $49,999	500	14.48%	466	15.64%	389	13.23%
Income $50,000 - $74,999	402	11.64%	547	18.37%	527	17.93%
Income $75,000 - $99,999	175	5.07%	305	10.24%	398	13.54%
Income $100,000 - $149,999	79	2.29%	284	9.54%	349	11.88%
Income $150,000 - $249,999	39	1.13%	207	6.95%	273	9.29%
Income $250,000 - $499,999	15	0.42%	38	1.28%	129	4.40%
Income $500,000 and more	4	0.12%	17	0.56%	33	1.12%
Median Household Income	23,881		47,023		61,364
Householder Age 75 - 79	3,048		3,178		3,189
Income less than $15,000	1,313	43.08%	574	18.07%	330	10.35%
Income $15,000 - $24,999	615	20.19%	583	18.33%	479	15.02%
Income $25,000 - $34,999	393	12.89%	447	14.07%	475	14.89%
Income $35,000 - $49,999	272	8.91%	526	16.54%	473	14.84%
Income $50,000 - $74,999	190	6.24%	451	14.19%	521	16.34%
Income $75,000 - $99,999	117	3.84%	237	7.45%	341	10.71%
Income $100,000 - $149,999	41	1.36%	171	5.37%	271	8.51%
Income $150,000 - $249,999	11	0.36%	158	4.98%	184	5.76%
Income $250,000 - $499,999	5	0.16%	26	0.81%	99	3.12%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 5 of 24

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	1	0.03%	6	0.19%	15	0.47%
Median Household Income	17,695		34,632		44,842

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 6 of 24

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	2,212		2,469		2,629
Income less than $15,000	1,036	46.84%	450	18.20%	271	10.30%
Income $15,000 - $24,999	454	20.51%	469	19.00%	421	16.02%
Income $25,000 - $34,999	294	13.30%	354	14.34%	385	14.66%
Income $35,000 - $49,999	188	8.48%	399	16.17%	400	15.21%
Income $50,000 - $74,999	136	6.15%	352	14.23%	423	16.09%
Income $75,000 - $99,999	89	4.03%	175	7.07%	284	10.81%
Income $100,000 - $149,999	33	1.48%	126	5.10%	212	8.05%
Income $150,000 - $249,999	13	0.59%	113	4.59%	135	5.13%
Income $250,000 - $499,999	4	0.18%	26	1.05%	83	3.16%
Income $500,000 and more	1	0.07%	6	0.24%	15	0.57%
Median Household Income	16,916		33,887		43,888
Householder Age 85 and over	1,679		2,185		2,509
Income less than $15,000	756	45.01%	410	18.76%	263	10.48%
Income $15,000 - $24,999	325	19.37%	416	19.05%	402	16.01%
Income $25,000 - $34,999	200	11.93%	317	14.49%	372	14.82%
Income $35,000 - $49,999	132	7.84%	341	15.61%	384	15.30%
Income $50,000 - $74,999	104	6.18%	315	14.43%	391	15.60%
Income $75,000 - $99,999	60	3.55%	146	6.68%	270	10.76%
Income $100,000 - $149,999	26	1.57%	117	5.34%	197	7.86%
Income $150,000 - $249,999	1	0.06%	108	4.94%	144	5.72%
Income $250,000 - $499,999	1	0.06%	15	0.70%	78	3.10%
Income $500,000 and more	0	0.00%	0	0.00%	9	0.34%
Median Household Income	16,411		33,360		43,513

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 7 of 24

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	73,695		79,476		84,165
Income less than $15,000	13,359	18.13%	5,445	6.85%	3,475	4.13%
Income $15,000 - $24,999	11,209	15.21%	5,927	7.46%	4,846	5.76%
Income $25,000 - $34,999	11,333	15.38%	6,076	7.64%	5,393	6.41%
Income $35,000 - $49,999	13,811	18.74%	9,427	11.86%	7,518	8.93%
Income $50,000 - $74,999	13,377	18.15%	15,580	19.60%	13,115	15.58%
Income $75,000 - $99,999	6,475	8.79%	11,820	14.87%	12,865	15.29%
Income $100,000 - $149,999	3,350	4.55%	13,445	16.92%	15,883	18.87%
Income $150,000 - $249,999	816	1.11%	9,574	12.05%	13,313	15.82%
Income $250,000 - $499,999	248	0.34%	1,835	2.31%	6,567	7.80%
Income $500,000 and more	89	0.12%	349	0.44%	1,189	1.41%
Average Household Income	$44,768		$90,196		$114,712
Median Household Income	$36,229		$70,641		$90,028
Per Capita Income	$17,494		$32,856		$40,745

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	28,217		29,795		31,276
Value less than $25,000	100	0.35%	35	0.12%	32	0.10%
Value $25,000 - $49,999	121	0.43%	106	0.36%	54	0.17%
Value $50,000 - $74,999	145	0.51%	69	0.23%	87	0.28%
Value $75,000 - $99,999	373	1.32%	59	0.20%	49	0.16%
Value $100,000 - $149,999	1,568	5.56%	242	0.81%	124	0.40%
Value $150,000 - $199,999	3,393	12.03%	524	1.76%	262	0.84%
Value $200,000 - $299,999	11,921	42.25%	2,425	8.14%	1,188	3.80%
Value $300,000 - $399,999	6,857	24.30%	5,824	19.55%	2,794	8.93%
Value $400,000 - $499,999	2,507	8.88%	7,624	25.59%	4,818	15.40%
Value $500,000 Or More	1,232	4.37%	12,888	43.26%	21,868	69.92%
Median Specified Owner-Occupied Housing Unit Value	270,546		473,672		642,531

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 8 of 24

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	2,736		2,740		2,754
Correctional Institutions	1,216	44.44%	1,219	44.48%	1,226	44.51%
Nursing Homes	1,056	38.58%	1,057	38.56%	1,062	38.55%
Other Institutions	465	16.98%	465	16.96%	467	16.94%
Noninstitutionalized	5,891		5,902		5,920

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	34,387	35,220	37,044
Renter Occupied	43,013	44,256	47,120

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	22,614
In Family Households	13,704	60.60%
Householder	7,375	32.61%
Spouse	4,838	21.39%
Other relative	1,407	6.22%
Non-Relative	84	0.37%
In Group Quarters	1,094	4.84%
Institutionalized	1,023	4.53%
Other	71	0.31%
In Non-Family Households	7,816	34.56%
Male Householder	1,389	6.14%
Living Alone	1,226	5.42%
Not Living Alone	162	0.72%
Female Householder	6,026	26.65%
Living Alone	5,723	25.31%
Not Living Alone	304	1.34%
Non-Relative	401	1.77%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 9 of 24

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	28,819		8,756
Less than 20%	14,276	49.54%	6,166	70.42%
20 to 24%	3,222	11.18%	637	7.27%
25 to 29%	3,111	10.79%	466	5.32%
30 to 34%	2,430	8.43%	300	3.42%
35% or more	5,548	19.25%	1,075	12.27%
Not Computed	232	0.81%	113	1.30%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	40,195		5,119
Less than 20%	9,299	23.14%	621	12.13%
20 to 24%	6,084	15.14%	384	7.49%
25 to 29%	5,268	13.11%	488	9.54%
30 to 34%	3,971	9.88%	508	9.93%
35% or more	14,469	36.00%	2,854	55.75%
Not Computed	1,104	2.75%	265	5.17%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	33,297	45.26%	10,145	66.40%
Renter Occupied Units	40,274	54.74%	5,133	33.60%
Complete Plumbing Facilities	73,264	99.58%	15,200	99.49%
Lacking Plumbing Facilities	307	0.42%	73	0.48%
With Telephone	72,083	97.98%	15,133	99.05%
No Telephone	1,495	2.03%	147	0.96%
One or more Vehicles	65,814	89.46%	11,402	74.63%
No Vehicles Available	7,757	10.54%	3,869	25.32%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 10 of 24

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	74,068		7,971		6,803
Married Couple Family	32,088	43.32%	3,765	47.23%	2,132	31.34%
Other Family	11,707	15.81%	713	8.95%	752	11.05%
Male Householder	3,936	5.31%	201	2.53%	140	2.06%
Female Householder	7,771	10.49%	512	6.42%	611	8.99%
Non-Family	30,272	40.87%	3,493	43.82%	3,919	57.61%
Householder Living Alone	21,753	29.37%	3,271	41.04%	3,674	54.01%
Householder not Living Alone	8,519	11.50%	222	2.78%	245	3.60%
Above Poverty	67,219	90.75%	7,235	90.76%	6,093	89.57%
Married Couple Family	30,731	41.49%	3,649	45.78%	2,079	30.57%
Other Family	9,918	13.39%	673	8.45%	687	10.09%
Male Householder	3,588	4.84%	196	2.46%	140	2.06%
Female Householder	6,330	8.55%	478	5.99%	546	8.03%
Non-Family	26,570	35.87%	2,912	36.54%	3,327	48.91%
Householder Living Alone	19,364	26.14%	2,729	34.23%	3,131	46.02%
Householder not Living Alone	7,205	9.73%	184	2.30%	197	2.89%
Below Poverty	6,849	9.25%	737	9.24%	709	10.43%
Married Couple Family	1,357	1.83%	116	1.45%	52	0.77%
Other Family	1,789	2.42%	40	0.50%	65	0.96%
Male Householder	348	0.47%	6	0.07%	0	0.00%
Female Householder	1,441	1.95%	34	0.43%	65	11.00%
Non-Family	3,703	5.00%	581	7.29%	592	8.70%
Householder Living Alone	2,389	3.23%	543	6.81%	544	7.99%
Householder not Living Alone	1,314	1.77%	38	0.48%	48	0.71%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 11 of 24

Senior Life Report
Area(s): Radius 3.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	155,435		21,638		9,201
With Mblty or Care Lmts	10,737	6.91%	4,618	21.34%	2,978	32.36%
Mobility Limits Only	2,979	1.92%	1,660	7.67%	1,133	12.32%
Self Care Limits Only	4,806	3.09%	1,254	5.80%	625	6.79%
Both Limits	2,952	1.90%	1,704	7.87%	1,220	13.26%
No Mblty or Care Limits	144,698	93.09%	17,020	78.66%	6,224	67.64%
With a Work Disability	15,877	10.21%	6,789	31.38%
In Labor Force	4,380	2.82%	434	2.01%
Employed	3,918	2.52%	397	1.83%
Unemployed	462	0.30%	37	0.17%
Not in Labor Force	11,497	7.40%	6,355	29.37%
Prevented from Working	9,926	6.39%	5,505	25.44%
Not Prevented from Wrk	1,571	1.01%	850	3.93%
No Work Disability	139,557	89.79%	14,852	68.64%
In Labor Force	105,096	67.61%	2,599	12.01%
Employed	99,489	64.01%	2,502	11.56%
Unemployed	5,607	3.61%	97	0.45%
Not in Labor Force	34,461	22.17%	12,253	56.63%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 12 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Population	614,756		634,694		680,955
Age 45 - 54	71,385	11.61%	76,569	12.06%	86,895	12.76%
Age 55 - 59	23,906	3.89%	26,999	4.25%	33,449	4.91%
Age 60 - 64	18,735	3.05%	20,230	3.19%	26,315	3.86%
Age 65 - 69	15,648	2.55%	15,998	2.52%	18,547	2.72%
Age 70 - 74	14,083	2.29%	14,028	2.21%	14,152	2.08%
Age 75 - 79	12,172	1.98%	12,218	1.93%	12,486	1.83%
Age 80 - 84	7,969	1.30%	8,606	1.36%	9,312	1.37%
Age 85 and over	7,128	1.16%	7,989	1.26%	9,289	1.36%
Age 55 and over	99,641	16.21%	106,068	16.71%	123,550	18.14%
Age 65 and over	57,000	9.27%	58,839	9.27%	63,786	9.37%
Total Population, Male	313,462		323,128		346,050
Age 45 - 54	35,833	11.43%	38,435	11.89%	43,511	12.57%
Age 55 - 59	11,565	3.69%	13,059	4.04%	16,174	4.67%
Age 60 - 64	8,707	2.78%	9,365	2.90%	12,272	3.55%
Age 65 - 69	7,164	2.29%	7,301	2.26%	8,483	2.45%
Age 70 - 74	6,095	1.94%	6,070	1.88%	6,127	1.77%
Age 75 - 79	5,003	1.60%	5,016	1.55%	5,148	1.49%
Age 80 - 84	2,901	0.93%	3,075	0.95%	3,340	0.97%
Age 85 and over	2,047	0.65%	2,220	0.69%	2,603	0.75%
Age 55 and over	43,483	13.87%	46,105	14.27%	54,146	15.65%
Age 65 and over	23,211	7.40%	23,681	7.33%	25,700	7.43%
Total Population, Female	301,294		311,566		334,905
Age 45 - 54	35,552	11.80%	38,134	12.24%	43,385	12.95%
Age 55 - 59	12,342	4.10%	13,939	4.47%	17,275	5.16%
Age 60 - 64	10,027	3.33%	10,865	3.49%	14,043	4.19%
Age 65 - 69	8,484	2.82%	8,697	2.79%	10,064	3.01%
Age 70 - 74	7,988	2.65%	7,958	2.55%	8,025	2.40%
Age 75 - 79	7,169	2.38%	7,203	2.31%	7,338	2.19%
Age 80 - 84	5,068	1.68%	5,531	1.78%	5,972	1.78%
Age 85 and over	5,080	1.69%	5,768	1.85%	6,686	2.00%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 13 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	2000		2002		2007
Population by Age	Census	Pct.	Estimate	Pct.	Projection	Pct.

Age 55 and over	56,158	18.64%	59,963	19.25%	69,404	20.72%
Age 65 and over	33,789	11.21%	35,158	11.28%	11.28	11.37%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 14 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	2000		2002		2007
Population by Single Race Classification	Census	Pct.	Estimate	Pct.	Projection	Pct.

White Alone	322,625		322,008		320,903
Age 65 and over	40,332	12.50%	41,030	12.74%	42,598	13.27%
Black or African American Alone	19,474		19,645		20,636
Age 65 and over	897	4.60%	942	4.79%	995	4.82%
American Indian and Alaska Native Alone	5,172		5,611		6,756
Age 65 and over	270	5.22%	284	5.06%	351	5.19%
Asian Alone	125,828		135,920		157,139
Age 65 and over	10,386	8.25%	11,105	8.17%	13,240	8.43%
Native Hawaiian and Other Pacific Islander Alone	2,262		2,366		2,710
Age 65 and over	93	4.09%	97	4.08%	105	3.88%
Some Other Race Alone	107,862		116,157		134,682
Age 65 and over	3,414	3.17%	3,685	3.17%	4,488	3.33%
Two or More Races	31,532		32,988		38,130
Age 65 and over	1,609	5.10%	1,696	5.14%	2,010	5.27%

	2000		2002		2007
Population by Hispanic or Latino	Census	Pct.	Estimate	Pct.	Projection	Pct.

Hispanic or Latino	201,424		212,294		238,058
Age 65 and over	9,215	4.58%	9,655	4.55%	11,092	4.66%
Not Hispanic or Latino	413,331		422,400		442,897
Age 65 and over	47,785	11.56%	49,185	11.64%	52,694	11.90%

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 55 - 64	22,281		25,516		31,547
Income less than $15,000	2,937	13.18%	1,212	4.75%	910	2.88%
Income $15,000 -$24,999	2,816	12.64%	1,432	5.61%	1,384	4.39%
Income $25,000 - $34,999	3,134	14.07%	1,632	6.40%	1,584	5.02%
Income $35,000 - $49,999	3,893	17.47%	2,589	10.15%	2,418	7.66%
Income $50,000 - $74,999	4,933	22.14%	4,627	18.14%	4,445	14.09%
Income $75,000 - $99,999	2,904	13.03%	3,815	14.95%	4,581	14.52%
Income $100,000 - $149,999	1,397	6.27%	5,228	20.49%	6,277	19.90%
Income $150,000 - $249,999	239	1.07%	4,231	16.58%	6,363	20.17%
Income $250,000 - $499,999	60	0.27%	660	2.59%	3,142	9.96%
Income $500,000 and more	15	0.07%	90	0.35%	442	1.40%
Median Household Income	43,769		83,294		103,608

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 15 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 16 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 65 - 69	10,248		8,763		9,930
Income less than $15,000	2,748	26.82%	810	9.24%	548	5.52%
Income $15,000 - $24,999	2,152	21.00%	1,018	11.61%	913	9.19%
Income $25,000 - $34,999	1,596	15.58%	1,055	12.04%	987	9.94%
Income $35,000 - $49,999	1,470	14.34%	1,426	16.27%	1,355	13.65%
Income $50,000 - $74,999	1,269	12.38%	1,725	19.68%	1,861	18.74%
Income $75,000 - $99,999	451	4.40%	1,029	11.74%	1,444	14.54%
Income $100,000 -$149,999	235	2.29%	1,027	11.72%	1,377	13.86%
Income $150,000 - $249,999	60	0.59%	562	6.42%	987	9.94%
Income $250,000 - $499,999	24	0.24%	87	0.99%	390	3.93%
Income $500,000 and more	3	0.03%	25	0.28%	68	0.69%
Median Household Income	25,642		51,065		65,603
Householder Age 70 - 74	7,580		7,772		7,679
Income less than $15,000	2,465	32.52%	802	10.31%	467	6.08%
Income $15,000 -$24,999	1,724	22.75%	939	12.08%	761	9.91%
Income $25,000 - $34,999	1,269	16.73%	914	11.76%	774	10.07%
Income $35,000 - $49,999	1,150	15.18%	1,251	16.09%	1,020	13.28%
Income $50,000 - $74,999	1,004	13.25%	1,491	19.18%	1,427	18.58%
Income $75,000 - $99,999	328	4.32%	886	11.41%	1,077	14.03%
Income $100,000 -$149,999	163	2.15%	910	11.71%	1,048	13.65%
Income $150,000 - $249,999	53	0.70%	490	6.31%	771	10.04%
Income $250,000 - $499,999	16	0.22%	71	0.91%	283	3.69%
Income $500,000 and more	4	0.05%	19	0.24%	50	0.65%
Median Household Income	24,403		49,766		64,338
Householder Age 75 - 79	5,949		7,314		7,328
Income less than $15,000	2,749	46.20%	1,264	17.28%	739	10.09%
Income $15,000 -$24,999	1,253	21.06%	1,372	18.76%	1,112	15.17%
Income $25,000 - $34,999	781	13.13%	980	13.40%	1,086	14.82%
Income $35,000 - $49,999	497	8.36%	1,201	16.43%	1,044	14.24%
Income $50,000 - $74,999	376	6.32%	1,125	15.38%	1,245	17.00%
Income $75,000 - $99,999	167	2.80%	592	8.10%	833	11.37%
Income $100,000 - $149,999	59	1.00%	455	6.22%	668	9.12%
Income $150,000 - $249,999	12	0.19%	277	3.79%	409	5.58%
Income $250,000 - $499,999	8	0.13%	38	0.51%	170	2.32%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 17 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Income $500,000 and more	1	0.02%	9	0.12%	21	0.28%
Median Household Income	16,604		35,505		45,445

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 18 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	1990*		2002		2007
Household Income by Age of Householder	Census	Pct.	Estimate	Pct.	Projection	Pct.

Householder Age 80 - 84	4,069		5,171		5,478
Income less than $15,000	2,022	49.70%	943	18.24%	567	10.35%
Income $15,000 -$24,999	868	21.34%	1,048	20.26%	914	16.69%
Income $25,000 - $34,999	530	13.03%	702	13.58%	844	15.41%
Income $35,000 - $49,999	349	8.58%	813	15.72%	785	14.33%
Income $50,000 - $74,999	239	5.87%	765	14.80%	886	16.18%
Income $75,000 - $99,999	117	2.86%	381	7.36%	603	11.00%
Income $100,000 - $149,999	45	1.12%	291	5.62%	453	8.27%
Income $150,000 -$249,999	15	0.36%	189	3.65%	276	5.04%
Income $250,000 - $499,999	5	0.14%	31	0.60%	130	2.37%
Income $500,000 and more	3	0.07%	9	0.18%	20	0.36%
Median Household Income	15,840		33,450		42,882
Householder Age 85 and over	3,058		4,323		4,979
Income less than $15,000	1,463	47.85%	834	19.29%	545	10.94%
Income $15,000 -$24,999	599	19.57%	899	20.80%	859	17.26%
Income $25,000 - $34,999	358	11.69%	617	14.28%	787	15.81%
Income $35,000 - $49,999	229	7.50%	681	15.76%	737	14.81%
Income $50,000 - $74,999	166	5.42%	611	14.12%	802	16.10%
Income $75,000 - $99,999	82	2.67%	261	6.05%	500	10.03%
Income $100,000 -$149,999	36	1.19%	239	5.52%	355	7.12%
Income $150,000 - $249,999	2	0.05%	157	3.63%	264	5.30%
Income $250,000 - $499,999	2	0.07%	20	0.46%	112	2.25%
Income $500,000 and more	3	0.10%	3	0.08%	18	0.36%
Median Household Income	15,083		31,917		41,047

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 19 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	1990*		2002		2007
Households by Household Income	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Households	193,615		209,441		221,477
Income less than $15,000	28,770	14.86%	11,824	5.65%	7,820	3.53%
Income $15,000 -$24,999	25,763	13.31%	13,376	6.39%	11,193	5.05%
Income $25,000 - $34,999	28,362	14.65%	13,966	6.67%	12,582	5.68%
Income $35,000 - $49,999	38,193	19.73%	22,538	10.76%	17,867	8.07%
Income $50,000 - $74,999	42,384	21.89%	40,406	19.29%	33,289	15.03%
Income $75,000 - $99,999	19,536	10.09%	33,815	16.15%	33,667	15.20%
Income $100,000 -$149,999	9,251	4.78%	40,966	19.56%	45,379	20.49%
Income $150,000 - $249,999	1,668	0.86%	27,710	13.23%	39,325	17.76%
Income $250,000 - $499,999	457	0.24%	4,255	2.03%	17,882	8.07%
Income $500,000 and more	113	0.06%	587	0.28%	2,472	1.12%
Average Household Income	$46,691		$92,620		$116,408
Median Household Income	$40,637		$76,931		$95,783
Per Capita Income	$16,445		$30,232		$37,222

	1990*		2002		2007
Specified Owner-Occupied Housing Unit Values	Census	Pct.	Estimate	Pct.	Projection	Pct.

Total Specified Owner-Occupied Housing Unit Values	82,014		87,879		92,400
Value less than $25,000	353	0.43%	113	0.13%	100	0.11%
Value $25,000 - $49,999	469	0.57%	405	0.46%	222	0.24%
Value $50,000 - $74,999	396	0.48%	301	0.34%	367	0.40%
Value $75,000 - $99,999	1,180	1.44%	166	0.19%	207	0.22%
Value $100,000 -$149,999	5,209	6.35%	875	1.00%	487	0.53%
Value $150,000 -$199,999	12,149	14.81%	1,991	2.27%	1,207	1.31%
Value $200,000 - $299,999	39,111	47.69%	8,952	10.19%	5,141	5.56%
Value $300,000 - $399,999	17,169	20.93%	20,545	23.38%	11,080	11.99%
Value $400,000 - $499,999	4,265	5.20%	24,713	28.12%	16,362	17.71%
Value $500,000 Or More	1,714	2.09%	29,817	33.93%	57,228	61.93%
Median Specified Owner-Occupied Housing Unit Value	254,341		442,862		596,369

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 20 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

	2000		2002		2007
Group Quarters by Population Type	Census	Pct.	Estimate	Pct.	Projection	Pct.

Institutionalized:	3,908		4,098		4,460
Correctional Institutions	1,246	31.88%	1,331	32.47%	1,469	32.93%
Nursing Homes	2,180	55.77%	2,227	54.33%	2,329	52.23%
Other Institutions	483	12.35%	541	13.20%	662	14.84%
Noninstitutionalized	8,057		8,345		8,751

	2000	2002	2007
Tenure of Occupied Housing Units	Census	Estimate	Projection

Owner Occupied	103,302	105,794	111,416
Renter Occupied	100,889	103,647	110,061

	Pop 65
1990* Census Household Type and Relationship	and Over	Pct.

Total	50,128
In Family Households	33,035	65.90%
Householder	16,802	33.52%
Spouse	10,566	21.08%
Other relative	5,193	10.36%
Non-Relative	474	0.95%
In Group Quarters	1,874	3.74%
Institutionalized	1,789	3.57%
Other	85	0.17%
In Non-Family Households	15,219	30.36%
Male Householder	2,734	5.45%
Living Alone	2,411	4.81%
Not Living Alone	323	0.64%
Female Householder	11,677	23.29%
Living Alone	11,054	22.05%
Not Living Alone	622	1.24%
Non-Relative	809	1.61%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 21 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

1990* Census Household Income - Monthly Owner			65 Yrs
Costs as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	84,137		18,123
Less than 20%	38,648	45.93%	12,575	69.39%
20 to 24%	10,177	12.10%	1,385	7.64%
25 to 29%	9,549	11.35%	1,021	5.63%
30 to34%	7,607	9.04%	664	3.66%
35% or more	17,637	20.96%	2,279	12.58%
Not Computed	519	0.62%	199	1.10%

1990* Census Household Income			65 Yrs
Gross Rent as a Percent of 1989 Household Income	Total Units	Pct.	and Over	Pct.

Total Specified Owner-Occupied Housing Units	94,378		10,288
Less than 20%	22,604	23.95%	1,177	11.44%
20 to 24%	14,549	15.42%	876	8.51%
25 to 29%	12,652	13.41%	1,111	10.80%
30 to 34%	9,358	9.92%	1,034	10.05%
35% or more	32,932	34.89%	5,677	55.18%
Not Computed	2,285	2.42%	414	4.02%

			65 Yrs
1990* Census Occupied Housing Units	Total Units	Pct.	and Over	Pct.

Owner Occupied Units	99,002	51.13%	22,009	68.09%
Renter Occupied Units	94,638	48.87%	10,313	31.91%
Complete Plumbing Facilities	192,774	99.55%	32,186	99.58%
Lacking Plumbing Facilities	865	0.45%	128	0.39%
With Telephone	190,385	98.32%	32,075	99.24%
No Telephone	3,263	1.69%	244	0.75%
One or more Vehicles	178,560	92.21%	25,079	77.59%
No Vehicles Available	15,079	7.79%	7,234	22.38%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 22 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

1990* Census Poverty Status					75 Yrs
By Household Type By Age of Householder	Total	Pct.	Age 65 - 74	Pct.	and Over	Pct.

Total Households	194,496		18,175		13,016
Married Couple Family	96,070	49.39%	9,101	50.07%	4,072	31.28%
Other Family	33,734	17.34%	2,120	11.66%	1,475	11.33%
Male Householder	10,762	5.53%	417	2.29%	270	2.07%
Female Householder	22,971	11.81%	1,703	9.37%	1,205	9.26%
Non-Family	64,692	33.26%	6,954	38.26%	7,469	57.39%
Householder Living Alone	45,952	23.63%	6,393	35.18%	7,081	54.40%
Householder not Living Alone	18,740	9.63%	561	3.09%	388	2.98%
Above Poverty	178,365	91.71%	16,607	91.37%	11,543	88.68%
Married Couple Family	91,851	47.23%	8,755	48.17%	3,925	30.16%
Other Family	28,282	14.54%	1,956	10.76%	1,385	10.64%
Male Householder	9,822	5.05%	400	2.20%	270	2.07%
Female Householder	18,459	9.49%	1,556	8.56%	1,115	8.57%
Non-Family	58,232	29.94%	5,896	32.44%	6,232	47.88%
Householder Living Alone	41,494	21.33%	5,416	29.80%	5,914	45.44%
Householder not Living Alone	16,738	8.61%	480	2.64%	318	2.44%
Below Poverty	16,131	8.29%	1,568	8.63%	1,473	11.32%
Married Couple Family	4,219	2.17%	346	1.90%	146	1.12%
Other Family	5,452	2.80%	164	0.90%	90	0.69%
Male Householder	940	0.48%	17	0.09%	0	0.00%
Female Householder	4,512	2.32%	147	0.81%	90	7.28%
Non-Family	6,460	3.32%	1,058	5.82%	1,237	9.50%
Householder Living Alone	4,458	2.29%	977	5.38%	1,167	8.97%
Householder not Living Alone	2,002	1.03%	81	0.45%	70	0.54%

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 23 of 24

Senior Life Report
Area(s): Radius 5.0

1185 PEDRO ST	Latitude:	37.313037
SAN JOSE, CA 95126-3757	Longitude:	-121.907877

1990* Census Mobility and Disability			65 Yrs		75 Yrs
Civilian Noninstitutionalized Persons Age 16 and Over	Total	Pct.	and Over	Pct.	and Over	Pct.

Persons	430,781		48,337		18,831
With Mblty or Care Lmts	28,531	6.62%	10,135	20.97%	6,162	32.72%
Mobility Limits Only	7,965	1.85%	3,828	7.92%	2,470	13.12%
Self Care Limits Only	13,118	3.05%	2,623	5.43%	1,193	6.33%
Both Limits	7,448	1.73%	3,684	7.62%	2,500	13.27%
No Mblty or Care Limits	402,251	93.38%	38,202	79.03%	12,669	67.28%
With a Work Disability	39,947	9.27%	15,078	31.19%
In Labor Force	11,853	2.75%	862	1.78%
Employed	10,550	2.45%	792	1.64%
Unemployed	1,303	0.30%	70	0.14%
Not in Labor Force	28,095	6.52%	14,217	29.41%
Prevented from Working	24,182	5.61%	12,458	25.77%
Not Prevented from Wrk	3,913	0.91%	1,758	3.64%
No Work Disability	390,834	90.73%	33,263	68.81%
In Labor Force	298,507	69.29%	5,864	12.13%
Employed	282,073	65.48%	5,546	11.47%
Unemployed	16,434	3.82%	318	0.66%
Not in Labor Force	92,327	21.43%	27,399	56.68%

*     Census 2000 SF3 (long form) data is not yet available. Data Items resented 1990 Census figures converted to Census 2000 geographies.

Prepared on: October 20, 2003 09:16 AM © 2002 Claritas. All rights reserved. (800) 866-6511	Page 24 of 24

ADDENDA

ADDENDUM D: Operating Lease

Reviewed By: Noah Bilenker
Date: October 16, 2002

ARV
LEASE ABSTRACT12
Inn at Willow Glen
Pedro and Northrup Streets, San Jose, California

Lessor	T.M. Chang, Yoshie F. Chang and Tobias H.T. Chang, as successor in interest to San Jose Investors Company, a California limited partnership (Assignment)

Lessee	American Retirement Villas Properties II, as successor in interest to Retirement Inn of San Jose, a California limited partnership (Assignment)

Guarantors	None

Documents Abstracted	Lease dated as of November 23, 1977

Assignment and Assumption of Lease Agreement between Retirement Inn of San Jose, as Assignor, and American Retirement Villas Properties II, as Assignee, dated as of April 11, 1989 (“Assignment”)

Leased Property	Inn at Willow Glen, Pedro and Northrup Streets, San Jose, California

Term Commencement Date	November 23, 1977(§a)

Expiration Date	November 22, 1997 (§a) (1980 Amendment missing)

Minimum Rent	$40,000 per year ($ 1 0,000 quarterly) (§b(6))

Additional Rent	Bonus Rent: Lessee must pay $40,000 times the percentage which annual rents exceed 1981 rent (§b(6))

Expenses: Lessee must pay all expenses of operation, debt service, mortgage insurance premium, taxes, insurance, ordinary maintenance, utilities, assessments, impounds required by lender of FHA insured loan, and any and all other costs, expenses and charges relating to the premises,

12 All capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

except as applicable to normal wear and tear (§b)

Extension/Renewal Option and Rent	Lessee has an option for two additional 10 year terms (§a) (1980 Amendment missing)

Late Charges	Default for 30 days grants Lessor the option to accelerate all remaining rent to come immediately due or to terminate the Lease (§1)

Subleasing/Assignment Restrictions (Change in Control)	Lessor’s prior written consent required for assignment or sublet (§j)

Recourse Liability	Silent

Certain Lessee Covenants	None

Reserves/Escrows	None

Recourse Documents	None

Miscellaneous Documents	Amendment to Lease dated February 20, 1980 (missing)

Miscellaneous	None

LEASE

          This lease, executed at Mill valley, California is made on November 23, 1977, between SAN JOSE INVESTORS COMPANY, a California Limited partnership, hereinafter referred to as Lessor, and RETIREMENT INN OF SAN JOSE, a California Limited partnership, hereinafter referred to as Lessee. Lessor warrants and represents that he is the owner of that certain real property located at the Northeast Corner of Pedro and Northrup Streets in San Jose, California and more particularly described as follows:

SEE EXHIBIT “A” ATTACHED HERETO,
AND FULLY INCORPORATED HEREIN,

          Lessor does hereby lease said premises co Lessee under the following covenants and conditions:

          (a) This lease is for the term of 20 years commencing on the 23rd day of November, 1977, and ending on the 22nd day of November, 1997, and the Lessee shall have the option to renew this lease for two additional 10 year periods on the same conditions as contained herein.

          (b) Lessee agrees to pay all expenses of operation, debt service, mortgage insurance premium, taxes, insurance, ordinary maintenance, utilities, assessments, impounds required by lender of FHA insured loan, and any and all other costs, expenses and charges relating to the premises, except as applicable to normal wear and tear and except as otherwise noted for the calendar year 1978. The following rental schedule shall apply:

1) During 1977 Lessee shall pay all expenses as defined above.

2) During 1978 Lessee shall pay all expenses as defined above, over and above $150,000, which is to be paid directly by Lessor to service the FHA insured loan;

3) During 1979 Lessee shall pay all expenses as defined above and pay to Lessor an additional $12,000 on September 10, 1979 and $12,000 on December 10, 1979;

4) During 1980 Lessee shall pay all expenses as defined above and pay to Lessor four quarterly payments of $7,500 each on the 10th of March, June, September and December;

5) During 1981 Lessee shall pay all expenses as defined above and pay to Lessor four quarterly payments of $10,000 each on the 10th of March, June, September, and December;

6) During the remainder of the term of the lease, Lessee shall continue to pay all expenses as defined above and pay to Lessor four quarterly payments of $10,000 each on the 10th of March, June, September and December. Additionally, Lessee agrees to pay bonus rent, which shall be calculated by multiplying $40,000 times the percentage which annual rents exceed 1981 (the base year) rents. Bonus payment shall be made within 30 days of the close of the calendar year and Lessor shall have access to the books of Lessee to verify said bonus payment.

          (c) Lessee shall furnish and equip at its expense said premises in accordance with FHA requirements and with sufficient furnishings and equipment of operate a retirement home for elderly persons and shall maintain said furnishings and equipment in good condition allowing for ordinary wear and tear. Before leasing or purchasing said equipment, the Lessee shall submit a list of furnishings and non-realty items to Lessor and shall obtain the approval of the Lessor. If the furniture is leased or utilized as collateral in any financing arrangement, the Lessee agrees to execute a security agreement and financing statement to cover the said furnishings and non-realty items. The Lessor agrees to said security agreement and financing arrangement being subordinate to the Lessee’s leasing or financing arrangement. Lessee agrees to forfeit all right, title and interest in said furnishings and equipment in case of a default under this lease.

          (d) As a further consideration of this lease, Lessee agrees and binds himself:

1) To pay punctually all City, State and Federal taxes, or any other taxes, general and special assessments and any other charges of any description except Income and Inheritance taxes of the Lessor, which may be levied or assessed against the property, and to deliver to Lessor all receipts for same.

2) To maintain in force an insurance policy or policies which will insure and indemnify Lessor against liability or financial loss resulting from damage or injury occurring to property or persons (including malpractice if applicable) in or about the demised premises, naming Lessor as an additional named insured. The liability under such insurance policies shall be not less than $1,000,000.00. Lessee shall be obliged to carry malpractice insurance only so long as such can be obtained at a premium rate, which shall not exceed twice the rate in effect at the inception of this lease. If Lessee fails to maintain such policies in force, Lessor may obtain the same and the premiums thereon shall be added to the next rental installment due hereunder as additional rental. Lessee shall provide Lessor with a certificate of such insurance and such insurance shall contain a provision that such shall not be subject to cancellation without giving Lessor ten (10) days written notice and the right to pay said premiums to prevent cancellation.

3) To carry and pay for fire insurance with extended coverage endorsement for the protection of Lessor upon the demised premises, the policy limits of which insurance policies shall not be less than 100 percent of the replacement cost as stated on FHA Form 2264 of said buildings and any improvements thereto.

4) to maintain the property in good condition; to make at its own expense all ordinary repairs, whether structural or non-structural, it being understood, however, that any structural alterations shall be subject to approval of the Lessor and HUD. This responsibility shall include the irrigation systems, lawns, plantings, boiler, easily removable items and all other miscellaneous items referred to in the specifications. The Lessee shall execute contracts for the maintenance of the mechanical, electrical, air conditioning, heating systems, boilers, elevators, and other similar equipment. Copies of these contracts shall be submitted to Lessor for approval and shall be returned to Lessee within seven (7) working days thereof.

The rental paid as specified above shall be net to Lessor, free of any and all costs and expenses incurred in complying with the above conditions, and any and all costs or expenses or liability for damages, except those costs and expenses attributed to normal wear and tear, in connection with the property shall be paid by Lessee.

          (e) The premises herein leased shall be used exclusively for housing for the elderly.

          (f) The leased premises and appurtenances, including the locks, keys, plumbing, elevators, plate glass, heating system and all other fixtures are accepted by the Lessee in their present condition.

          (g) Should Lessor agree to make further improvements to premises, Lessee agrees, if Lessor deems it impossible or impractical to make improvements agreed upon before possession is given, that Lessor may begin the work on the improvements after Lessee is duly installed in the property, and there shall be no reduction or waiver of any part of the rent because of said work. No alterations shall be made without the prior written approval of the Lessor and HUD.

          (h) As the expiration of this lease, or its termination for other causes, Lessee is obligated to immediately surrender possession, and should Lessee fail to do so, he consents to pay as liquidated damages five (5) times the rent per day, with attorney’s fees, costs, etc. Lessee also expressly waives any notice to vacate at the expiration of this lease and all legal delays, and hereby confesses judgment with costs placing Lessor in possession to be executed at once. Should Lessor allow or permit Lessee to remain in the leased premises after the expiration of this Lease, this shall not be construed as a reconduction of this lease.

          (i) Should premises be vacated or abandoned by Lessee because of ejectment for breach hereof, or otherwise, then the rent for the unexpired term, with Attorney’s fees, shall at once become due and payable, and Lessor, at his option, has the right to cancel this lease, or re-enter and let said premises for such price and on such terms as may be immediately obtainable and apply the net amount realized to the payment of the rent.

          (j) Lessee shall not assign this lease or any interest therein or any part thereof, and shall not sublet any part or portion of said premises without the written consent of the Lessor and HUD first having been obtained. Any assignment or subletting without the consent of Lessor and HUD, either by voluntary or involuntary act, or by operation of law, including bankruptcy, shall be null and void, and the Lessor may, at his option, terminate this lease.

          (k) Lessee agrees to and shall:

1) Maintain and conduct his business in a lawful manner, provided, however, that should he fail to do so, such failure is brought to his attention, and he immediately thereafter remedies or rectifies his failure in such respect, his original failure shall not be deemed a breach of this provision.

2) Comply promptly with all federal, state and municipal statutes and ordinances, and with all regulations, orders, and directives or appropriate governmental agencies, as such statutes, ordinances, regulations, orders and directives now exist or may hereafter be provided concerning the use and safety of the leased premises, and, at his sole expense, make any repairs, changes or modifications in, on or to the leased premises required by any of the foregoing.

          (l) Should the Lessee at any time violate any of the conditions of this lease; or fail to pay the rent, water bill (or other expenses assumed under this lease), punctually at maturity, as stipulated; or upon the adjudication of Lessee in bankruptcy, the appointment of a receiver for Lessee, or the filing of a bankruptcy, receivership or respite petition by the Lessee; or upon Lessee’s suspension, failure or insolvency, and should such violation continue for a period of thirty days after written notice has been given to Lessee, then the rent for the whole unexpired term of this lease shall, without putting Lessee in default, at once become due and payable; and in such event, Lessor shall have the option either at once to demand the entire rent for the whole term, or to immediately cancel this lease, without putting Lessee in default, Lessee to remain responsible for all damages or losses suffered by Lessor, Lessee hereby assenting thereto and expressly waiving the legal notices to vacate the premises.

          (m) Should Lessee at any time use the leased premises or any portion thereof for any illegal or unlawful purpose, or commit, or permit or tolerate the commission therein of any act made punishable by fine or imprisonment under the laws of the United States or the State of California, or any ordinance of the appropriate municipality, the remedies set forth in the preceding paragraph shall be available to Lessor immediately without necessity of giving any written notice or any other notice to Lessee.

          (n) Failure to strictly and promptly enforce these conditions shall not operate as a waiver of Lessor’s rights, Lessor expressly reserving the right to always enforce prompt payment of rent, or to cancel this lease, regardless of any indulgencies or extensions previously granted. The receiving by Lessor or Lessor’s representative of any rent in arrears, or after notice of institution of any suit for possession, or for cancellation of this lease, will not be considered as a waiver of such notice of suit, or of any of the rights of Lessor.

          (o) The Lessee agrees that it will, at all times, indemnify and save, protect and keep harmless, the Lessor, and the said demised premises from every and all costs, loss, damage, liability, expense, penalty and fine whatsoever which may arise from or be claimed against said Lessor or the demised premises, or damage of whatever kind or character consequent upon or arising from any neglect or fault of the Lessee or his agents and employees in the use and occupancy of the premises, including injuries or losses incurred while on the demised premises or activities conducted by Lessee off the premises, or consequent upon or arising from any failure by said Lessee to so comply and conform with all laws, statutes, ordinances and regulations of the United States, the State of California and appropriate municipality in which said premises are situate, now and hereafter in force; and if any suits or proceedings shall be brought against the Lessor or the said demised premises, on account of any alleged violation thereof, or failure to comply and conform therewith, or on account of any damage, omission, neglect (or use of said premises), by the Lessee or his agents and employees, or any other person on said premises, that he, the Lessee, will defend the same, and will pay whatever judgment or judgments which may be recovered against the Lessor or against the said demised premises on account thereof.

          (p) At all times during the term of this lease, the Lessors shall have the right, by themselves, their agents and employees, to enter into and upon the leased premises during reasonable business hours for the purpose of examining and inspecting the same and determining whether the Lessee shall have complied with its obligations hereunder in respect to the care and maintenance of the premises and the repairs or rebuilding of the improvements thereon when necessary.

          (q) The Lessor shall have the privilege at all times, by themselves or an auditor, of examining all such books or accounts and other records of the Lessee relating to this project. Copies

ADDENDA

ADDENDUM E: Property Exhibits

OFFICE OF COUNTY ASSESSOR — SANTA CLARA COUNTY, CALIFORNIA
BOOK 264
PAGE 5
1" = 100'
DETAIL 1" = 40'
PTN. PCL. B
SEE DETAIL
LINCOLN AVENUE
R.O.S. 100/11
SAINSEVAIN VILLA
SCHOOL LOT
LONUS ST.
R.O.S. 268-M-48
R.O.S. 212-M-36
PAULA STREET
PEDRO STREET
NORTHRUP ST.
PARKMOOR AVE
SINCLAIR FREEWAY
ROUTE 280
PTN. LOT 4
PTN. PCL. B
0.93 AC.
1.31 AC.
PTN. PCL. A
PCL. A
0.25 AC.
SANTA CLARA COUNTY HOUSING AUTHORITY
SUBJECT
AUG 1 6 2000
LAWRENCE E. STONE – ASSESS
Effective Roll Year 2000-2001

ADDENDA

ADDENDUM F: Historical Operating Statements

Pll - ITEM 6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	Inn at Willow Glen
	Department	Total Department
	Month	Along Columns
	GL Account	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUG YTD

40005 Revenue-Rental	158,809	157,289	148,743	95,201	167,549	150,890	161,690	175,637	1,215,807
40010 Revenue-Rent Refunds/Proration	(911)	(701)	(602)	(731)	(3,797)	(481)	—	—	(7,223)

Total Rental Revenue	157,898	156,588	148,141	94,470	163,752	150,408	161,690	175,637	1,208,584

40110 Revenue-AL Level 1	2,500	2,500	2,500	1,917	3,508	3,520	5,056	5,317	26,817
40115 Revenue-AL Level 2	5,088	5,983	5,254	2,300	4,162	3,599	3,350	3,100	32,837
40120 Revenue-AL Level 3	11,925	12,333	8,150	3,541	10,248	6,520	8,830	7,400	68,947
40125 Revenue-AL Level 4	8,390	8,275	8,727	6,388	11,169	10,050	9,131	8,000	70,129
40130 Revenue-AL Level 5	4,705	3,625	4,256	4,474	5,267	6,647	11,711	13,025	53,709
40135 Revenue-AL Level 6	2,850	3,138	4,775	(1,283)	2,755	5,700	5,700	8,249	31,885
40140 Revenue-AL Level 7	8,144	4,620	4,520	3,465	5,462	870	5,431	8,876	41,389

Total AL Services Revenue	43,602	40,474	38,182	20,802	42,572	36,906	49,209	53,966	325,713

40515 Revenue-Other	1,490	705	1,282	587	669	992	450	621	6,796
40525 Revenue-Processing/App Fees	4,145	2,000	1,000	—	10,000	16,000	11,200	4,000	48,345

Total Other Revenue	5,635	2,705	2,282	587	10,669	16,992	11,650	4,621	55,141

40575 Rev-Process Fee Concessions	—	—	—	—	(10,000)	(12,000)	—	—	(22,000)
40015 Rev-Rent Concessions	(10,496)	(13,738)	(11,993)	1,354	(14,698)	(13,825)	(4,975)	(3,223)	(71,594)
40215 Rev-A/L Concessions	(5,628)	(5,783)	(7,426)	4,114	(2,312)	(1,875)	(1,635)	(2,028)	(22,574)

Total Concessions	(16,124)	(19,521)	(19,419)	5,468	(27,011)	(27,700)	(6,610)	(5,250)	(116,168)

Total Revenue	191,011	180,246	169,185	121,326	189,982	178,607	215,939	228,974	1,473,270

50005 Payroll Expense-Regular	53,307	48,537	55,268	44,636	66,078	51,378	53,863	51,170	424,238
50405 Payroll Expense-Overtime	2,171	2,236	1,903	1,773	1,413	2,666	2,483	2,226	16,872
50705 Payroll Expense-Doubletime	558	27	122	159	31	281	140	148	1,466
51005 Bonuses	2,447	3,035	2,491	3,141	6,847	2,268	937	768	21,933
51505 Vacation, Sick, Holiday	3,037	3,270	5,048	4,098	5,403	4,200	5,372	4,249	34,676
51805 Employee Recognition	440	120	127	92	81	220	159	128	1,367
52005 Payroll Taxes	7,016	5,733	5,716	4,611	6,381	5,077	4,759	4,518	43,812
52505 401K/401A	151	184	117	200	186	169	155	236	1,398
52805 Group Insurance	4,831	4,025	4,443	4,559	3,767	4,080	5,581	6,734	38,020
53005 Worker’s Comp Insurance	3,408	3,408	3,443	23,079	3,541	4,420	5,725	4,673	51,697

Total Payroll Expenses	77,365	70,575	78,679	86,349	93,727	74,758	79,174	74,850	635,478

53305 Outside Service - Medical	—	—	—	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—	—	—
54005 Payroll Service	267	646	268	(26)	381	350	226	294	2,405
55005 Outside Service Other	(143)	—	—		—	—	—	—	(143)

Total Purchase Services	123	646	268	(26)	381	350	226	294	2,262

Total Payroll Related	77,488	71,222	78,947	86,322	94,108	75,108	79,400	75,145	637,740

Total Payroll Related % Total Revenue	41%	40%	47%	71%	50%	43%	37%	33%	43%
56505 Food	8,998	7,848	9,958	4,679	9,533	5,736	17,041	15,539	79,333
57005 Housekeeping	996	777	883	781	799	301	1,054	1,570	7,160
57505 Kitchen Supplies	1,167	814	2,449	608	1,024	866	1,544	3,619	12,090
58005 Assisted Living Supplies	369	124	162	77	85	406	102	(121)	1,203
59005 Laundry & Linen/Uniforms	—	2,319	32	(378)	330	(203)	159	(24)	2,235
59010 Laun/Lin/Unif Kitchen	192	189	161	80	282	211	179	468	1,781
59015 Laund/Lin/Unit Housekeeping	—	—	—	—	—	—	—	—	—
59505 Activities-Asst Lving	1,013	462	920	736	911	1,320	1,061	1,675	8,098
59510 Banquet Expense	300	300	300	230	370	300	300	300	2,400
59555 NMS-Foodservices	—	—	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—	—	—

Total Variable Expense	13,034	12,832	14,865	6,814	13,333	8,937	21,438	23,027	114,279

60005 Office Supplies	487	538	1,287	471	1,204	1,325	753	463	6,528

61005 Repairs and Maint - Building	—	—	342	—	—	—	—	—	342
61010 Repairs - Phone System	—	—	—	—	—	—	—	—	—
61015 Repairs - Electrical	58	—	400	162	300	(285)	14	199	847
61020 Repairs - Plumbing	1,010	143	—	52	454	1,008	1,404	724	4,794
61025 Repairs - Fire Systems	589	—	26	93	—	—	285	—	992
61030 Repairs - HVAC	—	—	—	—	—	—	—	215	215
61035 Repairs - Gen. Supplies	316	425	480	123	1,159	579	23	1,777	4,881
61040 Repairs - Equipment	793	169	1,544	629	2,075	502	5,526	(3,480)	7,758
61045 Repairs - Other Interior	675	—	605	77	302	125	339	303	2,426
61055 Repairs - Other Exterior	—	—	—	1,561	—	—	250	550	2,361
61100 Loss on Early Retierment Asset	—	491	1,310	—	—	(174)	133	(3)	1,756

Total Repair & Maintenance	3,441	1,227	4,706	2,697	4,289	1,755	7,974	285	26,373

61505 Contracts - Elevator	—	743	371	495	979	371	371	371	3,702
61510 Contracts - Floor Maint	—	—	—	—	—	—	—	—	—
61515 Contracts - Alarm/Fire	71	(0)	183	86	138	172	254	274	1,177
61520 Contracts-HVAC	—	—	—	350	563	456	456	456	2,282
61525 Contracts - Pest Control	153	167	164	121	207	164	424	164	1,562
61535 Contracts - Other	44	44	44	62	243	81	81	81	680

Total Service Contracts	267	953	762	1,114	2,129	1,244	1,586	1,347	9,403

62005 Land Maintenance	745	745	1,003	571	1,324	1,260	745	810	7,203

Total Land Maintenance	745	745	1,003	571	1,324	1,260	745	810	7,203

62505 Rental/Lease - Cable	988	988	988	758	1,219	988	988	988	7,905
62510 Rental/Lease - Security	245	—	245	—	—	—	245	—	735
62525 Rental/Lease - Furniture	334	457	212	457	547	359	—	202	2,568
62535 Rental/Lease - Equipment	261	331	267	120	250	150	215	150	1,745
62540 Rental/Lease - Auto	—	—	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—	—	—	—	—

Total Rental and Leases	1,829	1,776	1,712	1,334	2,016	1,497	1,448	1,340	12,953

63010 Utilities - Electricity	5,771	5,954	5,427	3,707	7,561	6,755	7,695	7,401	50,271
63015 Utilities - Water	579	760	1,025	660	1,228	1,128	1,462	1,637	8,479
63020 Utilities - Gas	877	742	833	500	945	727	751	6	5,381

Pll - ITEM 6

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2003
	Version	AA
	Community	00510 Inn at Willow Glen
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	AUGYTD

63025 Utilities - Telephone	516	530	417	656	910	784	993	792	5,598
63030 Utilities - Trash	555	577	577	802	712	577	629	875	5,305

Total Utilities	8,298	8,564	8,278	6,326	11,357	9,970	11,530	10,712	75,035

63505 Marketing and Advertising	291	300	353	204	713	418	237	91	2,606
63510 Printed Materials	112	206	76	500	499	110	168	144	1,815
63515 Special Events	822	1,450	1,119	1,586	3,355	988	1,087	915	11,322
63520 Yellow Pages	766	766	766	461	883	816	816	816	6,089
63525 Newspaper and Magazine	78	78	78	78	178	78	85	78	728
63530 Advertising	54	27	(81)	—	—	—	—	—	(0)
64005 Referral Fees - Residents	1,134	—	2,008	—	2,122	2,451	—	2,695	10,409

Total Marketing and Advertising	3,257	2,826	4,318	2,828	7,749	4,859	2,392	4,739	32,968

64505 Computers/Peripherals/Software	—	—	—	—	—	—	—	—	—
65005 Gas	—	—	10	—	—	—	—	—	10
65010 Auto Service And Repair	—	—	40	—	1,048	734	—	1,401	3,222
65015 Other Automobile	250	504	(57)	107	198	—	190	265	1,456
65505 Travel & Lodging	—	74	79	79	175	478	—		885
66005 Mileage	309	272	280	479	514	41	149	105	2,150
66505 Meals & Entertainment	—	5	36	58	64	—	—	—	164
67005 License and Fingerprints	641	889	1,192	340	1,803	1,018	727	1,033	7,641
68005 Dues and Subscriptions	667	89	—	—	79	79	176	193	1,282
68505 Seminars and Training	210	—	—	—	45	80	160	65	560
69005 Employee Recruiting	—	—	405	—	326	1,082	1,021	986	3,819
69505 Other	261	61	6	150	46	—	(171)	10	363
69605 Discounts Lost	—	—	(0)	41	28	31	86	87	273
69610 Discounts Taken	(2)	(2)	(53)	(73)	(48)	(60)	(112)	(132)	(483)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—	—	—

Total Misc. Expenses	2,335	1,892	1,938	1,181	4,277	3,482	2,225	4,012	21,342

Total Operating Expense	111,182	102,573	117,816	109,658	141,786	109,438	129,491	121,879	943,823

Gross Margin	79,829	77,674	51,369	11,668	48,195	67,169	86,448	107,095	529,447

Gross Margin Percent	42%	43%	30%	10%	26%	38%	40%	47%	36%
69705 Casualty Loss	—	—	—	—	—	—	—	—	—
69805 Bad Debt Expense	—	—	—	—	940	4,924	12,315	(6,227)	11,952
70005 Corporate Allocation	—	—	—	—	—	—	—	—	—
72305 Property Taxes	6,060	6,060	6,060	5,221	8,010	6,338	7,313	7,313	52,376
72405 Insurance-Liability & Hazard	4,670	3,937	3,765	3,616	4,824	336	4,343	4,220	29,712

Total Other Fees	10,730	9,997	9,826	8,837	13,774	11,598	23,971	5,306	94,039

72505 Accounting	421	421	421	390	519	1,218	669	736	4,794
73005 Legal	511	443	785	80	870	507	664	403	4,264
73510 Donations & Contributions	—	—	—	—	89	—	—	—	89
74005 Consulting Fees	—	—	—	59	251	130	—	—	439
74015 Professional Fees - Other	—	—	—	—	500	—	128	151	778
75005 Property Management Fees	9,551	9,012	8,459	6,066	9,417	8,843	10,867	11,455	73,670
75105 Partnership Admin Fees	2,231	2,716	33	1,838	(6,614)	1,265	1,801	5,463	8,734
75510 Other Penalties/Fin. Fee	16	—	46	12	55	—	66	33	228
75515 Licenses & Fees Legal	—	185	—	—	—	—	—	—	185
75505 Bank Charges	—	—	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—	—	—
75525 Collection Fees	—	—	—	—	—	—	—	316	316

Total Professional Fees	12,729	12,777	9,745	8,445	5,087	11,963	14,194	18,556	93,497

EBITDAR	56,369	54,899	31,798	(5,614)	29,334	43,609	48,283	83,233	341,911

EBITDAR Percent	30%	30%	19%	-5%	15%	25%	22%	36%	23%
77005 Operating Lease	13,664	13,621	13,643	10,459	16,826	13,643	13,643	13,643	109,142
77010 Add’l Lease	6,870	6,705	6,346	4,824	7,984	6,378	7,365	7,975	54,446

Total Leases	20,534	20,326	19,988	15,283	24,810	20,020	21,008	21,618	163,588

80005 Interest Income	(26)	(26)	(23)	(25)	(24)	(24)	(22)	(16)	(187)
80505 Other Non-Operating Income	—	—	—	—	—	(25)	—	—	(25)
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(26)	(26)	(23)	(25)	(24)	(49)	(22)	(16)	(212)

83005 Interest Expense	—	—	—	—	—	—	—	—	—
83025 Int Exp MIP	—	—	—	—	—	—	—	—	—

Total Interest Expense	—	—	—	—	—	—	—	—	—

EBTDA	35,861	34,600	11,833	(20,872)	4,547	23,637	27,298	61,632	178,535

EBTDA Percent	19%	19%	7%	-17%	2%	13%	13%	27%	12%
77505 Depreciation	9,485	9,634	7,051	8,607	13,851	11,231	12,012	12,566	84,436
78005 Amortization	573	573	573	439	706	573	573	573	4,582
78015 Amortization - Start Up	—	—	—	—	—	—	—	—	—

Total Depreciation & Amortization	10,058	10,207	7,623	9,046	14,557	11,804	12,585	13,138	89,018

Net Income (Loss)	25,803	24,393	4,210	(29,918)	(10,010)	11,833	14,713	48,493	89,517

PII - ITEM A-5

Database: Cute: Page:	POLAPSVR Financial Data Year Version Community Department Month GLAccount	2002 AA Inn at Willow Glen Total Department Along Columns Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	153,506	166,418	153,841	148,257	159,557	148,804	143,385
40010 Revenue-Rent Refunds/Proration	—	—	(500)	—	(6,317)	(1,519)	(427)

Total Rental Revenue	153,506	166,418	153,341	148,257	153,240	147,285	142,958

40110 Revenue-AL Level 1	4,050	4,512	4,865	6,381	4,366	4,125	3,300
40115 Revenue-AL Level 2	4,750	5,097	6,837	3,948	5,290	4,935	4,458
40120 Revenue-AL Level 3	5,625	7,754	6,685	6,352	8,996	8,069	9,403
40125 Revenue-AL Level 4	10,478	7,273	4,322	3,850	7,863	6,525	4,193
40130 Revenue-AL Level 5	9,675	7,195	9,100	10,820	6,845	6,472	7,175
40135 Revenue-AL Level 6	4,175	4,875	3,396	2,113	3,138	5,235	3,400
40140 Revenue-AL Level 7	1,450	1,450	1,603	1,450	2,940	1,490	3,140

Total AL Services Revenue	40,203	38,156	36,809	34,913	39,438	36,851	35,070

40515 Revenue-Other	472	820	883	610	598	965	853
40525 Revenue-Processing/App Fees	2,000	3,000	1,000	5,000	5,000	2,000	—

Total Other Revenue	2,472	3,820	1,883	5,610	5,598	2,965	853

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	(1,376)	(1,376)	(3,584)	(3,534)	(1,376)	(2,064)	(2,314)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	(1,376)	(1,376)	(3,584)	(3,534)	(1,376)	(2,064)	(2,314)

Total Revenue	194,804	207,018	188,448	185,246	196,900	185,037	176,568

50005 Payroll Expense-Regular	53,389	51,331	55,168	50,189	52,121	53,775	57,078
50405 Payroll Expense-Overtime	5,661	4,497	3,727	3,485	1,858	2,921	2,337
50705 Payroll Expense-Doubletime	1,806	1,159	461	196	217	397	278
51005 Bonuses	2,465	2,415	11,833	2,465	2,565	(2,187)	2,765
51505 Vacation, Sick, Holiday	3,933	3,933	2,793	3,867	3,962	3,312	4,265
51805 Employee Recognition	—	—	—	354	410	247	—
52005 Payroll Taxes	7,525	6,199	5,669	5,471	4,503	5,097	5,057
52505 401K/401A	209	163	139	130	237	134	140
52805 Group Insurance	4,660	2,986	4,003	3,574	3,697	4,303	4,361
53005 Worker’s Comp Insurance	6,299	5,216	8,906	5,832	5,432	6,167	6,048

Total Payroll Expenses	85,948	77,898	92,699	75,562	75,001	74,166	82,329

53305 Outside Service - Medical	—	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	(369)	—	—	—
54005 Payroll Service	273	232	504	304	247	152	235
55005 Outside Service Other	—	36	—	—	—	—	171

Total Purchase Services	273	268	504	(65)	247	152	407

Total Payroll Related	86,221	78,166	93,203	75,497	75,248	74,318	82,736

Total Payroll Related % Total Revenue	44%	38%	49%	41%	38%	40%	47%
56505 Food	8,696	8,501	5,781	11,055	11,834	9,688	6,307
57005 Housekeeping	636	1,725	517	817	1,678	1,340	422
57505 Kitchen Supplies	1,135	1,989	678	900	371	1,089	457
58005 Assisted Living Supplies	336	362	346	121	441	205	70
59005 Laundry & Linen/Uniforms	149	933	172	483	182	—	61
59010 Laun/Lin/Unif Kitchen	107	—	28	—	—	170	40
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	30
59505 Activities-Asst Lving	752	638	1,265	930	826	447	434
59510 Banquet Expense	300	300	300	300	300	300	300
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	12,112	14,449	9,087	14,606	15,632	13,239	8,121

60005 Office Supplies	609	441	1,614	964	494	557	889

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	67	—	121	87	—	30
61020 Repairs - Plumbing	740	60	—	350	80	185	1,638
61025 Repairs - Fire Systems	—	—	—	380	—	—	—
61030 Repairs - HVAC	1,022	2,044	—	—	—	—	251
61035 Repairs - Gen. Supplies	576	564	504	—	618	0	418
61040 Repairs - Equipment	502	1,890	918	1,128	740	(49)	432
61045 Repairs - Other Interior	102	547	61	468	213	17	212
61055 Repairs - Other Exterior	133	—	—	—	135	—	—
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	3,074	5,172	1,483	2,446	1,872	152	2,982

61505 Contracts - Elevator	371	371	—	371	371	371	371
61510 Contracts - Floor Maint	250	525	—	—	—	—	—
61515 Contracts - Alarm/Fire	314	72	334	151	(9)	818	874
61520 Contracts - HVAC	—	—	—	—	—	—	—
61525 Contracts - Pest Control	152	152	152	152	157	157	407
61535 Contracts - Other	261	109	467	179	286	77	434

Total Service Contracts	1,348	1,229	953	853	806	1,424	2,086

62005 Land Maintenance	745	745	1,583	1,451	745	1,490	1,243

Total Land Maintenance	745	745	1,583	1,451	745	1,490	1,243

62505 Rental/Lease - Cable	988	988	988	988	988	988	988
62510 Rental/Lease - Security	320	—	—	232	—	—	232
62525 Rental/Lease - Furniture	—	—	—	—	—	—	—
62535 Rental/Lease - Equipment	557	416	437	(656)	173	179	241
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—	47	122

Total Rental and Leases	1,865	1,404	1,424	564	1,160	1,214	1,583

63010 Utilities - Electricity	5,930	8,081	5,326	5,395	6,120	6,685	6,546
63015 Utilities - Water	670	709	751	1,015	980	747	771
63020 Utilities - Gas	676	667	442	265	663	348	329
63025 Utilities - Telephone	666	318	489	425	624	517	539
63030 Utilities - Trash	619	619	555	555	555	555	555

Total Utilities	8,560	10,394	7,564	7,655	8,942	8,852	8,740

63505 Marketing and Advertising	382	256	246	233	269	336	219
63510 Printed Materials	369	424	1,590	620	400	164	99
63515 Special Events	(243)	825	311	639	93	269	33
63520 Yellow Pages	488	619	196	469	1,428	1,792	1,857
63525 Newspaper and Magazine	—	846	(655)	—	701	127	68
63530 Advertising	—	—	—	—	—	—	—
64005 Referral Fees - Residents	—	2,385	2,139	—	2,600	1,162	1,750

Total Marketing and Advertising	996	5,355	3,826	1,961	5,490	3,850	4,026

64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	—	—	—	—	—	—	—
65010 Auto Service And Repair	466	457	—	(444)	84	—	405
65015 Other Automobile	767	179	(127)	182	(34)	95	—
65505 Travel & Lodging	349	462	186	(149)	—	—	303
66005 Mileage	48	—	—	—	—	261	168
66505 Meals & Entertainment	—	48	—	—	—	—	50
67005 License and Fingerprints	739	1,151	684	841	1,299	1,162	895
68005 Dues and Subscriptions	81	81	119	199	145	770	79
68505 Seminars and Training	316	338	162	582	332	118	283
69005 Employee Recruiting	562	1,078	718	—	—	239	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	143,668	140,799	144,934	147,590	154,828	1,805,586
40010 Revenue-Rent Refunds/Proration	(2,047)	(1,151)	(4,956)	(1,863)	(1,977)	(20,758)

Total Rental Revenue	141,620	139,648	139,978	145,727	152,851	1,784,829

40110 Revenue-AL Level 1	2,431	2,475	3,056	2,900	2,900	45,361
40115 Revenue-AL Level 2	5,425	4,834	4,250	4,625	4,379	58,829
40120 Revenue-AL Level 3	10,425	6,767	9,675	8,488	11,545	99,784
40125 Revenue-AL Level 4	5,847	6,008	6,075	12,178	11,824	86,437
40130 Revenue-AL Level 5	8,349	6,613	4,698	6,050	6,295	89,287
40135 Revenue-AL Level 6	2,800	3,092	5,460	4,599	4,402	46,683
40140 Revenue-AL Level 7	1,490	2,915	2,915	3,170	6,233	30,247

Total AL Services Revenue	36,767	32,704	36,128	42,009	47,579	456,628

40515 Revenue-Other	230	330	168	1,289	1,536	8,754
40525 Revenue-Processing/App Fees	4,500	500	9,000	4,000	2,000	38,000

Total Other Revenue	4,730	830	9,168	5,289	3,536	46,754

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	(2,064)	(2,064)	(6,394)	(5,619)	(9,199)	(40,964)
40215 Rev-A/L Concessions	—	—	(260)	(4,471)	(9,302)	(14,033)

Total Concessions	(2,064)	(2,064)	(6,654)	(10,090)	(18,501)	(54,997)

Total Revenue	181,053	171,118	178,620	182,935	185,466	2,233,214

50005 Payroll Expense-Regular	57,741	55,720	56,626	53,948	55,751	652,837
50405 Payroll Expense-Overtime	2,757	1,741	1,350	1,395	1,573	33,302
50705 Payroll Expense-Doubletime	422	284	9	112	64	5,406
51005 Bonuses	(7,837)	(3,021)	(1,221)	(2,871)	(2,871)	4,500
51505 Vacation, Sick, Holiday	2,077	4,020	4,473	4,649	4,842	46,126
51805 Employee Recognition	385	120	400	282	324	2,522
52005 Payroll Taxes	5,221	5,134	4,877	4,685	4,939	64,377
52505 401K/401A	124	172	121	203	199	1,970
52805 Group Insurance	5,159	6,338	2,903	5,449	5,359	52,792
53005 Worker’s Comp Insurance	6,429	5,649	5,576	5,643	5,589	72,788

Total Payroll Expenses	72,479	76,158	75,114	73,496	75,769	936,619

53305 Outside Service - Medical	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	(369)
54005 Payroll Service	276	171	313	307	22	3,035
55005 Outside Service Other	32	—	35	—	—	274

Total Purchase Services	308	171	349	307	22	2,940

Total Payroll Related	72,787	76,328	75,463	73,803	75,791	939,559

Total Payroll Related % Total Revenue	40%	45%	42%	40%	41%	42%
56505 Food	7,819	10,260	8,235	11,767	8,573	108,516
57005 Housekeeping	1,153	783	1,014	1,036	697	11,818
57505 Kitchen Supplies	931	629	985	1,035	1,020	11,219
58005 Assisted Living Supplies	252	7	866	39	334	3,379
59005 Laundry & Linen/Uniforms	—	35	—	51	—	2,065
59010 Laun/Lin/Unif Kitchen	145	106	157	205	186	1,144
59015 Laund/Lin/Unif Housekeeping	—	35	—	—	—	65
59505 Activities-Asst Lving	532	517	1,196	936	1,062	9,537
59510 Banquet Expense	300	300	300	300	(1,734)	1,566
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	11,132	12,672	12,754	15,369	10,138	149,311

60005 Office Supplies	715	624	1,471	740	788	9,905

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	147	170	233	298	145	1,298
61020 Repairs - Plumbing	333	25	610	—	10	4,029
61025 Repairs - Fire Systems	—	—	—	—	—	380
61030 Repairs - HVAC	288	92	—	804	—	4,500
61035 Repairs - Gen. Supplies	309	1,426	(71)	—	879	5,223
61040 Repairs - Equipment	1,484	1,562	(808)	1,091	635	9,525
61045 Repairs - Other Interior	552	261	1,197	350	143	4,122
61055 Repairs - Other Exterior	9	—	—	—	750	1,027
61100 Loss on Early Retierment Asset	—	—	—	—	—	—

Total Repair & Maintenance	3,121	3,536	1,160	2,542	2,562	30,104

61505 Contracts - Elevator	371	371	371	371	371	4,085
61510 Contracts - Floor Maint	—	—	—	—	—	775
61515 Contracts - Alarm/Fire	360	71	71	71	262	3,387
61520 Contracts - HVAC	—	353	—	(353)	—	—
61525 Contracts - Pest Control	157	161	159	159	159	2,126
61535 Contracts - Other	213	44	44	263	504	2,880

Total Service Contracts	1,102	1,000	645	512	1,297	13,253

62005 Land Maintenance	745	794	845	745	745	11,876

Total Land Maintenance	745	794	845	745	745	11,876

62505 Rental/Lease - Cable	988	988	988	988	988	11,851
62510 Rental/Lease - Security	—	—	245	—	—	1,030
62525 Rental/Lease - Furniture	—	—	446	122	252	821
62535 Rental/Lease - Equipment	268	268	155	268	159	2,464
62540 Rental/Lease - Auto	—	—	—	—	—	—
62555 Rental/Lease - Other	—	34	95	—	—	298

Total Rental and Leases	1,256	1,289	1,929	1,377	1,399	16,463

63010 Utilities - Electricity	6,729	6,020	6,709	5,300	6,078	74,919
63015 Utilities - Water	1,360	981	1,221	741	884	10,830
63020 Utilities - Gas	372	396	501	701	855	6,215
63025 Utilities - Telephone	562	515	574	408	631	6,268
63030 Utilities - Trash	555	555	555	555	555	6,787

Total Utilities	9,578	8,467	9,560	7,704	9,004	105,020

63505 Marketing and Advertising	263	451	1,492	407	831	5,384
63510 Printed Materials	25	49	829	667	893	6,129
63515 Special Events	1,145	1,363	651	1,803	917	7,803
63520 Yellow Pages	(3,872)	2,270	773	796	818	7,633
63525 Newspaper and Magazine	64	64	196	269	78	1,758
63530 Advertising	—	—	—	—	—	—
64005 Referral Fees - Residents	—	—	—	—	1,000	11,036

Total Marketing and Advertising	(2,376)	4,196	3,941	3,941	4,537	39,743

64505 Computers/Peripherals/Software	—	—	—	—	—	—
65005 Gas	—	—	—	—	—	—
65010 Auto Service And Repair	—	—	106	—	385	1,458
65015 Other Automobile	347	22	40	—	131	1,602
65505 Travel & Lodging	171	—	171	—	141	1,633
66005 Mileage	126	285	130	87	127	1,231
66505 Meals & Entertainment	—	—	24	—	—	122
67005 License and Fingerprints	1,317	915	641	742	1,200	11,585
68005 Dues and Subscriptions	127	145	196	256	71	2,268
68505 Seminars and Training	568	229	198	118	278	3,522
69005 Employee Recruiting	—	100	30	439	—	3,168

PII - ITEM A-5

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OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

69505 Other	—	33	8	12	68	181	271
69605 Discounts Lost	—	—	—	—	—	—	—
69610 Discounts Taken	—	—	—	—	—	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	3,328	3,827	1,750	1,222	1,894	2,827	2,453

Total Operating Expense	118,858	121,182	122,487	107,220	112,282	107,923	114,860

Gross Margin	75,947	85,836	65,961	78,026	84,618	77,114	61,708

Gross Margin Percent	39%	41%	35%	42%	43%	42%	35%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	(18,295)	—	—	1,769	2,071	3,325	—
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	5,735	5,735	5,735	5,735	5,828	5,828	6,060
72405 Insurance-Liability & Hazard	2,212	2,212	2,212	3,784	3,784	3,788	3,784

Total Other Fees	(10,349)	7,947	7,947	11,288	11,683	12,942	9,845

72505 Accounting	(167)	633	633	633	953	633	682
73005 Legal	568	358	478	705	400	442	426
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	—	—	—	—	—
74015 Professional Fees - Other	—	—	—	37	—	—	—
75005 Property Management Fees	9,741	10,316	9,457	9,262	9,845	9,252	8,828
75105 Partnership Admin Fees	4,762	2,908	1,767	6,829	(834)	671	2,835
75510 Other Penalties/Fin. Fee	115	—	49	56	13	—	20
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	205	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—

Total Professional Fees	15,019	14,215	12,383	17,522	10,377	11,203	12,791

EBITDAR	71,276	63,675	45,631	49,216	62,558	52,969	39,072

EBITDAR Percent	37%	31%	24%	27%	32%	29%	22%
77005 Operating Lease	13,664	13,664	13,664	13,664	13,664	13,664	13,664
77010 Add’l Lease	7,156	7,724	7,342	6,910	7,298	6,935	6,683

Total Leases	20,820	21,388	21,006	20,574	20,962	20,599	20,347

80005 Interest Income	(104)	(101)	(88)	(87)	(105)	(99)	(46)
80505 Other Non-Operating Income	—	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(104)	(101)	(88)	(87)	(105)	(99)	(46)

83005 Interest Expense	—	—	—	—	—	—	—
83025 Int Exp MIP	—	—	—	—	—	—	—

Total Interest Expense	—	—	—	—	—	—	—

EBTDA	50,560	42,387	24,713	28,729	41,701	32,468	18,771

EBTDA Percent	26%	20%	13%	16%	21%	18%	11%
77505 Depreciation	8,800	8,784	8,625	8,653	8,697	8,422	8,525
78005 Amortization	573	573	573	573	573	573	573
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	9,372	9,357	9,197	9,226	9,269	8,995	9,098

Net Income (Loss)	41,188	33,030	15,516	19,503	32,431	23,473	9,673

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

69505 Other	129	51	55	62	113	982
69605 Discounts Lost	—	—	—	—	2	2
69610 Discounts Taken	—	—	(2)	—	(4)	(6)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	2,785	1,745	1,589	1,704	2,444	27,568

Total Operating Expense	100,843	110,651	109,356	108,438	108,703	1,342,802

Gross Margin	80,210	60,467	69,264	74,498	76,763	890,412

Gross Margin Percent	44%	35%	39%	41%	41%	40%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	—	365	(190)	(175)	—	(11,130)
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	6,060	6,060	967	3,044	6,060	62,847
72405 Insurance-Liability & Hazard	6,077	3,575	4,595	4,636	3,180	43,840

Total Other Fees	12,137	10,000	5,372	7,505	9,240	95,558

72505 Accounting	633	953	633	953	(3,043)	4,129
73005 Legal	350	475	423	429	392	5,448
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	350	(350)	250	—	—	250
74015 Professional Fees - Other	—	—	—	—	—	37
75005 Property Management Fees	9,053	8,556	8,493	9,585	9,273	111,661
75105 Partnership Admin Fees	2,728	988	1,973	3,136	3,307	31,069
75510 Other Penalties/Fin. Fee	200	6	—	—	6	465
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	205
75520 Franchise Tax Filing Fee	—	—	—	—	—	—

Total Professional Fees	13,314	10,629	11,772	14,103	9,936	153,265

EBITDAR	54,759	39,838	52,120	52,890	57,587	641,590

EBITDAR Percent	30%	23%	29%	29%	31%	29%
77005 Operating Lease	13,664	13,664	13,664	13,664	13,664	163,971
77010 Add’l Lease	6,697	6,562	6,755	6,756	4,463	81,280

Total Leases	20,361	20,226	20,419	20,420	18,127	245,250

80005 Interest Income	—	(45)	(435)	(35)	(25)	(1,169)
80505 Other Non-Operating Income	—	—	—	(214)	—	(214)
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	(45)	(435)	(249)	(25)	(1,383)

83005 Interest Expense	—	—	—	—	—	—
83025 Int Exp MIP	—	—	—	—	—	—

Total Interest Expense	—	—	—	—	—	—

EBTDA	34,398	19,656	32,136	32,719	39,484	397,723

EBTDA Percent	19%	11%	18%	18%	21%	18%
77505 Depreciation	8,566	8,582	8,633	9,541	9,449	105,276
78005 Amortization	573	573	573	573	573	6,873
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	9,139	9,155	9,206	10,114	10,022	112,149

Net Income (Loss)	25,259	10,502	22,931	22,605	29,463	285,573

PII - ITEM A-5

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OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	133,716	142,864	174,503	156,059	159,070	168,868	155,474
40010 Revenue-Rent Refunds/Proration	—	(4,470)	—	—	(3,041)	—	(1,890)

Total Rental Revenue	133,716	138,394	174,503	156,059	156,029	168,868	153,584

40110 Revenue-AL Level 1	4,200	5,787	5,497	4,490	4,025	4,636	4,176
40115 Revenue-AL Level 2	7,075	7,339	8,556	7,525	5,600	5,725	5,755
40120 Revenue-AL Level 3	4,850	5,425	8,077	10,743	7,100	7,170	7,681
40125 Revenue-AL Level 4	4,500	4,300	6,333	3,350	2,532	6,633	6,013
40130 Revenue-AL Level 5	9,400	9,795	11,175	13,550	13,335	14,145	12,063
40135 Revenue-AL Level 6	4,125	4,125	5,500	5,500	6,900	8,300	5,256
40140 Revenue-AL Level 7	—	4,462	1,375	1,375	1,375	1,375	255

Total AL Services Revenue	34,150	41,232	46,513	46,533	40,867	47,984	41,199

40515 Revenue-Other	3,195	(1,757)	(1,692)	(787)	(95)	904	305
40525 Revenue-Processing/App Fees	1,500	2,750	9,583	(916)	2,166	5,667	2,500

Total Other Revenue	4,695	994	7,891	(1,703)	2,071	6,571	2,805

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	(495)	—	—	—	—	—	—
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	(495)	—	—	—	—	—	—

Total Revenue	172,066	180,620	228,907	200,889	198,967	223,423	197,588

50005 Payroll Expense- Regular	50,758	52,976	60,692	54,944	57,856	53,919	57,124
50405 Payroll Expense-Overtime	3,166	3,767	4,599	6,783	4,952	4,946	5,410
50705 Payroll Expense-Doubletime	248	764	563	1,313	2,045	1,438	858
51005 Bonuses	1,425	3,775	2,080	14,509	(9,172)	2,275	6,422
51505 Vacation, Sick, Holiday	7,994	3,864	345	7,329	2,713	5,977	2,308
51805 Employee Recognition	—	134	—	—	—	—	—
52005 Payroll Taxes	7,688	6,731	7,145	8,106	6,099	3,909	5,613
52505 401K/401A	196	190	173	268	262	246	245
52805 Group Insurance	3,119	4,433	4,235	3,583	3,583	(21)	3,194
53005 Worker’s Comp Insurance	4,263	4,423	4,290	4,138	4,071	4,340	4,184

Total Payroll Expenses	78,858	81,055	84,122	100,974	72,408	77,030	85,358

53305 Outside Service - Medical	—	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	—	—	—
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	129	130	132	158	132	134	134
55005 Outside Service Other	65	—	32	—	1,246	33	64

Total Purchase Services	194	130	164	158	1,378	167	198

Total Payroll Related	79,052	81,185	84,286	101,132	73,786	77,197	85,557

Total Payroll Related % Total Revenue	46%	45%	37%	50%	37%	35%	43%
56505 Food	7,011	9,915	10,163	11,057	10,005	11,750	9,568
57005 Housekeeping	1,206	802	1,868	1,208	1,118	1,195	1,592
57505 Kitchen Supplies	2,007	1,099	1,273	1,063	1,460	1,205	652
58005 Assisted Living Supplies	260	(27)	402	—	275	163	229
59005 Laundry & Linen/Uniforms	308	22	684	322	93	176	754
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Lving	1,486	(135)	831	771	1,416	1,200	1,039
59510 Banquet Expense	319	300	300	300	300	300	300
59555 NMS-Foodservices	—	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—	—

Total Variable Expense	12,597	11,977	15,521	14,721	14,666	15,989	14,135

60005 Office Supplies	1,077	1,128	506	617	179	462	585

61005 Repairs and Maint - Building	—	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	—	599	33	38	200	1,454	1,088
61020 Repairs - Plumbing	1,006	12	564	214	572	199	988
61025 Repairs - Fire Systems	49	—	—	—	—	—	—
61030 Repairs - HVAC	19	—	—	—	—	—	—
61035 Repairs - Gen. Supplies	430	907	(61)	172	268	489	208
61040 Repairs - Equipment	27	310	191	1,205	1,964	(399)	1,324
61045 Repairs - Other Interior	406	26	290	368	1,485	450	1,268
61055 Repairs - Other Exterior	8	—	36	—	362	68	(206)
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	1,945	1,853	1,054	1,997	4,851	2,262	4,670

61505 Contracts - Elevator	371	371	372	371	371	371	371
61510 Contracts - Floor Maint	513	—	—	—	—	—	—
61515 Contracts - Alarm/Fire	400	71	1,216	767	—	296	72
61520 Contracts - HVAC	—	—	—	778	—	—	—
61525 Contracts - Pest Control	456	152	152	152	152	152	152
61535 Contracts - Other	108	562	234	54	250	169	54

Total Service Contracts	1,848	1,156	1,974	2,123	773	988	650

62005 Land Maintenance	745	745	852	945	745	1,511	3,167

Total Land Maintenance	745	745	852	945	745	1,511	3,167

62505 Rental/Lease - Cable	898	898	898	33	898	898	1,048
62510 Rental/Lease - Security	330	—	—	—	—	—	220
62535 Rental/Lease - Equipment	457	316	309	601	334	493	238
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—	—	—

Total Rental and Leases	1,685	1,214	1,207	634	1,232	1,391	1,505

63010 Utilities - Electricity	5,376	4,934	4,637	3,857	4,903	7,305	8,060
63015 Utilities - Water	671	575	727	733	1,272	1,159	1,684
63020 Utilities - Gas	1,273	1,398	1,260	867	800	588	572
63025 Utilities - Telephone	749	560	460	486	461	272	1,040
63030 Utilities - Trash	606	703	610	610	555	814	676

Total Utilities	8,676	8,170	7,695	6,553	7,991	10,138	12,030

63505 Marketing and Advertising	291	448	253	353	368	452	318
63510 Printed Materials	61	517	370	385	18	70	36
63515 Special Events	152	88	47	1,452	(498)	663	237
63520 Yellow Pages	648	648	648	871	436	(1,306)	691
63525 Newspaper and Magazine	85	125	165	145	32	198	127
63530 Advertising	—	—	—	180	—	—	—
64005 Referral Fees - Residents	1,204	—	980	675	1,100	—	—

Total Marketing and Advertising	2,440	1,826	2,462	4,062	1,455	78	1,409

64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	118	130	175	130	—	64	—
65010 Auto Service And Repair	—	—	204	—	235	—	299
65015 Other Automobile	202	—	241	377	(180)	186	70
65505 Travel & Lodging	110	9	196	131	341	—	—
66005 Mileage	36	113	—	59	52	37	—
66505 Meals & Entertainment	—	108	36	56	—	—	—
67005 License and Fingerprints	903	1,332	1,147	1,166	1,370	553	764
68005 Dues and Subscriptions	73	—	—	—	858	210	0
68505 Seminars and Training	70	33	530	236	154	98	157
69005 Employee Recruiting	451	(241)	—	—	—	—	340
69505 Other	36	202	78	—	—	338	125

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	165,014	164,856	167,942	159,285	155,581	1,903,231
40010 Revenue-Rent Refunds/Proration	(2,411)	(240)	—	(500)	(3,206)	(15,757)

Total Rental Revenue	162,603	164,616	167,942	158,785	152,376	1,887,474

40110 Revenue-AL Level 1	4,758	4,475	5,699	4,063	4,075	55,881
40115 Revenue-AL Level 2	5,875	5,255	7,375	7,768	7,100	80,948
40120 Revenue-AL Level 3	7,900	7,900	6,525	6,845	6,212	86,428
40125 Revenue-AL Level 4	8,428	6,443	8,025	9,658	6,750	72,965
40130 Revenue-AL Level 5	9,142	10,850	9,485	9,863	9,856	132,659
40135 Revenue-AL Level 6	2,471	4,323	5,425	5,825	5,275	63,025
40140 Revenue-AL Level 7	1,375	—	(68)	141	275	11,941

Total AL Services Revenue	39,949	39,246	42,467	44,164	39,543	503,848

40515 Revenue-Other	340	774	670	1,606	737	4,201
40525 Revenue-Processing/App Fees	4,500	3,000	—	2,000	500	33,250

Total Other Revenue	4,840	3,774	670	3,606	1,237	37,451

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	—	—	—	(495)
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	—	—	—	—	—	(495)

Total Revenue	207,392	207,636	211,079	206,554	193,155	2,428,277

50005 Payroll Expense - Regular	57,129	54,880	62,035	57,029	56,549	675,891
50405 Payroll Expense-Overtime	4,880	4,919	4,112	4,410	3,487	55,429
50705 Payroll Expense- Doubletime	1,390	1,773	1,092	887	470	12,841
51005 Bonuses	8,229	8,368	9,198	7,320	4,647	59,076
51505 Vacation, Sick, Holiday	4,048	4,374	4,665	4,402	7,067	55,086
51805 Employee Recognition	443	—	—	—	118	695
52005 Payroll Taxes	5,038	5,047	5,661	4,205	5,080	70,323
52505 401K/401A	245	249	245	196	230	2,746
52805 Group Insurance	6,173	6,779	5,207	4,174	3,656	48,114
53005 Worker’s Comp Insurance	4,383	3,496	4,047	4,047	3,837	49,519

Total Payroll Expenses	91,957	89,886	96,262	86,670	85,140	1,029,720

53305 Outside Service - Medical	—	—	—	—	—	—
53505 Temporary Services	—	—	—	—	2	2
53510 Temporary Services - AL	—	—	—	—	—	—
54005 Payroll Service	134	134	235	217	258	1,929
55005 Outside Service Other	1,018	35	62	—	—	2,553

Total Purchase Services	1,152	169	297	217	260	4,484

Total Payroll Related	93,109	90,055	96,558	86,887	85,400	1,034,204

Total Payroll Related % Total Revenue	45%	43%	46%	42%	44%	43%
56505 Food	9,906	11,612	13,249	13,825	9,632	127,693
57005 Housekeeping	741	631	1,244	1,781	1,348	14,736
57505 Kitchen Supplies	992	862	1,035	879	1,354	13,880
58005 Assisted Living Supplies	197	183	122	228	348	2,379
59005 Laundry & Linen/Uniforms	120	244	148	61	152	3,083
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst Lving	739	561	943	859	888	10,598
59510 Banquet Expense	300	300	300	336	(795)	2,559
59555 NMS-Foodservices	—	—	—	—	—	—
59560 NMS-Housekeeping	—	—	—	—	—	—

Total Variable Expense	12,995	14,392	17,041	17,969	12,927	174,928

60005 Office Supplies	644	629	792	680	1,034	8,333

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	187	38	19	294	26	3,975
61020 Repairs - Plumbing	321	116	493	36	98	4,619
61025 Repairs - Fire Systems	—	—	—	20	—	70
61030 Repairs - HVAC	573	—	—	428	—	1,021
61035 Repairs - Gen. Supplies	376	450	610	211	365	4,423
61040 Repairs - Equipment	1,031	1,622	142	425	326	8,170
61045 Repairs - Other Interior	352	522	970	(86)	472	6,525
61055 Repairs - Other Exterior	32	89	—	73	21	483
61100 Loss on Early Retierment Asset	—	—	—	—	—	—

Total Repair & Maintenance	2,873	2,838	2,235	1,401	1,308	29,286

61505 Contracts - Elevator	371	371	371	371	371	4,456
61510 Contracts - Floor Maint	—	—	—	—	—	513
61515 Contracts - Alarm/Fire	471	72	72	(62)	72	3,447
61520 Contracts - HVAC	—	—	—	—	—	778
61525 Contracts - Pest Control	(949)	152	152	152	152	1,027
61535 Contracts - Other	135	135	571	1,339	—	3,611

Total Service Contracts	29	731	1,166	1,800	596	13,833

62005 Land Maintenance	1,333	815	1,013	3,182	—	15,053

Total Land Maintenance	1,333	815	1,013	3,182	—	15,053

62505 Rental/Lease - Cable	988	988	988	988	988	10,509
62510 Renlal/Lease - Security	—	—	232	—	—	783
62535 Rental/Lease - Equipment	585	253	653	387	82	4,707
62540 Renlal/Lease - Auto	—	—	—	—	—	—
62555 Renlal/Lease - Other	350	—	—	(350)	837	837

Total Rental and Leases	1,922	1,240	1,873	1,024	1,907	16,836

63010 Utilities - Electricity	6,431	6,125	6,919	4,295	7,505	70,348
63015 Utilities - Water	1,857	1,038	952	670	667	12,005
63020 Utilities - Gas	580	349	312	479	882	9,360
63025 Utilities - Telephone	654	617	604	226	270	6,399
63030 Utilities - Trash	636	610	610	558	610	7,600

Total Utilities	10,159	8,738	9,399	6,228	9,935	105,711

63505 Marketing and Advertising	233	275	345	189	208	3,733
63510 Printed Materials	2,056	688	606	534	1,240	6,582
63515 Special Events	478	—	165	840	83	3,707
63520 Yellow Pages	638	651	850	630	1,025	6,428
63525 Newspaper and Magazine	200	—	394	314	644	2,427
63530 Advertising	—	—	—	32	27	239
64005 Referral Fees - Residents	1,000	—	1,350	—	—	6,309

Total Marketing and Advertising	4,605	1,613	3,710	2,537	3,226	29,423

64505 Computers/Peripherals/Software	—	—	—	—	230	230
65005 Gas	—	26	—	—	—	642
65010 Auto Service And Repair	96	265	5	17	4	1,124
65015 Other Automobile	91	632	3,458	—	(4,895)	181
65505 Travel & Lodging	—	—	—	—	—	786
66005 Mileage	—	—	63	248	60	667
66505 Meals & Entertainment	—	—	—	—	—	200
67005 License and Fingerprints	302	1,061	617	1,211	1,856	12,282
68005 Dues and Subscriptions	121	343	12	12	211	1,840
68505 Seminars and Training	—	417	223	287	—	2,206
69005 Employee Recruiting	—	—	—	—	533	1,082
69505 Other	—	—	—	—	17	795

PII - ITEM A-5

Database: Cube: Page:	POLAPSVR Financial Data Year Version Community Department Month GLAccount	2001 AA Inn at Willow Glen Total Department Along Columns Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

69605 Discounts Lost	101	64	40	46	73	6	60
69610 Discounts Taken	(137)	(84)	(101)	(71)	(161)	(6)	(60)
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc. Expenses	1,962	1,666	2,545	2,130	2,742	1,486	1,754

Total Operating Expense	112,026	110,920	118,102	134,914	108,420	111,500	125,461

Gross Margin	60,040	69,700	110,805	65,975	90,547	111,923	72,127

Gross Margin Percent	35%	39%	48%	33%	46%	50%	37%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	3,145	8,017	(4,250)	8,546	(199)	12,694	—
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	6,227	5,765	5,955	5,955	5,809	5,809	5,197
72405 Insurance-Liability & Hazard	1,286	1,286	1,285	2,212	2,212	2,134	2,212

Total Other Fees	10,658	15,067	2,990	16,714	7,822	20,637	7,409

72505 Accounting	596	320	458	458	486	486	549
73005 Legal	395	472	422	426	471	355	714
73510 Donations & Contributions	—	—	—	—	—	—	—
74005 Consulting Fees	—	—	157	—	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—	28
75005 Property Management Fees	6,718	10,916	11,445	10,044	9,948	11,171	9,879
75105 Partnership Admin Fees	1,669	2,639	7,797	1,403	3,821	3,546	2,692
75510 Other Penalties/Fin. Fee	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—

Total Professional Fees	9,378	14,347	20,280	12,332	14,727	15,558	13,862

EBITDAR	40,004	40,285	87,535	36,930	67,999	75,728	50,856

EBITDAR Percent	23%	22%	38%	18%	34%	34%	26%
77005 Operating Lease	13,703	14,300	13,684	13,684	13,684	13,684	13,684
77010 Add’l Lease	6,458	7,557	7,010	7,273	7,415	7,870	7,246

Total Leases	20,160	21,857	20,694	20,957	21,099	21,555	20,931

80005 Interest Income	—	(156)	(164)	(175)	(173)	(165)	(151)
80505 Other Non-Operating Income	—	—	—	—	—	—	—
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	—	(156)	(164)	(175)	(173)	(165)	(151)

83005 Interest Expense	—	—	—	—	—	—	—
83025 Int Exp MIP	—	—	—	—	—	—	—

Total Interest Expense	—	—	—	—	—	—	—

EBTDA	19,843	18,585	67,004	16,147	47,073	54,338	30,077

EBTDA Percent	12%	10%	29%	8%	24%	24%	15%
77505 Depreciation	6,209	6,235	6,398	6,487	6,482	6,622	6,730
78005 Amortization	573	573	573	573	573	573	573
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	6,781	6,807	6,970	7,060	7,055	7,195	7,303

Net Income (Loss)	13,062	11,778	60,034	9,087	40,018	47,144	22,774

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

69605 Discounts Lost	33	34	12	—	—	468
69610 Discounts Taken	(33)	(34)	(12)	—	—	(698)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc. Expenses	610	2,743	4,378	1,775	(1,985)	21,805

Total Operating Expense	128,278	123,795	138,164	123,484	114,347	1,449,413

Gross Margin	79,114	83,841	72,915	83,071	78,808	978,865

Gross Margin Percent	38%	40%	35%	40%	41%	40%
69705 Casualty Loss	—	—	—	—	—	—
69805 Bad Debt Expense	615	(607)	50	(40)	1,719	29,691
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	6,250	5,724	5,724	5,724	5,976	70,115
72405 Insurance-Liability & Hazard	2,212	2,212	2,212	2,212	2,212	23,686

Total Other Fees	9,077	7,329	7,986	7,896	9,907	123,491

72505 Accounting	759	549	549	949	2,984	9,144
73005 Legal	393	1,439	449	378	548	6,463
73510 Donations & Contributions	—	—	—	—	—	—
74005 Consulting Fees	—	250	—	—	—	407
74015 Professional Fees - Other	—	—	—	—	—	28
75005 Property Management Fees	9,714	11,038	10,554	10,328	9,658	121,414
75105 Partnership Admin Fees	3,209	3,281	2,947	3,653	3,095	39,751
75510 Other Penalties/Fin. Fee	—	38	18	55	131	242
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—

Total Professional Fees	14,075	16,594	14,517	15,362	16,416	177,449

EBITDAR	55,962	59,918	50,412	59,812	52,485	677,924

EBITDAR Percent	27%	29%	24%	29%	27%	28%
77005 Operating Lease	13,684	13,684	13,684	13,684	13,684	164,844
77010 Add’l Lease	7,692	7,683	7,827	6,817	7,813	88,661

Total Leases	21,376	21,367	21,511	20,501	21,497	253,505

80005 Interest Income	(151)	(155)	(134)	(145)	(80)	(1,650)
80505 Other Non-Operating Income	—	(15)	—	—	—	(15)
87010 Extraordinary Items -Net Tax	—	—	—	—	—	—

Total Non-Operating Income/Expense	(151)	(170)	(134)	(145)	(80)	(1,665)

83005 Interest Expense	—	—	—	—	—	—
83025 Int Exp MIP	—	—	—	—	—	—

Total Interest Expense	—	—	—	—	—	—

EBTDA	34,737	38,720	29,034	39,456	31,069	426,084

EBTDA Percent	17%	19%	14%	19%	16%	18%
77505 Depreciation	6,846	6,934	6,801	6,776	8,807	81,326
78005 Amortization	573	573	573	573	573	6,873
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depreciation & Amortization	7,419	7,507	7,374	7,349	9,380	88,200

Net Income (Loss)	27,318	31,213	21,661	32,107	21,689	337,884

PII - ITEM A-5

Database:	POLAPSVR
Cube:	Financial Data
Page:	Year	2000
	Version	AA
	Community	Inn at Willow Glen
	Department	Total Department
	Month	Along Columns
	GLAccount	Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

40005 Revenue-Rental	122,669	126,615	119,904	129,190	139,054	142,178	141,107
40010 Revenue-Rent Refunds/Proration	(2,187)	(1,408)	—	(4,486)	—	(638)	(990)

Total Rental Revenue	120,482	125,208	119,904	124,704	139,054	141,540	140,117

40110 Revenue-AL Level 1	7, 800	7,297	5,700	6,181	6,350	4,641	6,707
40115 Revenue-AL Level 2	4, 988	3,275	4,061	4,150	5,049	5,165	4,778
40120 Revenue-AL Level 3	8, 550	10,725	6,838	8,006	6,886	5,425	6,288
40125 Revenue-AL Level 4	2,990	3,190	7,510	4,456	7,800	10,766	7,800
40130 Revenue-AL Level 5	4,725	4,725	7,050	9,200	11,160	8,773	9,400
40135 Revenue-AL Level 6	—	—	—	2,980	2,581	2,750	5,500
40140 Revenue-AL Level 7	2, 889	1,375	(2,750)	—	—	1,220	—

Total AL Services Revenue	31, 942	30,587	28,410	34,974	39,826	38,740	40,472

40515 Revenue-Other	6	420	280	228	520	585	866
40525 Revenue-Processing/App Fees	650	—	500	—	—	4,500	2,250

Total Other Revenue	656	420	780	228	520	5,085	3,116

40575 Rev-Process Fee Concessions	—	—	—	—	—	—	—
40015 Rev-Rent Concessions	—	—	(4,190)	(11,925)	(6,930)	—	(327)
40215 Rev-A/L Concessions	—	—	—	—	—	—	—

Total Concessions	—	—	(4,190)	(11,925)	(6,930)	—	(327)

Total Revenue	153,080	156,214	144,904	147,980	172,470	185,365	183,379

50005 Payroll Expense-Regular	51,174	45,680	52,550	41,199	47,049	42,943	39,433
50405 Payroll Expense-Overtime	6,273	4,927	5,630	4,606	4,319	5,038	6,421
50705 Payroll Expense-Doubletime	582	750	955	768	515	899	1,144
51005 Bonuses	800	500	11,705	2,600	800	2,150	500
51505 Vacation, Sick, Holiday	6, 855	4,343	4,514	3,215	1,679	4,788	2,035
51805 Employee Recognition	—	—	—	—	—	—	—
52005 Payroll Taxes	7,787	5,849	7,750	4,413	4,860	4,481	4,166
52505 401K/401A	219	215	305	215	153	200	197
52805 Group Insurance	1,321	1,502	2,553	1,437	5,878	(1,676)	2,316
53005 Worker’s Comp Insurance	1,908	1,908	2,356	3,633	3,391	3,726	3,130

Total Payroll Expenses	76, 917	65,673	88,317	62,086	68,644	62,548	59,343

53305 Outside Service - Medical	498	102	570	—	—	6,888	—
53505 Temporary Services	—	—	1,656	300	(828)	1,591	1,591
53510 Temporary Services - AL	—	—	—	—	—	—	—
54005 Payroll Service	—	366	187	122	115	131	129
55005 Outside Service Other	364	87	3	—	(73)	—	816

Total Purchase Services	861	555	2,415	422	(785)	8,610	2,536

Total Payroll Related	77, 778	66,227	90,733	62,508	67,859	71,159	61,880

Total Payroll Related % Total Revenue	51%	42%	63%	42%	39%	38%	34%
56505 Food	16,047	8,461	10,823	10,364	10,832	10,446	10,914
57005 Housekeeping	1,645	986	1,587	1,145	951	1,377	1,762
57505 Kitchen Supplies	1,469	639	1,724	1,157	1,193	1,129	1,211
58005 Assisted Living Supplies	211	168	385	130	111	243	3
59005 Laundry & Linen/Uniforms	1,445	385	203	740	188	102	174
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—	—
59505 Activities-Asst Lving	710	(45)	433	601	468	656	271
59510 Banquet Expense	(179)	2,525	(975)	1,282	—	(1,282)	1,282
59555 NMS-Foodservices	—	—	—	15,348	7,098	10,059	7,948
59560 NMS-Housekeeping	—	—	—	4,897	253	(3,515)	1,547

Total Variable Expense	21,348	13,119	14,180	35,665	21,093	19,215	25,112

60005 Office Supplies	816	2,412	931	603	785	873	1,811

61005 Repairs and Maint - Building	—	—	—	—	—	214	(214)
61010 Repairs - Phone System	—	—	—	—	—	—	—
61015 Repairs - Electrical	209	25	16	92	60	—	—
61020 Repairs - Plumbing	325	345	416	92	605	1,409	351
61025 Repairs - Fire Systems	—	—	—	137	110	—	—
61030 Repairs - HVAC	—	1,008	681	—	188	—	—
61035 Repairs - Gen. Supplies	655	1,663	1,297	484	657	810	731
61040 Repairs - Equipment	807	49	964	567	719	122	38
61045 Repairs - Other Interior	713	292	2,148	235	190	868	8
61055 Repairs - Other Exterior	—	—	1,326	32	606	557	237
61100 Loss on Early Retierment Asset	—	—	—	—	—	—	—

Total Repair & Maintenance	2,708	3,382	6,848	1,641	3,136	3,979	1,152

61505 Contracts - Elevator	—	371	371	338	371	963	371
61510 Contracts - Floor Maint	171	171	171	171	171	169	31
61515 Contracts - Alarm/Fire	215	386	584	297	141	1,056	529
61520 Contracts - HVAC	—	—	322	—	—	—	—
61525 Contracts - Pest Control	304	152	152	152	152	152	152
61535 Contracts - Other	539	433	684	(43)	17	405	14

Total Service Contracts	1,229	1,514	2,285	915	853	2,745	1,097

62005 Land Maintenance	745	745	745	745	1,118	745	745

Total Land Maintenance	745	745	745	745	1,118	745	745

62505 Rental/Lease - Cable	(48)	850	1,748	850	850	855	1,196
62510 Rental/Lease - Security	208	1	—	209	480	—	—
62535 Rental/Lease - Equipment	525	140	66	227	7	916	195
62540 Rental/Lease - Auto	—	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	35	—	—	7	—

Total Rental and Leases	685	991	1,849	1,286	1,337	1,778	1,391

63010 Utilities - Electricity	4,752	4,199	3,345	3,065	3,390	7,889	6,565
63015 Utilities - Water	618	831	681	785	1,332	800	1,676
63020 Utilities - Gas	1,340	740	721	661	(661)	670	594
63025 Utilities - Telephone	250	1,847	1,156	289	604	584	760
63030 Utilities - Trash	1,110	84	667	513	555	625	639

Total Utilities	8,070	7,701	6,570	5,314	5,220	10,568	10,233

63505 Marketing and Advertising	1,549	797	7,843	837	314	1,275	1,327
63510 Printed Materials	3,021	464	—	588	679	11	61
63515 Special Events	100	397	37	409	24	226	29
63520 Yellow Pages	—	—	—	—	—	—	—
63525 Newspaper and Magazine	—	—	—	—	—	—	—
63530 Advertising	—	—	—	—	—	—	—
64005 Referral Fees - Residents	—	—	1,380	—	—	3,141	—

Total Marketing and Advertising	4,671	1,658	9,260	1,834	1,017	4,653	1,417

64505 Computers/Peripherals/Software	—	—	—	—	—	—	—
65005 Gas	30	—	300	220	—	—	111
65010 Auto Service And Repair	—	123	—	635	352	113	—
65015 Other Automobile	—	—	—	91	—	—	—
65505 Travel & Lodging	233	359	66	522	66	—	—
66005 Mileage	—	—	65	84	—	—	130
66505 Meals & Entertainment	—	—	332	37	—	—	—
67005 License and Fingerprints	183	685	322	1,027	1,190	1,238	759
68005 Dues and Subscriptions	—	—	—	—	625	443	292
68505 Seminars and Training	106	91	493	—	228	30	—
69005 Employee Recruiting	284	1,304	42	517	(225)	58	21
69505 Other	—	(25)	24	55	34	182	10
[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

40005 Revenue-Rental	138,428	146,393	146,958	157,316	124,401	1,634,215
40010 Revenue-Rent Refunds/Proration	(3,151)	(645)	—	—	(4,119)	(17,624)

Total Rental Revenue	135,278	145,748	146,958	157,316	120,281	1,616,591

40110 Revenue-AL Level 1	7,750	5,600	5,455	5,863	4,439	73,783
40115 Revenue-AL Level 2	4,600	7,475	7,995	7,286	6,900	65,722
40120 Revenue-AL Level 3	7,750	7,750	9,080	9,300	3,978	90,575
40125 Revenue-AL Level 4	4,875	3,900	3,900	4,875	2,757	64,819
40130 Revenue-AL Level 5	8,225	10,575	10,575	11,123	10,275	105,807
40135 Revenue-AL Level 6	4,125	4,125	4,125	5,500	4,125	35,811
40140 Revenue-AL Level 7	—	—	—	—	—	2,734

Total AL Services Revenue	37,325	39,425	41,130	43,948	32,473	439,251

40515 Revenue-Other	385	608	135	436	495	4,964
40525 Revenue-Processing/App Fees	2000	—	1,750	1,650	—	13,300

Total Other Revenue	2,385	608	1,885	2,086	495	18,264

40575 Rev-Process Fee Concessions	—	—	—	—	—	—
40015 Rev-Rent Concessions	(185)	—	—	—	(1,000)	(24,557)
40215 Rev-A/L Concessions	—	—	—	—	—	—

Total Concessions	(185)	—	—	—	(1,000)	(24,557)

Total Revenue	174,803	185,781	189,974	203,350	152,250	2,049,549

50005 Payroll Expense-Regular	45,720	48,902	53,946	53,278	55,242	577,116
50405 Payroll Expense-Overtime	4,037	5,565	4,477	4,491	2,792	58,577
50705 Payroll Expense-Doubletime	546	465	1,434	592	627	9,277
51005 Bonuses	2,050	1,850	2,700	1,700	1,050	28,405
51505 Vacation, Sick, Holiday	4,461	(1,380)	4,152	3,102	2,798	40,562
51805 Employee Recognition	—	—	—	—	—	—
52005 Payroll Taxes	3,599	5,129	5,956	5,040	5,323	64,354
52505 401K/401A	200	199	232	203	296	2,635
52805 Group Insurance	(64)	2,916	2,509	3,025	3,368	25,084
53005 Worker’s Comp Insurance	3,722	3,902	4,212	4,195	4,115	40,195

Total Payroll Expenses	64,273	67,548	79,618	75,625	75,612	846,204

53305 Outside Service - Medical	—	—	—	—	—	8,057
53505 Temporary Services	10,096	—	—	—	—	4,311
53510 Temporary Services - AL	—	—	—	—	—	10,096
54005 Payroll Service	137	132	135	139	134	1,728
55005 Outside Service Other	140	—	—	—	33	1,371

Total Purchase Services	10,373	132	135	139	167	25,562

Total Payroll Related	74,646	67,680	79,753	75,765	75,779	871,767

Total Payroll Related % Total Revenue	43%	36%	42%	37%	50%	43%
56505 Food	10,858	10,744	13,942	15,626	10,387	139,444
57005 Housekeeping	1,270	845	1,000	1,725	893	15,187
57505 Kitchen Supplies	1,371	1,195	1,744	1,693	768	15,293
58005 Assisted Living Supplies	203	89	61	196	—	1,799
59005 Laundry & Linen/Uniforms	121	263	264	315	173	4,375
59010 Laun/Lin/Unif Kitchen	—	—	—	—	—	—
59015 Laund/Lin/Unif Housekeeping	—	—	—	—	—	—
59505 Activities-Asst Lving	1,449	802	1,426	1,573	298	8,642
59510 Banquet Expense	400	400	400	400	(897)	3,355
59555 NMS-Foodservices	—	—	—	10,406	—	50,860
59560 NMS-Housekeeping	—	—	—	5,688	—	8,869

Total Variable Expense	15,672	14,338	18,836	37,622	11,622	247,822

60005 Office Supplies	597	723	529	790	887	11,756

61005 Repairs and Maint - Building	—	—	—	—	—	—
61010 Repairs - Phone System	—	—	—	—	—	—
61015 Repairs - Electrical	—	263	—	4	339	1,008
61020 Repairs - Plumbing	759	255	17	849	240	5,662
61025 Repairs - Fire Systems	—	—	—	403	—	651
61030 Repairs - HVAC	—	287	489	545	135	3,334
61035 Repairs - Gen. Supplies	(115)	447	249	616	703	8,198
61040 Repairs - Equipment	—	1,964	166	186	155	5,736
61045 Repairs - Other Interior	547	685	587	389	244	6,906
61055 Repairs - Other Exterior	152	(277)	30	850	74	3,588
61100 Loss on Early Retierment Asset	—	—	—	—	—	—

Total Repair & Maintenance	1,344	3,624	1,538	3,842	1,889	35,082

61505 Contracts - Elevator	371	371	550	371	371	4,821
61510 Contracts - Floor Maint	—	—	371	371	371	2,168
61515 Contracts - Alarm/Fire	71	150	150	71	344	3,994
61520 Contracts - HVAC	—	—	313	316	—	951
61525 Contracts - Pest Control	152	—	152	152	(152)	1,520
61535 Contracts - Other	95	89	451	89	47	2,819

Total Service Contracts	689	609	1,986	1,370	982	16,273

62005 Land Maintenance	745	745	745	745	745	9,313

Total Land Maintenance	745	745	745	745	745	9,313

62505 Rental/Lease - Cable	850	946	898	898	898	10,792
62510 Rental/Lease - Security	—	—	220	—	—	1,118
62535 Rental/Lease - Equipment	235	391	428	186	384	3,699
62540 Rental/Lease - Auto	—	—	—	—	—	—
62555 Rental/Lease - Other	—	—	—	—	—	42

Total Rental and Leases	1,085	1,338	1,547	1,084	1,282	15,651

63010 Utilities - Electricity	5,859	4,649	5,650	5,369	4,292	59,024
63015 Utilities - Water	1,668	1,458	865	512	623	11,848
63020 Utilities - Gas	597	667	539	554	400	6,822
63025 Utilities - Telephone	552	472	622	714	692	8,542
63030 Utilities - Trash	555	597	603	603	555	7,105

Total Utilities	9,230	7,843	8279	7,753	6,562	93,342

63505 Marketing and Advertising	4,343	266	522	523	428	20,025
63510 Printed Materials	20	—	59	95	34	5,032
63515 Special Events	154	(98)	80	212	(100)	1,469
63520 Yellow Pages	—	—	—	—	—	—
63525 Newspaper and Magazine	—	378	148	32	226	784
63530 Advertising	—	—	—	—	—	—
64005 Referral Fees - Residents	740	—	—	1,035	2,265	8,561

Total Marketing and Advertising	5,257	547	809	1,897	2,852	35,871

64505 Computers/Peripherals/Software	—	—	—	—	—	—
65005 Gas	143	100	184	97	50	1,234
65010 Auto Service And Repair	—	193	288	—	1	1,706
65015 Other Automobile	—	200	196	—	9	495
65505 Travel & Lodging	—	—	105	190	—	1,541
66005 Mileage	65	—	65	—	—	409
66505 Meals & Entertainment	—	55	—	—	—	424
67005 License and Fingerprints	967	853	682	496	1,257	9,658
68005 Dues and Subscriptions	—	—	222	—	—	1,583
68505 Seminars and Training	252	—	298	—	—	1,498
69005 Employee Recruiting	49	—	285	285	—	2,619
69505 Other	—	25	50	25	44	425

PII - ITEM A-5

Database: Cube: Page:	POLAPSVR Financial Data Year Version Community Department Month GLAccount	2000 AA Inn at Willow Glen Total Department Along Columns Along Rows

OLAPTable

	JAN	FEB	MAR	APR	MAY	JUN	JUL

69605 Discounts Lost	—	—	—	—	—	—	—
69610 Discounts Taken	(32)	(23)	(36)	(12)	—	—	—
69525 Sales & Use Tax Due	—	—	—	—	—	—	—

Total Misc, Expenses	804	2,514	1,607	3,177	2,270	2,065	1,323

Total Operating Expense	118,854	100,262	135,006	113,686	104,687	117,778	106,161

Gross Margin	34,226	55,953	9,897	34,294	67,783	67,586	77,217

Gross Margin Percent	22%	36%	7%	23%	39%	36%	42%
69705 Casualty Loss	—	—	—	—	—	—	—
69805 Bad Debt Expense	2,820	4,882	(5,007)	(2,046)	—	—	2,875
70005 Corporate Allocation	—	—	—	—	—	—	—
72305 Property Taxes	5,971	10,542	(219)	11,322	808	5,685	5,685
72405 Insurance-Liability & Hazard	973	973	980	1,276	1,276	1,286	1,286

Total Other Fees	9,763	16,396	(4,247)	10,553	2,085	6,971	9,846

72505 Accounting	417	417	417	417	417	346	346
73005 Legal	474	340	164	418	409	675	594
73510 Donations & Contributions	—	—	—	—	—	—	75
74005 Consulting Fees	—	—	—	—	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—	—
75005 Properly Management Fees	7,621	7,811	7,278	7,399	8,624	9,268	9,169
75105 Partnership Admin Fees	—	—	—	—	2,937	2,997	3,788
75510 Other Penalties/Fin, Fee	—	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—	—

Total Professional Fees	8,512	8,567	7,859	8,234	12,385	13,286	13,972

EBITDAR	15,950	30,989	6,286	15,508	53,313	47,330	53,400

EBITDAR Percent	10%	20%	4%	10%	31%	26%	29%
77005 Operating Lease	13,703	16,022	12,018	12,018	13,703	14,753	13,703
77010 Add’l Lease	5,810	5,810	5,810	5,810	5,810	5,810	5,810

Total Leases	19,513	21,832	17,828	77,828	19,513	20,563	19,513

80005 Interest Income	(197)	(199)	(201)	(202)	(204)	(206)	(208)
80505 Other Non-Operating Income	—	—	—	—	—	—	—
87010 Extraordinary Items - Net Tax	—	—	—	—	—	—	—

Total Non-Operating Income/Expense	(197)	(199)	(201)	(202)	(204)	(206)	(208)

83005 Interest Expense	43	43	43	43	(63)	—	—
83025 Int Exp MIP	—	—	—	—	—	—	—

Total Interest Expense	43	43	43	43	(63)	—	—

EBTDA	(3,408)	9,314	(11,384)	(2,160)	34,068	26,973	34,095

EBTDA Percent	-2%	6%	-8%	-1%	20%	15%	19%
77505 Depreciation	5,817	5,805	5,780	6,323	6,323	5,871	6,493
78005 Amortization	573	573	573	573	573	573	573
78015 Amortization - Start Up	—	—	—	—	—	—	—

Total Depreciation & Amortization	6,389	6,378	6,353	6,896	6,896	6,444	7,066

Net Income (Loss)	(9,798)	2,936	(17,737)	(9,056)	27,172	20,529	27,029

[Additional columns below]

[Continued from above table, first column(s) repeated]

	AUG	SEP	OCT	NOV	DEC	DEC YTD

69605 Discounts Lost	—	—	—	—	—	—
69610 Discounts Taken	(14)	(20)	(41)	(18)	(34)	(230)
69525 Sales & Use Tax Due	—	—	—	—	—	—

Total Misc, Expenses	1,461	1,406	2,334	7,074	1,327	21,361

Total Operating Expense	110,726	98,851	116,356	131,941	103,927	1,358,237

Gross Margin	64,076	86,930	73,617	71,408	48,323	691,312

Gross Margin Percent	37%	47%	39%	35%	32%	34%
69705 Casualty Loss	—	—	—	—	—	—
69305 Bad Debt Expense	1,820	—	3,520	(245)	2,923	11,542
70005 Corporate Allocation	—	—	—	—	—	—
72305 Property Taxes	5,685	5,673	5,977	5,977	5,977	69,084
72405 Insurance-Liability & Hazard	1,286	1,286	1,286	1,286	1,286	14,479

Total Other Fees	8,791	6,959	10,784	7,018	10,186	95,105

72505 Accounting	346	473	346	346	1,663	5,949
73005 Legal	414	491	585	348	353	5,265
73510 Donations & Contributions	—	—	—	—	—	75
74005 Consulting Fees	—	—	—	—	—	—
74015 Professional Fees - Other	—	—	—	—	—	—
75005 Properly Management Fees	8,740	9,289	9,499	10,199	7,581	102,477
75105 Partnership Admin Fees	2,648	4,995	3,326	3,747	(121)	24,316
75510 Other Penalties/Fin, Fee	—	—	—	—	—	—
75515 Licenses & Fees Legal	—	—	—	—	—	—
75505 Bank Charges	—	—	—	—	—	—
75520 Franchise Tax Filing Fee	—	—	—	—	—	—

Total Professional Fees	12,148	15,248	13,756	14,640	9,475	138,083

EBITDAR	43,138	64,723	49,078	49,750	28,661	458,124

EBITDAR Percent	25%	35%	26%	24%	19%	22%
77005 Operating Lease	13,703	13,703	13,703	13,703	13,068	163,797
77010 Add’l Lease	5,810	5,810	5,810	5,810	13,586	77,495

Total Leases	19,513	19,513	19,513	19,513	26,654	241,292

80005 Interest Income	(209)	263	(213)	(215)	(329)	(2,120)
80505 Other Non-Operating Income	—	—	—	—	—	—
87010 Extraordinary Items - Net Tax	—	—	—	—	—	—

Total Non-Operating Income/Expense	(209)	263	(213)	(215)	(329)	(2,120)

83005 Interest Expense	—	—	—	—	—	107
83025 Int Exp MIP	—	—	—	—	—	—

Total Interest Expense	—	—	—	—	—	107

EBTDA	23,834	44,948	29,779	30,452	2,336	218,845

EBTDA Percent	14%	24%	16%	15%	2%	11%
77505 Depreciation	6,094	6,103	6,167	6,161	6,222	73,159
78005 Amortization	573	573	573	573	573	6,873
78015 Amortization - Start Up	—	—	—	—	—	—

Total Depredation & Amortization	6,667	6,676	6,740	6,734	6,794	80,033

Net Income (Loss)	17,168	38,272	23,039	23,719	(4,459)	138,813

ADDENDA

ADDENDUM G: Qualifications of the Appraisers

PROFESSIONAL QUALIFICATIONS

Mark E. Bryant
Managing Director, Senior Housing/Healthcare Industry Group

Mr. Bryant has been involved in the real estate appraisal industry since 1980. Was employed from 1980 to 1986 by Western Appraisals & Survey in Lewiston, Idaho.

Mr. Bryant joined Cushman & Wakefield, Inc. in 1986 in the Valuation Advisory Services Group in Portland, Oregon. Mr. Bryant was named an Associate Director in 1990, given Directorship in 1995 and was named a Managing Director in 2002.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, single- and multi-family residential properties, motels, senior housing, aviation properties, ad valorem mass appraisals, and other investment properties throughout the United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Has been qualified as an expert witness in bankruptcy litigation in the State of Oregon.

From 1980 to 1985, Mr. Bryant was general real estate appraiser focusing on all property types, including residential, commercial, agriculture and special use properties throughout the country. Western Appraisal also conducted mass appraisals for various assessor offices and Mr. Bryant assisted in ad valorem valuation and board hearings for several county assessor offices.

From 1991 through 1998, Mr. Bryant’s primary focus was on the valuation and consultation on multi-family housing properties, with a special focus on affordable housing properties. He was a senior appraiser for the company’s Affordable Housing Group. Mr. Bryant has personally appraised and/or consulted on in excess of 200 affordable housing properties nationwide.

From 1998 to 2001, Mr. Bryant was a senior appraiser in the Senior Housing/Healthcare Industry Group and prepared appraisals, market surveys and feasibility studies on all facets of senior housing and healthcare properties for corporate and institutional clients. Mr. Bryant has personally appraised and consulted on in excess of 400 senior housing and healthcare facilities nationwide.

Mr. Bryant was named National Co-Director of the Senior Housing/Healthcare Industry Group in 2001. As National Co-Director, his responsibilities include coordination of the firm’s national Senior Housing/Healthcare Industry Group consisting of appraisers who specialize in the valuation of independent living retirement communities, assisted living facilities, continuing care retirement facilities, skilled, intermediate and subacute care nursing homes, hospitals and other healthcare oriented property types.

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS	Mark E. Bryant

Mr. Bryant is also a commercial pilot and doubled as a corporate pilot during his employment in 1980 to 1986 with Western Appraisals and Surveys. Mr. Bryant has appraised numerous aviation properties, including general aviation and corporate hangars, air cargo facilities, terminals, etc. and continues to provide valuation and consultation services nationwide on aviation real estate.

Education

University of Idaho, Moscow, Idaho, Graduated 1981
Degree: Bachelor of Science, Geography

Appraisal Education

Required curriculum for Membership, Appraisal Institute. Has completed continuing education courses and seminars sponsored by the Appraisal Institute and other real estate factions on an annual basis to maintain state licensing requirements.

Memberships and Professional Affiliations

•	Associated Member, Appraisal Institute

Licenses

•	State of Oregon – Certified General Appraiser – License No. C000186

•	State of Montana – Certified General Appraiser – License No. 281

•	State of Washington – Certified General Appraiser – License No.

•	State of Idaho – Certified General Appraiser – License No. E442OK

•	State of Utah – Certified General Appraiser – License No. CG00043062

•	State of California – Certified General Appraiser – License No. AG027192

ADVISORY GROUP

PROFESSIONAL QUALIFICATIONS

John M. Vissotzky
Managing Director, Valuation Services, Advisory Group

Mr. Vissotzky entered the real estate business in 1979. Employed from 1979 to 1982 as a real estate appraiser by T. J. Meenach Company in Spokane, Washington. Owner of Vissotzky Appraisal Services, Spokane, Washington from 1982 to 1983. Employed from 1983 to 1986 as a real estate appraiser by Western Appraisals in Lewiston, Idaho.

Joined Cushman & Wakefield, Inc. in March 1986, as Senior Associate, Portland Oregon — Appraisal Division. In April 1989 Mr. Vissotzky was promoted to Manager, Portland Appraisal Division and elected an Assistant Vice President. In 1990 he was elected Vice President. Effective 1999 title was changed to Director and Mr. Vissotzky became a stockholder in Cushman & Wakefield, Inc. In 2000 he was elected Managing Director, Portland Valuation Advisory Services, now Valuation Services. Current responsibilities include management of the Portland office, and a professional staff of 12, with appraisal and consulting coverage throughout the states of Washington, Oregon, Idaho, Utah, Montana, Nebraska, Wyoming, North Dakota, South Dakota and Alaska.

Experience

Appraisal and consulting assignments have included vacant land, office buildings, shopping centers, industrial complexes, commercial properties, residential properties, gravel pits, scenic easements, condemnation and right of way, special use properties and investment properties throughout the Western United States. Valuations have been made of proposed, partially completed, renovated and existing structures. Qualified as an expert witness in condemnation matters in the States of Washington, Idaho and Oregon and testified in divorce litigation in the state of Washington and bankruptcy litigation in the State of Oregon.

Education

Washington State University, Pullman, Washington, Graduated 1979
Degree: Bachelor of Arts, Sociology / Business Administration

Appraisal Education

Successfully completed all courses and experience requirements to qualify for the MAI designation. Also, he has completed the requirements of the continuing education program of the Appraisal Institute.

Memberships, Licenses and Professional Affiliations

•	Member, Appraisal Institute - MAI

PROFESSIONAL QUALIFICATIONS	John M. Vissotzky, MAI

Mr. Vissotzky is a duly Certified General Real Estate Appraiser in the following states:

        Alaska, #168, expiring 06/30/05
        Georgia, license number 261786
        Idaho, license number CGA-162
        Montana, license number 279RAG
        Nebraska, license number CG230108R
        Oregon, license number C000200
        Utah, license number CG00043063
        Washington, license number 1100382
        Wyoming, license number 14284

Special Awards

Qualified for Attendance to Cushman & Wakefield, Inc. Achievement Conference 1987, 1988, 1995, 1999 and 2001.

Mr. Vissotzky was recipient of the 2002 Francis Corcoran Award offered by Cushman & Wakefield, Inc. signifying Valuation Advisory Services Manager of the Year.